                                                            EXHIBIT 10.2







  ----------------------------------------------------------------------------








                         PURCHASE AND ASSUMPTION AGREEMENT

                                   BY AND BETWEEN

                         THE BANK OF NEW YORK COMPANY, INC.

                                        AND

                                JPMORGAN CHASE & CO.








                   ------------------------------------------

                              DATED AS OF APRIL 7, 2006

                     AMENDED AND RESTATED AS OF OCTOBER 1, 2006

                   ------------------------------------------








  ------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                   ARTICLE I

                          DEFINITIONS; CONSTRUCTION

Section 1.1	Definitions....................................................2
Section 1.2	Other Definitions.............................................17
Section 1.3	Construction; Absence of Presumption..........................21
Section 1.4	Heading.......................................................22

                                   ARTICLE II

                PURCHASE AND SALE OF CORPORATE TRUST BUSINESS

Section 2.1	Purchase and Sale of Corporate Trust Assets...................22
Section 2.2	Assumption of Corporate Trust Liabilities.....................27
Section 2.3	Corporate Trust Liabilities under this Agreement and
                the Corporate Trust Related Agreements........................29
Section 2.4	Untransferrable Appointments..................................29

                                   ARTICLE III

                PURCHASE AND SALE OF BANKING BUSINESS

Section 3.1	Purchase and Sale of Banking Business.........................29
Section 3.2	Assumption of Banking Liabilities.............................35
Section 3.3	Arrangements with Respect to IRAs and Keogh...................36

                                   ARTICLE IV

                PURCHASE PRICE AND ADJUSTMENTS

Section 4.1	Corporate Trust Closing Payment...............................37
Section 4.2	Corporate Trust Post-Closing Payments.........................38
Section 4.3	Banking Closing Payment.......................................40
Section 4.4	Banking Post-Closing Payment..................................41
Section 4.5	Adjustment to Payments for Expenses, Prepayments and Fees.....43
Section 4.6	Allocation of Purchase Price..................................44

                                   ARTICLE V

                                  THE CLOSING

Section 5.1	Closing Time and Place........................................46
Section 5.2	Closing Documents.............................................46

Section 5.3	Delivery of Assets............................................49

                                   ARTICLE VI

        REPRESENTATIONS AND WARRANTIES OF JPM RELATING TO CORPORATE TRUST

Section 6.1	Organization..................................................49
Section 6.2	Authority; Capacity...........................................50
Section 6.3	No Conflict; Defaults.........................................51
Section 6.4	Consents and Approvals........................................51
Section 6.5	Litigation and Related Matters................................51
Section 6.6	Brokers.......................................................52
Section 6.7	Absence of Undisclosed Liabilities;
                No Material Adverse Change....................................52
Section 6.8	Property and Equipment........................................52
Section 6.9	Necessary Corporate Trust Permits.............................52
Section 6.10	Purchased Corporate Trust IP & IT Assets......................53
Section 6.11	Governmental Notices..........................................53
Section 6.12	Corporate Trust Employees and Benefits........................54
Section 6.13	Labor Contracts and Relations.................................55
Section 6.14	Corporate Trust Agreements and
                Other Corporate Trust Contracts...............................56
Section 6.15	Environmental Matters.........................................57
Section 6.16	Compliance with Laws..........................................58
Section 6.17	Corporate Trust Financial Information.........................58
Section 6.18	Books and Records.............................................59
Section 6.19	Corporate Trust Assets........................................59
Section 6.20	Leased Corporate Trust Premises...............................60
Section 6.21	Insurance Coverage............................................61
Section 6.22	Taxes.........................................................61
Section 6.23	No Prepayment.................................................63
Section 6.24	Information Regarding Corporate Trust Customers and
                Relationships.................................................64
Section 6.25	No Other Representations or Warranties........................64

                                  ARTICLE VII

        REPRESENTATIONS AND WARRANTIES OF BNY RELATING TO CORPORATE TRUST

Section 7.1	Organization..................................................64
Section 7.2	Authority; Capacity...........................................64
Section 7.3	No Conflict; Defaults.........................................65
Section 7.4	Consents and Approvals........................................65
Section 7.5	Litigation and Related Matters................................65
Section 7.6	Compliance with Laws and Regulations..........................66
Section 7.7	Governmental Notices; Regulatory Matters......................66
Section 7.8	Brokers.......................................................66
Section 7.9	Financing.....................................................66

                                  ARTICLE VIII

            REPRESENTATIONS AND WARRANTIES OF BNY RELATING TO BANKING

Section 8.1	Organization..................................................66
Section 8.2	Authority; Capacity...........................................67
Section 8.3	No Conflict; Defaults.........................................67
Section 8.4	Consents and Approvals........................................68
Section 8.5	Litigation and Related Matters................................68
Section 8.6	Brokers.......................................................68
Section 8.7	Absence of Undisclosed Liabilities;
                No Material Adverse Change....................................68
Section 8.8	Property and Equipment........................................69
Section 8.9	Necessary Banking Permits.....................................69
Section 8.10	Assumed Banking Deposits......................................69
Section 8.11	Loans.........................................................70
Section 8.12	Letters of Credit; Derivative Products........................71
Section 8.13	Banking Contracts.............................................71
Section 8.14	Other Purchased Banking Assets................................72
Section 8.15	Purchased Banking IP & IT Assets..............................72
Section 8.16	Governmental Notices..........................................73
Section 8.17	Banking Employees and Benefits................................73
Section 8.18	Labor Contracts and Relations.................................74
Section 8.19	Investment Products; Personnel................................75
Section 8.20	Properties and Purchased Banking Assets.......................75
Section 8.21	Title.........................................................75
Section 8.22	Environmental Matters.........................................75
Section 8.23	Derivative Products...........................................77
Section 8.24	Compliance with Laws..........................................77
Section 8.25	Banking Financial Information.................................77
Section 8.26	Books and Records.............................................78
Section 8.27	Safe Deposit Boxes............................................78
Section 8.28	Banking Assets................................................78
Section 8.29	Leased Banking Premises.......................................78
Section 8.30	Owned Banking Premises........................................79
Section 8.31	Insurance Coverage............................................80
Section 8.32	Taxes.........................................................81
Section 8.33	Information Regarding Banking Customers and Relationships.....81
Section 8.34	No Other Representations or Warranties........................81

                                  ARTICLE IX

            REPRESENTATIONS AND WARRANTIES OF JPM RELATING TO BANKING

Section 9.1	Organization..................................................82
Section 9.2	Authority; Capacity...........................................82
Section 9.3	No Conflict; Defaults.........................................82
Section 9.4	Consents and Approvals........................................83

Section 9.5	Litigation and Related Matters................................83
Section 9.6	Compliance with Laws and Regulations..........................83
Section 9.7	Governmental Notices; Regulatory Matters......................83
Section 9.8	Brokers.......................................................83

                                  ARTICLE X

                              GENERAL COVENANTS

Section 10.1	Access to Properties and Records Relating to the
                Corporate Trust Business......................................84
Section 10.2	Access to Properties and Records Relating to the
                Banking Business..............................................84
Section 10.3	Efforts; Regulatory Filings and Other Actions.................85
Section 10.4	Further Assurances............................................88
Section 10.5	Advice of Changes.............................................88
Section 10.6	Exclusive Dealing.............................................89
Section 10.7	Confidentiality...............................................90
Section 10.8	Publicity; Notices............................................90
Section 10.9	Transfer of Economic Benefits.................................90
Section 10.10	Execution and Delivery of Related Agreements..................93
Section 10.11	Non-Competition and Non-Solicitation Agreements Relating to
                Corporate Trust Business......................................93
Section 10.12	Non-Competition and Non-Solicitation Agreements Relating to
                Banking and Other Businesses..................................95
Section 10.13	Updated Schedules.............................................99
Section 10.14	Transition Coordinators; Cooperation with Transition..........99

                                  ARTICLE XI

                FURTHER AGREEMENTS RELATING TO CORPORATE TRUST

Section 11.1	Conduct of the Corporate Trust Business Prior to the
                Closing......................................................100
Section 11.2	Conduct of Corporate Trust Business After the Closing........102
Section 11.3	Corporate Trust Landlord Consents............................102
Section 11.4	Cooperation Regarding Transition of Products and Services....103
Section 11.5	UCC-1 Assignment and Other Documents.........................104
Section 11.6	Use of JPM's Names and Forms.................................104
Section 11.7	Transfer of Paying and Authenticating Agencies...............105
Section 11.8	Transfer of Nominee Name.....................................106
Section 11.9	Conversion and Conversion Plan...............................106
Section 11.10	Grant of FCS Sublicense......................................107
Section 11.11	Interest Reporting...........................................107
Section 11.12	Withholding..................................................107
Section 11.14	Intercompany Obligations.....................................108

                                  ARTICLE XII

                     FURTHER AGREEMENTS RELATING TO BANKING

Section 12.1	Conduct of the Banking Business Prior to the Closing.........108
Section 12.2	Conduct of Banking Business After the Closing................111
Section 12.3	Banking Landlord Consents....................................112
Section 12.4	Cooperation Regarding Transition of Products and Services;
                Courier Contracts............................................113
Section 12.5	UCC-1 Assignment and Other Documents.........................113
Section 12.6	Interest Reporting...........................................113
Section 12.7	Withholding..................................................114
Section 12.8	Letters of Credit............................................114
Section 12.9	Form of Transfer.............................................114
Section 12.10	Data Processing Conversion for the Retail Branches and
                Handling of Certain Items....................................114
Section 12.11	Physical Damage to Owned Banking Premises....................116
Section 12.12	Right of First Offer for Excluded Banking Premises...........116
Section 12.13	Termination of Agent Bank Agreement..........................119
Section 12.14	Limited License of BNY's Name................................119
Section 12.15	Bank-At-Work Arrangement; Sublease of Certain Employee
                Branches.....................................................122
Section 12.16	Information Regarding Banking Customers and Relationships....122
Section 12.17	Private Banking Earnout......................................122
Section 12.18	Subpoena and Certain Process Matters.........................122

                                  ARTICLE XIII

                         EMPLOYMENT AND BENEFIT MATTERS

Section 13.1	Corporate Trust Business.....................................124
Section 13.2	Banking Business.............................................131

                                  ARTICLE XIV

                                  TAX MATTERS

Section 14.1	Tax Indemnification..........................................137
Section 14.2	Preparation and Filing of Tax Returns........................138
Section 14.3	Refunds, Credits and Carrybacks..............................139
Section 14.4	Cooperation..................................................140
Section 14.5	Transfer Taxes...............................................140
Section 14.6	United Kingdom VAT...........................................141
Section 14.7	VAT..........................................................142
Section 14.8	Coordination.................................................142
Section 14.9	Tax Treatment of Payments....................................143
Section 14.10	Limitations and Survival.....................................143
Section 14.11	Tax-Deferred Exchange........................................143

                                  ARTICLE XV

                              CLOSING CONDITIONS

Section 15.1	Conditions to Obligations of Each Party to Close.............143
Section 15.2	Conditions to Obligation of BNY to Close.....................143
Section 15.3	Conditions to Obligation of JPM To Close.....................144

                                  ARTICLE XVI

                                  TERMINATION

Section 16.1	Termination..................................................146
Section 16.2	Effect of Termination........................................146

                                  ARTICLE XVII

                                INDEMNIFICATION

Section 17.1	Survival of Representations and Warranties...................147
Section 17.2	Indemnification of BNY Indemnified Parties...................147
Section 17.3	Indemnification of JPM Indemnified Parties...................148
Section 17.4	Claims.......................................................149
Section 17.5	Limitations on Indemnity.....................................149
Section 17.6	Mitigation...................................................152
Section 17.7	Remedies Exclusive...........................................152

                                  ARTICLE XVIII

                                  MISCELLANEOUS

Section 18.1	Entire Agreement; Amendment..................................152
Section 18.2	Binding Effect; Assignment; No Third-Party Beneficiaries.....153
Section 18.3	Counterparts.................................................153
Section 18.4	Notices......................................................153
Section 18.5	Provisions Separable.........................................154
Section 18.6	Expenses.....................................................154
Section 18.7	Deadlines....................................................154
Section 18.8	Scope of Agreements..........................................155
Section 18.9	Delays or Omissions..........................................155
Section 18.10	Waiver of Jury Trial.........................................155
Section 18.11	Governing Law................................................155

                             SCHEDULES AND EXHIBITS
                             ----------------------

Schedules
---------

JPM Disclosure Schedules
BNY Disclosure Schedules
Schedule A
Schedule B

Annexes
-------

Annex A	        Amended and Restated Schedules
Annex B	        Allocation Schedule for Corporate Trust Retention
Annex C	        Allocation Schedule for Banking Retention

Exhibits
--------

Exhibit A	Corporate Trust Transition Services Agreement
Exhibit B	Banking Transition Services Agreement
Exhibit C	Servicing Agreement

              This AMENDED AND RESTATED PURCHASE AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of October 1, 2006 (the "Execution Date"), is by and between The Bank of New York Company, Inc., a New York corporation ("BNY"), and JPMorgan Chase & Co., a Delaware corporation ("JPM").

                                  RECITALS
                                  --------

              WHEREAS, BNY and JPM entered into that certain Purchase and Assumption Agreement (the "Original Purchase Agreement"), dated as of April 7, 2006 (the "Original Execution Date"), pursuant to which (a) JPM agreed to sell (or to cause its applicable Subsidiaries to sell) certain assets of the Corporate Trust Business to BNY, and BNY agreed to assume certain liabilities and obligations of the Corporate Trust Business from JPM and its applicable Subsidiaries, and (b) BNY agreed to sell (or to cause its applicable Subsidiaries to sell) certain assets of the Banking Business to JPM, and JPM agreed to assume certain liabilities and obligations of the Banking Business from BNY and its applicable Subsidiaries;

              WHEREAS, concurrently with the execution of the Original Purchase Agreement, the parties entered into that certain Transition Services Agreement, dated as of April 7, 2006, for the Corporate Trust Business (the "Original Corporate Trust Transition Services Agreement") and a Transition Services Agreement, dated as of April 7, 2006, for the Banking Business (the "Original Banking Transition Services Agreement");

              WHEREAS, BNY and JPM desire to amend and restate the Original Purchase Agreement in the form of this Agreement in order to, among other things, amend the terms and conditions on which: (a) the assets and liabilities of the Corporate Trust Business will be transferred from JPM or its applicable Subsidiary to BNY (the "Corporate Trust Sale"); and
(b) the assets and liabilities of the Banking Business will be transferred from BNY or its applicable Subsidiary to JPM (the "Banking Sale");

              WHEREAS, concurrently with the execution of this Agreement, the parties desire to enter into (a) an Amended and Restated Transition Services Agreement for the Corporate Trust Business, in the form attached hereto as Exhibit A (the "Corporate Trust Transition Services Agreement"), which Corporate Trust Transition Services Agreement shall replace the Original Corporate Trust Transition Services Agreement, (b) a Servicing Agreement, in the form attached hereto as Exhibit C (the "Servicing Agreement" and together with the Corporate Trust Transition Services Agreement, the "Corporate Trust Related Agreements"), and (c) an Amended and Restated Transition Services Agreement for the Banking Business, in the form attached hereto as Exhibit B (the "Banking Transition Services Agreement" or "Banking Related Agreement" and together with the Corporate Trust Related Agreements, the "Related Agreements"), which Banking Transition Services Agreement shall replace the Original Banking Transition Services Agreement; and

              WHEREAS, the parties intend that (a) all references in this Agreement to "the date hereof" or "the date of this Agreement" shall refer to the Original Execution Date, and (b) the date on which the representations, warranties and covenants made by any party to this Agreement shall not change as a result of the execution of this Agreement and shall be made as of such dates as they were in the Original Purchase Agreement, in each of cases (a) and (b), except as otherwise expressly indicated in this Agreement (including in the proviso of the definition of "Corporate Trust Business" and in Sections 6.2, 7.2, 8.2 and 9.2).

              NOW, THEREFORE, in consideration of and subject to each of the covenants, representations, warranties, terms and conditions hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                ARTICLE I

                       DEFINITIONS; CONSTRUCTION
                       -------------------------

              Section 1.1	Definitions.  For purposes of this Agreement,
the following terms shall have the following meanings:

              "Accrued Interest" shall mean (i) with respect to the Assumed Banking Deposits, the interest, dividends, fees, costs, and other charges that have been accrued on but not been paid, credited or charged to the Assumed Banking Deposits; and (ii) with respect to the Purchased Banking Assets, the interest, dividends, fees, costs, and other charges that have been accrued on but not been paid, credited or charged to the Purchased Banking Assets, in each case as set forth in BNY's general ledger.

              "Affiliate" shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

              "Agreement" shall mean this Purchase and Assumption
Agreement, including the Schedules hereto, as may be amended and/or restated from time to time.

              "ALTA" shall mean the American Land Title Association.

              "Applicable Buyer" shall mean JPM in the case of the Banking Business and BNY in the case of the Corporate Trust Business.

              "Applicable Law" shall mean any statute, whether Federal, state or local, any treaty, any other law, rule or regulation or formal interpretive letter of any Governmental Authority, any applicable common law and any order, decree, injunction, judgment, ruling, or writ of any Governmental Authority, or award of any arbitrator applicable in the United States of America or any other country.

              "Applicable Seller" shall mean BNY in the case of the Banking Business and JPM in the case of the Corporate Trust Business.

              "Appointment" shall mean each appointment of JPM or any of its Subsidiaries to act in a Corporate Trust Capacity under any of the Corporate Trust Agreements.

              "Assign" (including, with correlative meanings, "Assigned," "Assigning" and "Assignment") shall mean, with respect to any Appointment, the legal transfer to BNY as successor to JPM or any of its Subsidiaries of, and succession of BNY as successor to JPM or any of its Subsidiaries to, all rights, interests, obligations and duties of JPM or its Subsidiary, as applicable, in its Corporate Trust Capacity under the related Corporate Trust Agreements in all respects thereunder (a) by relationship appointment actions or transfers created or completed pursuant to a Tri-Partite Agreement, (b) pursuant to any applicable statutory "bulk transfer," "fiduciary substitution" or similar statutory process available for transferring or accomplishing Appointments of fiduciary, trust, or any relationships and/or duties, or (c) pursuant to provisions of the Corporate Trust Agreements relating to such Appointment that under Applicable Law permit assignment thereof by JPM or its Subsidiary, as applicable, without consent, upon sale or transfer of all or substantially all of JPM's or such Subsidiary's Corporate Trust Business, assets or relationships, or similar provisions, as applicable, or automatic or unilateral relationship transfer and succession to the purchaser or transferee.

              "Assumed Banking Deposits" shall mean all deposits (as defined in 12 U.S.C. Section 1813(l)) that are held by BNY or any of its Subsidiaries in connection with the Banking Business, including demand deposits, commercial deposits with interest, savings accounts, money market deposit accounts, mutual fund and reserve fund sweep accounts, negotiable order of withdrawal accounts, certificates of deposit, business investment accounts and, subject to Section 3.3, IRA and Keogh Accounts, in each case including, without limitation, any such deposits received by BNY or any of its Subsidiaries from and after the date hereof (and consistent with Section 12.1 of this Agreement) through the Close of Business on the Closing Date, but excluding (i) brokered deposits of BNY and its Subsidiaries held by BNY's treasury department and (ii) other proprietary deposits of BNY and its Subsidiaries held in Banking Branches.

              "Banking Branches" shall mean the branches identified on
Schedule 1.1(a).

              "Banking Business" shall mean the following businesses, in each case as conducted by BNY or the relevant Subsidiary of BNY as of the date hereof: (i) the business conducted through BNY's branch banking locations, and consumer banking (including deposit taking, lending, securities brokerage, insurance brokerage and other consumer banking business conducted in the branch banking locations) serving the mass retail market, in New York, New Jersey and Connecticut, including the business relating to the Assigned Banking Loans and the deposits set forth on Schedule 8.10; (ii) Middle Market Commercial Lending;
(iii) Regional Real Estate Lending; and (iv) the Purchased CRA Loans; provided, however, that the term "Banking Business" shall not include any Excluded BNY Business.

              "Banking Business Employee" shall mean, as of any particular date: (i) all persons actively employed as of such date by BNY or any of its Affiliates principally in connection with the Banking Business (including any such persons who are not in the business line); and (ii) all persons employed as of such date by BNY or any of its Affiliates principally in connection with the Banking Business (including any such persons who are not in the business line) who are absent from work with the Banking Business on account of vacation, sickness, short-term disability or leave of absence or for whom an obligation to recall, rehire or otherwise return to employment exists under a contractual obligation or law; provided, however, that "Banking Business Employee" shall not include those employees of BNY or any of its Affiliates identified as "Excluded Banking Business Employees" on Schedule 1.1(b).

              "Banking Conversion" shall mean the conversion of BNY's processing, reporting, payment and other systems associated with the Banking Business from the systems of BNY to the systems of JPM.

              "Banking Landlord Consent" shall mean the consent (or waiver) of a landlord under a Banking Lease as shall be required pursuant to the terms of such Banking Lease to assign or sublease the Leased Banking Premises to JPM or its designated Subsidiary.

              "Banking Material Adverse Effect" shall mean (a) any change or effect that is materially adverse to the Purchased Banking Assets or the Assumed Banking Liabilities, or to the results of operations or financial condition of the Banking Business, in each case taken as a whole, excluding any such change or effect to the extent arising out of or in connection with or resulting from: (i) general political, economic or business conditions or changes therein (including the outbreak or escalation of hostilities or acts of terrorism to the extent not directly impacting facilities or systems of the Banking Business); (ii) general financial and capital market conditions, including interest rates, or changes therein; (iii) general industry conditions affecting banks;
(iv) changes in law, GAAP or regulatory accounting principles, or authoritative interpretations thereof, after the date of this Agreement; or (v) any action or omission required to be taken or omitted to be taken pursuant to the express terms of this Agreement or any change or circumstance (including any loss of business, accounts, employees, clients, customers or other business relationships) to the extent resulting from the public announcement of this Agreement, the execution of this Agreement or the transactions contemplated hereby; or (b) a material adverse change in, or effect on, the ability of BNY to timely consummate the Banking Sale and the related transactions contemplated hereby.

              "Banking-Related Services" shall mean banking and banking-related services, brokerage, custody, financial planning, estate planning, tax planning, liquidity management, lending, investment advisory, asset management and trust and fiduciary services.

              "Banking Straddle Period" shall mean any taxable period beginning prior to and ending after the Closing Date.

              "BNY Material Adverse Effect" shall mean a material adverse change in, or effect on, the ability of BNY to timely consummate the transactions contemplated hereby.

              "BNY Money Market Funds" shall mean registered money market funds sponsored or managed by BNY or any of its Subsidiaries.

              "BNY Private Banking Client" shall mean client of BNY's Private Banking Division as of the Closing.

              "BSA" shall mean the Bank Secrecy Act, 31 U.S.C.
Section 5312(a)(2)(A)-(X).

              "Business Day" shall mean any day excluding Saturday, Sunday and any day on which banking institutions located in New York, New York are authorized or required by Applicable Law or other governmental action to be closed.

              "Close of Business" shall mean the local time that the Banking Branches close to the public.

              "Code" shall mean the Internal Revenue Code of 1986, as amended.

              "Comparable Job Offer" shall mean an offer of employment that
(i) is for a position requiring substantially comparable skills and abilities as the employee's position immediately prior to the Closing
Date (it being understood that whether a position is managerial or non-managerial shall not in of itself preclude an offer from being a Comparable Job Offer), (ii) includes annual base salary or weekly or hourly rate of pay that is substantially the same as or better than such individual's salary or rate of pay as in effect immediately prior to the Closing Date, (iii) includes an annual incentive opportunity that (A) with respect to the portion of the 2006 performance year that occurs prior to the Closing Date, is substantially the same as or better than such individual's incentive opportunity as in effect immediately prior to the Closing Date, and (B) with respect to all periods thereafter is substantially the same as the annual incentive opportunity provided to similarly situated employees (both by job classification or status and by geographic location) of BNY in the case of the Corporate Trust Business Employees and JPM in the case of the Banking Business Employees, (iv) is at a work location not more than thirty-five (35) miles from such employee's work location immediately prior to the Closing Date, and (v) includes a work status (full or part-time) that is not changed from that in effect immediately prior to the Closing Date.

              "Confidentiality Agreement" shall mean the confidentiality agreement, dated as of June 30, 2005, by and between JPM and BNY.

              "Contract" shall mean any written agreement, contract, arrangement, bond note, commitment, franchise, indemnity, indenture, instrument, lease or license, together with any exhibits, schedules or documents executed or delivered in connection therewith and any modifications, amendments, restatements or other supplements thereto.

              "Controlled Group Liability" shall mean any and all liabilities (i) under Title IV of ERISA, (ii) under section 302 of ERISA,
(iii) under sections 412 and 4971 of the Code, and (iv) as a result of a failure to comply with the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code.

              "Corporate Trust Business" shall mean the following businesses, in each case substantially as conducted by JPM or the relevant Subsidiary of JPM (including the Transferred Entities) as of the date hereof:

       	     (1) in the United States, providing (whether directly or under the name of another bank or trust company through a private label relationship) corporate trust and agency services for corporate, municipal, governmental agency and other issuers of debt and asset-backed, mortgage-backed, collateralized debt obligation, trust preferred, commercial paper issued by municipalities in the United States, project finance, Eurobonds, repacks, conduits, structured investment vehicles (SIV) and other securities under various indentures, agreements and resolutions, including providing investment execution, document custody, master servicing, common and specialized depositary, bond analytics, debt defeasance and other escrow services in conjunction with acting in a capacity otherwise included in the Corporate Trust Business, and other related services, all as provided in a Corporate Trust Capacity as currently conducted by the conventional debt, structured finance, and collateralized debt structures of the CDO sections of JPM's Worldwide Securities Services business;

	     (2) in the United States, serving as loan agency, collateral agent and other specialty agencies arising in a Corporate Trust Capacity as currently conducted by the Asset Servicing Division of JPM's Worldwide Securities Services business;

             (3) outside of the United States, providing the services described in clauses (1) or (2) above (or the equivalent thereof in the applicable jurisdiction), except as limited to the United States therein; and

	     (4) in Europe, providing in a Corporate Trust Capacity commercial paper and certificates of deposit issuing and paying agency services for issuers of commercial paper and certificates of deposit in Europe, as currently conducted by JPM's Worldwide Securities Services business;

provided, however, that "Corporate Trust Business" shall not include any Excluded JPM Business, and each reference in this Agreement to "as of the date hereof" shall be a reference to the Execution Date with respect to that portion of the Corporate Trust Business described in clause (4).

              "Corporate Trust Business Employee" shall mean, as of any particular date: (i) all persons actively employed as of such date by JPM or any of its Affiliates principally in connection with the Corporate Trust Business (including any such persons who are not in the business line); and (ii) all persons employed as of such date by JPM or any of its Affiliates principally in connection with the Corporate Trust Business (including any such persons who are not in the business line) who are absent from work with the Corporate Trust Business on account of vacation, sickness, short-term disability or leave of absence or for whom an obligation to recall, rehire or otherwise return to employment exists under a contractual obligation or law; provided, however, that "Corporate Trust Business Employee" shall not include those employees of JPM or any of its Affiliates identified as "Excluded Corporate Trust Business Employees" on Schedule 1.1(c).

              "Corporate Trust Capacity" shall mean acting in a trustee, registrar, agency, custodial or other similar capacity under a Corporate Trust Agreement, and any rights or duties arising from, or the provision of any services in connection with, any such capacities.

              "Corporate Trust Conversion" shall mean the conversion of the trust assets and Securities accounting information of the Corporate Trust Business from the systems of JPM to the systems of BNY and matters related thereto and the conversion to BNY's system of the software, technology applications and IT assets related to the Corporate Trust Business acquired by or sub-licensed to BNY pursuant to this Agreement, as more fully described in the Corporate Trust Transition Services Agreement.

              "Corporate Trust Landlord Consent" shall mean the consent (or waiver) of a landlord under a Corporate Trust Lease as shall be required pursuant to the terms of such Corporate Trust Lease to assign or sublease the Leased Corporate Trust Premises to BNY or its designated Subsidiary.

              "Corporate Trust Material Adverse Effect" shall mean (a) any change or effect that is materially adverse to the Purchased Corporate Trust Assets or the Assumed Corporate Trust Liabilities, or to the results of operations or financial condition of the Corporate Trust Business, in each case taken as a whole, excluding any such change or effect to the extent arising out of or in connection with or resulting from: (i) general political, economic or business conditions or changes therein (including the outbreak or escalation of hostilities or acts of terrorism to the extent not directly impacting facilities or systems of the Corporate Trust Business); (ii) general financial and capital market conditions, including interest rates, or changes therein; (iii) general industry conditions affecting businesses providing corporate trust and agency services; (iv) changes in law, GAAP or regulatory accounting principles, or authoritative interpretations thereof, after the date of this Agreement; or (v) any action or omission required to be taken or omitted to be taken pursuant to the express terms of this Agreement or any change or circumstance (including any loss of business, accounts, employees, clients, customers or other business relationships) to the extent resulting from the public announcement of this Agreement, the execution of this Agreement or the transactions contemplated hereby; or
(b) a material adverse change in, or effect on, the ability of JPM to timely consummate the Corporate Trust Sale and the related transactions contemplated hereby.

              "Corporate Trust Money Fund Balances" shall mean custodial assets of the corporate trust business of BNY after the Closing that JPM manages off-balance sheet in money market funds.

              "Corporate Trust Straddle Period" shall mean any taxable period beginning prior to and ending after the Closing Date.

              "CRA" shall mean the Community Reinvestment Act of 1977, as amended.

              "CRA Loans" shall mean CRA-eligible residential mortgage loans originated and/or held by BNY and its Subsidiaries.

              "Custodial Assets" shall mean the cash (on hand or held in bank accounts or money market funds pursuant to or in connection with a Corporate Trust Agreement), funds (including securities repurchase agreements, time deposits and other deposits and other investments in which funds might be invested on a short-term basis), mortgages (together with mortgage collateral), guarantees, tangible and intangible assets, receivables, securities, instruments, UCC financing statements, letters of credit and other property of any type or description (including insurance policies covering principal, premium and interest payments and indemnification in respect of lost, stolen or mutilated securities, property held as collateral or security and letters of credit, notes of obligors, bond insurance policies, securities, derivatives, guaranteed investment contracts, and other credit enhancement documents) held by JPM or any of its Subsidiaries as agent or fiduciary pursuant to a Corporate Trust Agreement except the following: (A) cash subject to escheatment as of the Closing Date relating to the Corporate Trust Business; and
(B) cash to the extent relating to the Corporate Trust Business covering outstanding checks for registered and bearer principal and interest on accounts administered by JPM or any of its Subsidiaries issued less than six months prior to the Closing.

              "Damages" shall mean all actions, costs, damages, disbursements, obligations, penalties, liabilities, losses, expenses, assessments, judgments, settlements or deficiencies (including any interest, penalties, investigation, legal, accounting and other out-of-pocket costs and expenses incurred in the investigation, collection, prosecution and defense of any action, suit, proceeding or claim and amounts paid in settlement, but not including indirect, incidental, exemplary, special, consequential or punitive damages that are imposed upon or otherwise incurred by the indemnified party except for any indirect, incidental, exemplary, special, consequential or punitive damages awarded by any Governmental Authority or arbitrator, and actually paid, to any unrelated person in an action, arbitration or other proceeding).

              "Disclosure Schedule" shall mean, with respect to JPM or BNY, a schedule delivered by it or them to the other on or before the execution and delivery of this Agreement setting forth, among other things, items the disclosure of which is required under this Agreement, either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more of the representations and warranties or covenants contained in this Agreement; provided that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation will not be considered an admission by the disclosing party that such item (or any non-disclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance or that such item has had or is expected to result in a Corporate Trust Material Adverse Effect, a BNY Material Adverse Effect, a Banking Material Adverse Effect or a JPM Material Adverse Effect, as the case may be; provided, further, that an item disclosed by either Party in such Party's Disclosure Schedule shall be deemed to be a disclosure against any other representation, warranty or covenant of such Party in this Agreement to the extent that the relevance of such disclosure is reasonably apparent from the context of such disclosure in such Party's Disclosure Schedule. The Schedules set forth on Annex A are amended and restated as of the Original Execution Date.

              "DRs" shall mean American Depositary Receipts, Global Depositary Receipts and similar depositary receipts administered under Corporate Trust Agreements.

              "Environment" shall mean any soil, surface waters, wetlands, groundwaters, sediments, surface or subsurface strata, ambient air and any other environmental medium.

              "Environmental Law" shall mean any law, statute, regulation, rule, ordinance, by-law, order or other binding decision of any governmental entity, regarding health and safety as it relates to Hazardous Materials or to the Environment.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

              "ERISA Affiliate" shall mean, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or
Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

              "Excluded Appointments" shall mean the Appointments identified as such on Schedule 1.1(d).

              "Excluded Banking Agreements" shall mean any Banking Agreement that is listed on Schedule 1.1(e) under the heading "Excluded Banking Agreements."

              "Excluded Banking Premises" shall mean those Banking Branches listed as such on Schedule 1.1(f).

              "Excluded Banking Taxes" shall mean, for any Pre-Closing Period, Taxes relating to the Purchased Banking Assets or the operation of the Banking Business or the Assumed Banking Liabilities and shall include, by way of example and not limitation, all income taxes (other than Transfer Taxes) for any Pre-Closing Period payable with respect to the purchase and assumption of the Banking Business contemplated by this Agreement.

              "Excluded Corporate Trust Taxes" shall mean, for any Pre-Closing Period, Taxes relating to the Purchased Corporate Trust Assets or the operation of the Corporate Trust Business or the Assumed Corporate Trust Liabilities and shall include, by way of example and not limitation, all income taxes (other than Transfer Taxes) for any Pre-Closing Period payable with respect to the purchase and assumption of the Corporate Trust Business contemplated by this Agreement, including without limitation, (i) any Taxes payable as a result of a Section 338 election, or a check the box election that is effective on or prior to the Closing Date, made in respect of any of the foreign entities transferred by JPM, (ii) any income, corporate, or franchise Tax in respect of the Transferred Entities or any of their respective Subsidiaries, (iii) any Tax in respect of any affiliated, combined, unitary, or similar group of which the Transferred Entities or any of their respective Subsidiaries is or was at any time a member for any Tax purpose and (iv) any Taxes payable as a result of the election made under
Section 338(h)(10) of the Code pursuant to Section 14.1(e) of this Agreement.

              "Excluded JPM Business" shall mean any loan agency and loan servicing in Indonesia where JPM or one of its Subsidiaries is a lender, the Phaser Funds Program and providing back office support for the Phaser Funds Program, land trusts, insurance trusts, re-insurance trusts, any Excluded Appointment, the Like-Kind Exchange business, FCS, Depositary & Clearing Centre, acting as escrow agent in any capacity whatsoever (other than acting in a capacity set forth in clause (1) of the definition of "Corporate Trust Business", regardless of whether in the United States or elsewhere), the DR business (including providing depositary, transfer agent/registrar, issuance and cancellation, corporate action and dividend services on behalf of non-U.S. issuers and operating any DR cross-book and DR pre-release program), the asset servicing and back-up servicing business (including the services provided by Systems & Services Technologies, Inc.), the fund of funds collateral business, commercial paper issuing and paying agent services for issuers of conventional and asset-backed commercial paper (other than commercial paper issued by municipalities) and proprietary conduits, bankruptcy and settlement services business, providing any depositary, clearance, securities and cash collateral management, derivatives, custodial, fiduciary, agency, fund servicing and administration, fund of funds accounting and custody (other than document custody), middle and back office and accounting services for CDO portfolio and fund managers or loan or asset servicing or processing or similar services, or performing similar activities, in connection with any line of business conducted outside of the Asset Servicing Division of JPM's Worldwide Securities Services business.

              "Excluded BNY Business" shall mean (i) Private Banking, (ii) lending (other than Middle Market Commercial Lending, Regional Real

Estate Lending, consumer lending and lending conducted through BNY's branch banking locations in New York, New Jersey and Connecticut), and
(iii) any lending and servicing activities (other than the activities set forth in clauses (i), (ii), (iii) and (iv) of the definition of "Banking Business"), such as special industry lending, other real estate lending in New York City, real estate investments and mortgage servicing.

              "Existing Out-of-Balance Appointment" shall mean, as of a specified date, an Appointment having an Existing Out-of-Balance
Condition as of such date.

              "Existing Out-of-Balance Condition" shall mean, as of a specified date and with respect to any Appointment, a situation where, as of such date, (i) the amount legally owing or collectible with respect to Securities outstanding or released in connection with the Appointment as reflected in the records of the Corporate Trust Business differs from the amount of funds, collateral or trust assets held by the Corporate Trust Business, or differs from the amount of the issuer's or obligor's legal obligation to the Corporate Trust Business under the applicable Corporate Trust Agreement for payments due with respect to such Securities, excluding funds transferred to any Governmental Authority pursuant to any abandoned property law, (ii) an excess or duplicate payment or overdraft payment has been made with respect to Securities issued in connection with such Appointment that has not been recovered, or (iii) Custodial Asset or cash balances for an Appointment reflected in the related records delivered to BNY differs from the funds held for payment of securities due or to become due for such Appointment.

              "FAS 91 Fees" shall mean any fees received and deferred in accordance with Statement of Financial Accounting Standards No. 91, net of associated deferred costs.

              "FCS" shall mean Financial Computer Services L.P.

              "FDIC" shall mean the Federal Deposit Insurance Corporation.

              "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that, if such day is not a Business Day or the Federal Funds Rate is not so published for any day, the Federal Funds Rate for such day shall be such rate on such transactions on the next Business Day as so published on the next succeeding Business Day.

              "GAAP" shall mean generally accepted accounting principles in the United States of America consistently applied.

              "Governmental Authority" shall mean any federal, state, local, domestic or foreign agency, court, tribunal, administrative agency, commission, department or other governmental, regulatory or self-regulatory authority.

              "Government Consent" shall mean any Corporate Trust
Government Consent or Banking Government Consent.

              "Hazardous Material" shall mean any pollutant, contaminant, hazardous substance, hazardous material or hazardous waste, or any oil, petroleum, petroleum product, asbestos, asbestos containing material, chemical, smoke, vapors or other irritants, including, without limitation, as any of the foregoing may be defined in or designated pursuant to any Environmental Law.

              "Intellectual Property" shall mean all intellectual property rights or other similar proprietary rights in any jurisdiction owned or held for use under license, including such rights in and to: (a) trademarks, (b) service marks, (c) copyrights and copyrightable works (including software), (d) patents, (e) invention disclosures, discoveries and improvements, whether or not patentable, (f) trade secrets,
(g) rights to limit the use or disclosure of confidential information by any Person, (h) Internet domain names, (i) registrations of, and applications to register, any of the foregoing with any Governmental Authority and any renewals or extensions thereof, and (j) the goodwill associated with each of the foregoing.

              "IRA" shall mean an account created by a trust for the benefit of an individual or his or her beneficiary, and that complies with the provisions of Section 408 or 408A of the Code.

              "IRS" shall mean the Internal Revenue Service.

              "IT Assets" shall mean computers, computer software, firmware, middleware, servers, workstations, routers, hubs, data communication lines, all other information technology equipment and all associated documentation, in each case primarily related to the Corporate Trust Business or Banking Business, as applicable.

              "JPM Material Adverse Effect" shall mean a material adverse change in, or effect on, the ability of JPM to timely consummate the transactions contemplated hereby.

              "JPM Money Market Funds" shall mean registered money market funds sponsored or managed by JPM or any of its Affiliates; provided that, with respect to Section 1.1(a) of Schedule A, "JPM Money Market Funds" shall include registered, unregistered and offshore money market funds sponsored or managed by JPM or any of its Affiliates.

              "Keogh" shall mean an account created by a trust for the benefit of employees (some or all of whom are owner-employees) and that complies with the provisions of Section 401 of the Code.

              "Knowledge" shall mean (a) with respect to JPM, the actual knowledge, without independent investigation, of the officers of JPM set forth on Schedule 1.1(g) and (b) with respect to BNY, the actual knowledge, without independent investigation, of the officers of BNY set forth on Schedule 1.1(h). For purposes of this definition, an officer shall be deemed to have actual knowledge of facts that would be reasonably expected to come to the attention of such officer in the course of the management reporting practices of JPM and BNY, as applicable.

              "Leased Banking Premises" shall mean all of those premises used in connection with the Banking Business that are leased by BNY as lessee or sublessee, as described on Schedule 1.1(i).

              "Letter of Credit" shall mean any letter of credit, including any standby letter of credit, issued by BNY in connection with the Banking Business.

              "Lien" shall mean, with respect to any property, any mortgage, deed of trust, easement, declaration, restriction, pledge, hypothecation, assignment, deposit arrangement, option, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever relating to that property, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any lien deemed to be created by this Agreement or any Related Agreement shall not be deemed to constitute a Lien.

              "Like-Kind Exchange" shall mean any tax-deferred exchange of property, including those conducted by JPM Property Exchange Inc., and those commonly referred to as "forward" or "reverse" or "market" transactions, and including any services or other activity related to the deposit or investment of funds associated with such exchanges of property.

              "Loan Property" shall mean any property securing an Assigned Banking Loan in which BNY or any of the Affiliates of BNY holds a security interest.

              "Loans" shall mean all loans, or other extensions of credit, including, but not limited to, loans which have been partially or fully charged off, interests in loan participations and assignments, customer liabilities on bankers acceptances, as well as legally binding commitments and obligations to extend credit (including any unfunded or partially funded revolving loans, lines of credit, overdraft lines of credit and courtesy extensions or similar arrangements, and including short-term municipal investments (such as bond anticipation notes and revenue anticipation notes) related to the Middle Market Commercial Lending business), excluding any loans made by BNY or its Affiliates to BNY or its Affiliates.

              "Master Equipment Leases" shall mean Contracts under or pursuant to which BNY or any of its Subsidiaries leases personal property used in the Banking Business.

              "Middle Market Commercial Lending" shall mean the business of originating loans and taking deposits, as conducted as of the date hereof by BNY's regional commercial banking division.

              "Net Book Value" shall mean the book value net of any associated allowance, reserve or other contra-asset account, as reflected in BNY's books and records, determined in accordance with GAAP consistently applied, except that the Net Book Value of Assigned Banking Loans shall be adjusted by any FAS 91 Fees to the extent otherwise included in such Net Book Value; provided, however, that no Federal, state, local, or foreign income taxes shall be reflected.

              "Non-Prosecution Agreement" means the Non-Prosecution Agreement, dated November 4, 2005, between BNY and the U.S. Attorney's Office for the Eastern District of New York and the U.S. Attorney's Office for the Southern District of New York.

              "Other Banking Facilities" shall mean the facilities used by the Banking Business and set forth in Schedule 1.1(j).

              "Out-of-Footprint Loan" shall mean any unsecured, consumer Loan that is held by BNY or any of its Subsidiaries in the Banking Business, where such Loan is made to a Person who resides outside of New York, Connecticut, New Jersey or Pennsylvania and was originated through direct mailing or through a call center.

              "Overdrafts" shall mean overdrafts (whether specifically extended or courtesy) of the book balance of any accounts constituting Assumed Banking Deposits.

              "Party" shall mean BNY or JPM, as applicable.

              "Permitted Enforceability Exceptions" shall mean those exceptions with respect to enforcement under bankruptcy, insolvency reorganization, moratorium or other laws of general applicability now or hereafter in effect relating to or affecting creditors' rights generally, public policy and general principles of equity.

              "Permitted Liens" shall mean (a) Liens for Taxes, assessments or governmental charges not yet due and payable, or being contested in good faith and by appropriate proceedings; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens with respect to which the underlying obligations are not delinquent or are being contested in good faith and by appropriate proceedings; (c) purchase money security interests for the purchase or leasing of office equipment, computers, vehicles and other items of tangible personal property so long as the existence of such lease or other financing arrangement has been disclosed to the party to whom the applicable representation is made; (d) zoning, entitlement or other land use regulations; (e) easements, quasi-easements, licenses, covenants, rights-of-way, rights of re-entry or other restrictions, including any other agreements, conditions or restrictions that would be shown by a current title report or other similar report or listing; provided that the foregoing matters or conditions do not, individually or in the aggregate, have a material adverse impact on the operation of the applicable real property encumbered or affected thereby; and (f) any conditions that may be shown by a current survey or physical inspection; provided that the foregoing matters or conditions do not, individually or in the aggregate, have a material adverse impact on the operation of the applicable real property encumbered or affected thereby.

              "Person" shall be construed broadly and shall mean an individual, corporation, partnership, limited liability company, joint venture, trust or other entity or organization or a Governmental
Authority (or any department, agency or political subdivision).

              "Phaser Funds Program" shall mean JPMorgan Securities, Inc.'s "Pha$erfund$" program that provides mortgage originators with funding facilities to finance agency conforming, single family mortgage loans awaiting securitization.

              "Post-Closing Period" shall mean any taxable period (or portion thereof) beginning after the Closing Date.

              "Pre-Closing Period" shall mean any taxable period (or portion thereof) ending on (and including) the Closing Date or ending prior to the Closing Date.

              "Private Banking" shall mean the following businesses, as conducted by BNY or its relevant Subsidiary as of the date hereof: the business of providing (a) private banking and personal trust and investment services (including, but not limited to, Banking-Related Services) through a separate division branded as "private banking" or an equivalent to any BNY Private Banking Client, and such BNY Private Banking Client's Related Interests; and (b) Middle Market Commercial Lending Services to an entity in which a BNY Private Banking Client (whether a BNY Private Banking Client as of the Closing or thereafter) has a substantial economic interest solely as an accommodation to, and at the request of (provided that such shall not have been solicited or encouraged by BNY or its Affiliates), such BNY Private Banking Client.

              "Regional Real Estate Lending" shall mean the business of originating and booking loans, and the related banking activities, as conducted as of the date hereof by BNY's regional real estate banking division.

              "Related Interests" shall mean, with respect to any BNY Private Banking Client, such BNY Private Banking Client's immediate family members, personal staff, foundations, not-for-profit corporations, family or personal trusts and similar related interests, advisors, referral sources, and financial intermediaries who serve them.

              "Release" shall mean any release, migration, seepage, discharge, or disposal into the Environment, including, without limitation, as any of the foregoing may be defined in or pursuant to any Environmental Laws.

              "REMIC" shall mean Real Estate Mortgage Investment Conduit.

              "Run-Off Appointment" shall mean any Appointment, including any Corporate Trust Agreement relating to such Appointment, originated or managed by the Corporate Trust Business in a non-U.S. jurisdiction in which BNY has notified JPM that BNY will not seek to continue the Corporate Trust Business after the Closing, which non-U.S. jurisdictions are set forth on Schedule 1.1(l).

              "SBA" shall mean the United States Small Business
Administration.

              "SBA Consents" shall mean all consents necessary to transfer to JPM the SBA Loans.

              "SBA Loan" shall mean an Assigned Banking Loan that is secured by an SBA guaranty whether in whole or in part, provided, however, that with respect to any such loan, to the extent that as of the Closing Date, BNY shall not have received an SBA Consent, such Loan shall no longer be deemed an "SBA Loan" hereunder.

              "Securities" shall mean any pass-through certificates, REMIC certificates, asset-backed certificates, participation certificates, bonds, collateralized mortgage obligations, collateralized debt obligations, revenue certificates, custody receipts, trust receipts, notes, debentures or other instruments evidencing a right to monetary distributions or payments which were issued in connection with an Appointment pursuant to any Corporate Trust Agreements (whether or not such instrument is referred to as a "security" or as some other kind of instrument (such as a mortgage participation) under the Corporate Trust Agreements).
              "Security Deposits" shall mean the aggregate amount of any funds remitted by BNY to a third party and held in escrow as security in connection with any Banking Lease, Contract or other transaction as set forth on Schedule 1.1(k), together with any additional Security Deposits remitted by BNY through the Banking Business in the ordinary course of business (and consistent with Section 12.1 of this Agreement) from and including the last date as of which Schedule 1.1(k) is updated under this Agreement through the Close of Business on the Closing Date.

              "Student Loans" shall mean any Loan serviced or administered by or on behalf of BNY or any of its Subsidiaries as of the Closing Date that is a loan under the Federal Family Education Loan Program authorized by Part B, Title IV of the Higher Education Act of 1965, as amended (including the published rules, regulations and interpretations of the Department of Education thereunder or thereof).

              "Subsidiary" of a Person shall mean any other Person, of which such Person, directly or indirectly, owns securities or other ownership interest having (i) a majority of the economic interests of such entity or (ii) the ordinary voting power to elect a majority of the board of directors or such Person performing similar functions.

              "Tax" shall mean any tax of any kind, including any federal, state, local and foreign income, profits, license, severance, occupation, windfall profits, capital gains, capital stock, transfer, registration, social security (or similar), production, franchise, gross receipts, payroll, sales, employment, use, property, excise, value added, estimated, stamp, alternative or add-on minimum, environmental, withholding and any other tax or like assessment, together with all interest, penalties and additions imposed with respect to such amounts and including any obligation to indemnify or otherwise assume or succeed to the tax liability of any other Person.

              "Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement filed or required to be filed with any Taxing Authority relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

              "Taxing Authority" shall mean any Governmental Authority having or purporting to exercise jurisdiction with respect to any Tax.

              "Tri-Partite Agreement" shall mean, with respect to an Appointment, all resignation actions, appointment and acceptance instruments and assignment agreements agreed or consented to by the parties hereto or their applicable Subsidiaries and other Persons to effect the Assignment of such Appointment pursuant to, or consistent with, the related Corporate Trust Agreements, including agreements with clearing and settling depositions, depositaries and other clearing firms which may include notices, appointment actions or agreements created or completed by providing such Persons with notice of such Assignment and obtaining acceptance or consent with respect thereto.

              "UCC" shall mean the Uniform Commercial Code.

              "UK VAT" shall mean United Kingdom VAT.

              "VAT" shall mean value added tax.

              Section 1.2	Other Definitions.  The following terms shall
have the meanings defined in the Section indicated:

1031 Exchange......................................................Section 14.11
Accountant.....................................................Section 4.2(b)(3)
Agent Bank Agreement...............................................Section 12.13
Agreement...............................................................Preamble
Applicable Allocation Statement...................................Section 4.6(a)
Applicable Purchased Assets.......................................Section 4.6(a)
Assigned Banking Loans.........................................Section 3.1(a)(5)
Assumed Banking Agreements.....................................Section 3.1(a)(7)
Assumed Banking Liabilities.......................................Section 3.2(a)
Assumed Corporate Trust Liabilities...............................Section 2.2(a)
Assumed Derivative Products....................................Section 3.1(a)(6)
Assumed Letters of Credit......................................Section 3.1(a)(6)
ATM............................................................Section 3.1(a)(4)

Australia License................................................Section 11.6(c)
Banking Approvals....................................................Section 9.4
Banking Assignments............................................Section 5.2(b)(8)
Banking Cash on Hand..........................................Section 3.1(a)(10)
Banking Closing Payment...........................................Section 4.3(b)
Banking Conversion Plan......................................Section 12.10(c)(1)
Banking Conversion Plan Delay Period............................Section 12.14(f)
Banking Conversion Project Manager..............................Section 12.10(a)
Banking de minimis loss....................................Section 17.5(b)(1)(i)
Banking Employee Plans...........................................Section 8.17(b)
Banking Employment Agreements....................................Section 8.17(b)
Banking Financial Information....................................Section 8.25(a)
Banking Government Consents..........................................Section 9.4
Banking Lease Assignments......................................Section 5.2(b)(7)
Banking Leases.................................................Section 3.1(a)(2)
Banking License Fee Start Date..................................Section 12.14(f)
Banking Milestone Delay Period..................................Section 12.14(f)
Banking Non-Competition Period..................................Section 10.12(a)
Banking Personal Property......................................Section 3.1(a)(3)
Banking Post-Closing Payment...................................Section 4.4(c)(1)
Banking Pre-Closing Annual Incentive Bonus Pool..................Section 13.2(i)
Banking Purchase Price.........................................Section 4.3(b)(2)
Banking Receivables...........................................Section 3.1(a)(11)
Banking Related Agreement...............................................Recitals
Banking Revenue Threshold....................................Section 10.12(a)(5)
Banking Sale............................................................Recitals
Banking Seller Approvals.............................................Section 8.4
Banking Seller Government Consents...................................Section 8.4
Banking Sublease Agreement.......................................Section 12.3(b)
Banking Subsidiaries..............................................Section 8.1(a)
Banking Tax Returns..............................................Section 8.32(a)
Banking Test Period..........................................Section 10.12(a)(5)
Banking Threshold..........................................Section 17.5(b)(1)(i)
Banking Transition Services Agreement...................................Recitals
Banking Withholding Obligations.....................................Section 12.7
BNY.....................................................................Preamble
BNY Entities....................................................Section 10.12(a)
BNY Indemnified Parties.............................................Section 17.2
BNY Job Offer Condition..........................................Section 13.1(a)
BNY Name License................................................Section 12.14(a)
BNY Payment Date.................................................Section 13.1(i)
BNY's Objection................................................Section 4.2(b)(2)
BNY's Savings Plan...............................................Section 13.2(f)
Closing..............................................................Section 5.1
Closing Date.........................................................Section 5.1

COBRA............................................................Section 13.1(d)
Competing Banking Business......................................Section 10.12(a)
Competing Corporate Trust Business..............................Section 10.11(a)
Corporate Trust Agreement......................................Section 2.1(a)(3)
Corporate Trust Agreements.....................................Section 2.1(a)(3)
Corporate Trust Approvals............................................Section 7.4
Corporate Trust Assignments....................................Section 5.2(a)(7)
Corporate Trust Conversion Plan...............................Section 11.9(c)(1)
Corporate Trust Conversion Project Manager.......................Section 11.9(a)
Corporate Trust de minimis loss............................Section 17.5(a)(1)(i)
Corporate Trust Employee Plans...................................Section 6.12(b)
Corporate Trust Employment Agreements............................Section 6.12(b)
Corporate Trust Financial Information...............................Section 6.17
Corporate Trust Government Consents..................................Section 7.4
Corporate Trust Lease Assignments..............................Section 5.2(a)(6)
Corporate Trust Leases.........................................Section 2.1(a)(1)
Corporate Trust Net Book Value....................................Section 4.1(e)
Corporate Trust Non-Competition Period..........................Section 10.11(a)
Corporate Trust Personal Property..............................Section 2.1(a)(2)
Corporate Trust Post-Closing Payment...........................Section 4.2(c)(1)
Corporate Trust Pre-Closing Annual Incentive Bonus Pool..........Section 13.1(i)
Corporate Trust Receivables....................................Section 2.1(a)(8)
Corporate Trust Related Agreement.......................................Recitals
Corporate Trust Revenue Threshold............................Section 10.11(a)(4)
Corporate Trust Sale....................................................Recitals
Corporate Trust Seller Approvals.....................................Section 6.4
Corporate Trust Seller Government Consents...........................Section 6.4
Corporate Trust Sublease Agreement...............................Section 11.3(b)
Corporate Trust Subsidiaries......................................Section 6.1(a)
Corporate Trust Tax Returns......................................Section 6.22(a)
Corporate Trust Test Period..................................Section 10.11(a)(4)
Corporate Trust Threshold..................................Section 17.5(a)(1)(i)
Corporate Trust Transition Services Agreement...........................Recitals
Corporate Trust Withholding Obligations.........................Section 11.12(a)
Estimated Closing Corporate Trust Net Book Value..................Section 4.1(a)
Estimated Corporate Trust Net Book Value....................Section 4.2(c)(1)(i)
Estimated Subsequent Transfer Corporate Trust Net Book Value......Section 4.1(b)
Excluded Banking Assets...........................................Section 3.1(b)
Excluded Banking Liabilities......................................Section 3.2(b)
Excluded Corporate Trust Assets...................................Section 2.1(b)
Excluded Corporate Trust Liabilities..............................Section 2.2(b)
Excluded Loans................................................Section 3.1(b)(13)
Execution Date..........................................................Preamble
FCS IP..............................................................Section 6.10
Final Banking Closing Statement................................Section 4.4(b)(1)

Final Banking Payment..........................................Section 4.4(b)(1)
Final Corporate Trust Closing Statement........................Section 4.2(b)(1)
Final Corporate Trust Net Book Value...........................Section 4.2(b)(1)
Indemnified Parties.................................................Section 17.3
Indemnifying Party...............................................Section 17.4(a)
Indirect Transferred Entities.....................................Section 6.1(c)
Initial Corporate Trust Closing Payment...........................Section 4.1(a)
Initial Purchased Corporate Trust Assets..........................Section 4.1(a)
JPM.....................................................................Preamble
JPM Entities....................................................Section 10.11(a)
JPM Indemnified Parties.............................................Section 17.3
JPM Job Offer Condition..........................................Section 13.2(a)
JPM Name License.................................................Section 11.6(b)
JPM Payment Date.................................................Section 13.2(i)
JPM's Marks.........................................................Section 11.6
JPM's Objection................................................Section 4.4(b)(2)
JPM's Savings Plan...............................................Section 13.1(f)
Leased Corporate Trust Premises..................................Section 6.20(a)
Licensed BNY Item...............................................Section 12.14(a)
Maximum Indemnification Amount............................Section 17.5(a)(1)(ii)
NASD................................................................Section 8.19
Necessary Banking Permits............................................Section 8.9
Necessary Corporate Trust Permits....................................Section 6.9
Non-Active Accounts............................................Section 2.1(a)(3)
Non-Renewal Notice..............................................Section 12.12(b)
Non-Selected Automatic Transfer Employees........................Section 13.1(a)
Order.........................................................Section 14.6(a)(1)
Original Banking Transition Services Agreement..........................Recitals
Original Corporate Trust Transition Services Agreement..................Recitals
Original Execution Date.................................................Recitals
Original Purchase Agreement.............................................Recitals
Other Corporate Trust Contracts................................Section 2.1(a)(4)
Owned Banking Premises.........................................Section 3.1(a)(1)
Participation Agreements............................................Section 12.8
Payment Date.....................................................Section 14.5(a)
Preliminary Banking Closing Statement.............................Section 4.4(a)
Preliminary Corporate Trust Closing Statement.....................Section 4.2(a)
Prepaid Banking Expenses......................................Section 3.1(a)(12)
Prepaid Corporate Trust Expenses...............................Section 2.1(a)(9)
Purchased Banking Assets..........................................Section 3.1(a)
Purchased Banking IP..........................................Section 3.1(a)(15)
Purchased Corporate Trust Assets..................................Section 2.1(a)
Purchased Corporate Trust IP..................................Section 2.1(a)(13)
Purchased CRA Loans............................................Section 3.1(a)(5)
Purchased Out-of-Footprint Loans...............................Section 3.1(a)(5)

Regulatory Delayed Transferred Employee..........................Section 13.1(j)
Related Agreements......................................................Recitals
Required Government Consents.....................................Section 15.1(b)
Restricted Item..................................................Section 10.9(a)
Sales and Use Allocation..........................................Section 4.6(a)
Selected Automatic Transfer Employees............................Section 13.1(a)
Selected Banking Business Employees..............................Section 13.2(a)
Selected Corporate Trust Business Employees......................Section 13.1(a)
Selected Non-Automatic Transfer Employees........................Section 13.1(a)
Servicing Agreement.....................................................Recitals
Severance Benefits...........................................Section 13.1(e)(ii)
Stale Checks...................................................Section 2.1(a)(7)
Subpoenas.......................................................Section 12.18(a)
Subsequent Corporate Trust Closing Payment........................Section 4.1(b)
Subsequent Corporate Trust Closing Statement......................Section 4.2(a)
Subsequent Purchased Corporate Trust Assets.......................Section 4.1(b)
Subsequent Transfer Date.............................................Section 5.1
TFM Employees................................................Section 13.1(e)(ii)
Transfer Date.....................................................Section 4.1(b)
Transfer Notice.................................................Section 12.12(a)
Transfer Taxes...................................................Section 14.5(a)
Transferred Banking Employees....................................Section 13.2(a)
Transferred Corporate Trust Employees............................Section 13.1(a)
Transferred Entities Tax Affiliates..............................Section 6.22(d)
Transferred Entity............................................Section 2.1(a)(12)
Transferred Shares................................................Section 6.1(c)
Transition Coordinators.........................................Section 10.14(a)
VATA 1994.....................................................Section 14.6(a)(1)
WARN Act.........................................................Section 13.1(k)



          Section 1.3	Construction; Absence of Presumption.
(a) For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender, in each case as the context requires; (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the Related Agreements and all of the Exhibits and Schedules) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified; (iii) the word "including" and words of similar import when used in this Agreement shall mean "including without limitation" unless the context otherwise requires or unless otherwise specified; (iv) the word "or" shall not be exclusive; (v) any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise; (vi) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified; and (vii) all references to dollar amounts shall be to U.S. Dollars. For purposes hereof, where a party hereto makes a representation or warranty, or any covenant or agreement, such representation or warranty shall be deemed made by any relevant
Subsidiary of such party and such covenant or agreement shall be deemed to be a covenant or agreement by such party to cause its relevant Subsidiary to comply with such covenant or agreement; provided that nothing in this sentence shall relieve such party of any of its liabilities or obligations otherwise imposed by this Agreement.

          (b)	The parties acknowledge that each party and its
counsel have reviewed and revised this Agreement and the Related Agreements and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement or the Related Agreements (including all of the Exhibits and Schedules) or any amendments hereto.

	  Section 1.4	Heading.  The Article and Section headings in
this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

                               ARTICLE II

            PURCHASE AND SALE OF CORPORATE TRUST BUSINESS
            ---------------------------------------------

          Section 2.1	Purchase and Sale of Corporate Trust Assets.
(a) Purchased Corporate Trust Assets. At the Closing, and subject to the terms and conditions set forth herein, JPM will sell, assign, transfer, convey and deliver, or cause one or more of its Subsidiaries to sell, assign, transfer, convey and deliver, to BNY, and BNY will purchase, acquire and accept from JPM or the applicable Subsidiaries of JPM, all of the right, title and interest of JPM or its applicable Subsidiaries in, to and under all of the assets, properties, rights, Contracts and claims of JPM or its applicable Subsidiaries, wherever located, whether tangible or intangible, real, personal or mixed, in each case primarily related to the Corporate Trust Business, but excluding the Excluded Corporate Trust Assets (collectively, the "Purchased Corporate Trust Assets"), including by way of example and not limitation, all of the following assets, properties, rights, Contracts and claims of JPM and its Subsidiaries (other than any of the following to the extent it is an Excluded
Corporate Trust Asset):

          (1)	subject to the receipt of any required third-party
     consents, the real property leases, subleases, licenses or other contracts pursuant to which JPM or any Affiliate of JPM leases the Leased Corporate Trust Premises (the "Corporate Trust Leases"), a true and complete list of which, as of the date hereof, is set forth on Schedule 2.1(a)(1);

          (2)	the furniture, fixtures, equipment, materials and
     supplies listed on Schedule 2.1(a)(2), which Schedule shall be provided from JPM to BNY within 15 days after the date hereof, and all other furniture, fixtures, equipment, materials and supplies owned by JPM as of the Closing Date and located at the Leased
Corporate Trust Premises (collectively, the "Corporate Trust
Personal Property");

          (3)	subject to the receipt of any required third-party
     consents, all indenture, trust, pooling and servicing, private label, paying agency, collateral or disbursing agency, securities (whether bond, note, debenture or other) registrar, transfer agency, document custody, and all other fiduciary and agency contracts, indentures primarily related to the Corporate Trust Business, including all accounts of the Corporate Trust Business that are active as of the Closing Date, but excluding any accounts (and agreements for such accounts) that, on or prior to the Closing Date, have been fully called or matured and for which all cash has been distributed or escheated and the corporate trust agreement for such account has been terminated (the "Non-Active Accounts") regardless of whether JPM or any of its Subsidiaries continues to have any obligations with respect thereto (individually, a "Corporate Trust Agreement" and collectively, the "Corporate Trust Agreements"), a true and complete list of which active Corporate Trust Agreements, as of the date hereof, is set forth on Schedule 2.1(a)(3);

          (4) subject to the receipt of any required third-party consents, the agreements listed on Schedule 2.1(a)(4) (the "Other Corporate Trust Contracts");

          (5)	other than with respect to Non-Active Accounts, all
     books, records and other data to the extent relating to the Corporate Trust Business, including all files (including suspicious activity reports to the extent permitted by Applicable Law), customer and supplier lists, mailing lists, accounting records, documentation or records relating to the Corporate Trust Business or the administration of the Corporate Trust Agreements, real property files with respect to the Corporate Trust Leases (including lease documentation, maintenance records, plans and permits, to the extent in the possession of JPM or any of its Subsidiaries), catalogs, printed materials and all technical and other data relating to the Corporate Trust Business, other than
     (i) corporate minute books and, except for Forms W-8 and W-9 and similar tax forms provided to JPM by customers of the Corporate Trust Business, income tax records of JPM or any of its Subsidiaries, (ii) personnel files and records and (iii) books and records to the extent relating to accounts that have terminated prior to Closing and are no longer on the systems of JPM or any of its Subsidiaries; provided, however, that JPM and its Subsidiaries shall have the right to retain a copy of all such books, records and other data that is part of the Purchased Corporate Trust Assets to the extent reasonably necessary for, and solely for use in connection with, tax, regulatory, litigation or other legitimate, non-competitive purposes;

          (6)	other than with respect to Non-Active Accounts, any
     and all rights of JPM or any of its Subsidiaries that by their terms are transferable and that arise under or pursuant to warranties, representations, indemnifications, reimbursement agreements, letters of credit, insurance policies to the extent held for the benefit of JPM or any of its Subsidiaries in connection with the Corporate Trust Business or guaranties in favor of JPM or any of its Subsidiaries, made by or for the benefit of JPM or any of its Subsidiaries or their respective customers, issuers or holders of Securities, predecessors in interest, suppliers, vendors, or Affiliates of any of the foregoing, to the extent relating to the other Purchased Corporate Trust Assets or the Assumed Corporate Trust Liabilities, in either case with respect to the period following the Closing;

          (7)	subject to Section 5.4, all of JPM's interest in the
     Custodial Assets (other than Custodial Assets held in trust for Non-Active Accounts); provided that, at the Closing (to the extent practicable and otherwise no later than 180 days thereafter) and subject to Section 5.4, JPM shall transfer to BNY any cash covering the checks described in exception (B) to the definition of Custodial Assets that have not been presented for payment as of such date and funds for which have not been escheated to a Governmental Authority pursuant to Applicable Law ("Stale Checks"); provided, further, that, thereafter, all Stale Checks presented to JPM shall be forwarded to BNY for payment in due course, and BNY hereby agrees to pay the same in the ordinary course of business as an Assumed Corporate Trust Liability hereunder;

          (8)	accrued income receivable and accounts receivable to
     the extent arising from the Corporate Trust Business and existing as of the Closing Date (the "Corporate Trust Receivables"), as set forth on the Final Corporate Trust Closing Statement (which shall include appropriate reserves for the Corporate Trust Receivables);

          (9)	all prepaid charges and fees of JPM or any of its
     Subsidiaries to the extent arising in the Corporate Trust Business and existing as of the Closing Date (the "Prepaid Corporate Trust Expenses") as set forth on the Final Corporate Trust Closing Statement;

          (10)	all customer based intangibles relating to the
     Corporate Trust Business, including without limitation, any core deposit intangibles relating to the Corporate Trust Business;

          (11)	[Reserved];

          (12)	all of the issued and outstanding equity interest in
     (i) J.P. Morgan Trust Australia Limited, an Australian limited company, (ii) Colson Services Inc., a Delaware corporation, (iii) J.P. Morgan Institutional Services Australia Limited, an Australian limited company, and (iv) J.P. Morgan Corporate Trustee Services Limited, a company organized under the laws of England (each of (i), (ii), (iii) and (iv), a "Transferred Entity");

          (13)	the Intellectual Property owned by JPM or any of its
     Subsidiaries that is set forth on Schedule 2.1(a)(13)
     (collectively, the "Purchased Corporate Trust IP"); and

          (14)	the assets set forth on Schedule 2.1(a)(14).

          (b)	Excluded Corporate Trust Assets.  Notwithstanding
anything to the contrary contained in Section 2.1(a), JPM and its Subsidiaries will retain ownership of the following assets, properties, rights, Contracts and claims, wherever located, whether tangible or intangible, real, personal or mixed, which assets, properties, rights, Contracts and claims shall be excluded from the Purchased Corporate Trust Assets and shall not be transferred or sold hereunder (collectively, the "Excluded Corporate Trust Assets"):

          (1)	all assets, properties, rights, Contracts and claims,
     wherever located, whether tangible or intangible, real, personal or mixed, primarily related to the Excluded JPM Business;

          (2)	other than the Corporate Trust Leases, all leases,
     subleases, licenses or other Contracts pursuant to which JPM or any of its Subsidiaries leases, subleases or licenses real property;

          (3)	all furniture, fixtures, equipment, materials and
     supplies, other than those items contemplated by Section 2.1(a)(2), and all works of art;

          (4)	all cash, cash equivalents or similar cash items of JPM
     or any of its Subsidiaries (other than the Custodial Assets), except as otherwise set forth on the Corporate Trust Closing Statement;

          (5)	other than the Purchased Corporate Trust IP set forth
     on Schedule 2.1(a)(13) and the assets set forth on Schedule 2.1(a)(14), all corporate franchises, stock record books, minute books, Tax Returns, and any stationery, office supplies, business forms, manuals or similar property bearing JPM's trademarks, trade names, service marks, logos or similar corporate identification;

          (6)	all Tax refunds or credits or claims therefor to which
     JPM is entitled under Article XIV;

          (7)	any insurance policy and proceeds covering any Excluded
     Corporate Trust Asset or any Excluded Corporate Trust Liability;

          (8)	subject to Section 2.1(a)(8), any rights of JPM under
     the Corporate Trust Agreements or any of the other Purchased Corporate Trust Assets, including any rights to fees and reimbursements under such agreements and any rights to assert any claims of privilege or other position in any legal proceeding with respect thereto or otherwise, relating to the conduct of the Corporate Trust Business prior to the Closing;

          (9)	any security deposits or other amounts deposited with
     any Governmental Authority in connection with the qualification, certification, licensing or permitting of JPM or any of its Subsidiaries in connection with the conduct of the businesses of JPM or any of its Subsidiaries, including the Corporate Trust Business;

         (10)	all assets related to JPM's or any of its Subsidiaries'
     employee benefit arrangements, including any Corporate Trust
     Employee Plan, except as otherwise provided in Section 13.1;

         (11)	all rights with respect to any Excluded Appointment and
     any documents related to an Excluded Appointment;

         (12)	other than the Purchased Corporate Trust IP set forth
     on Schedule 2.1(a)(13) and the assets set forth on Schedule 2.1(a)(14), all IT Assets and Intellectual Property (including, without limitation, technology servers (the computer hardware with the attached communication and storage devices), computer software, systems or programs, or computer software agreements) of JPM and any of its Subsidiaries, including any rights (ownership, licensed or otherwise) to use the mark "JPM" and any other trademarks, service marks, brand names, Internet domain names, logos, trade dress, trade names, corporate names and other indicia of origin, and any derivatives of the foregoing, and all registrations and applications for registration of any of the foregoing, and including without limitation those identified on Schedule 2.1(b)(12), and all goodwill associated with and symbolized by the foregoing;

        (13)	all books, records and other data that cannot, without
     unreasonable effort or expense, be separated from books and records maintained by JPM in connection with businesses other than the Corporate Trust Business or to the extent that such books, records and other data relate to Excluded Corporate Trust Assets, Excluded Corporate Trust Liabilities or Corporate Trust Business Employees who do not become Transferred Corporate Trust Employees, and all personnel files and records;

        (14)	the assets set forth on Schedule 2.1(b)(14); and

        (15)	all receivables not reflected on the Final Corporate
     Trust Closing Statement, including all charged off receivables.

        (c)	Notwithstanding anything to the contrary in this
Agreement, the aggregate amount of net non-earning assets transferred from JPM and its Subsidiaries to BNY pursuant to this Section 2.1 shall not exceed the sum of (i) the aggregate amount of net non-earning assets reflected on the balance sheet of the Corporate Trust Business as at December 31, 2005 plus (ii) $50 million, except for such changes in net non-earning assets since December 31, 2005 as a result of changes in the ordinary course of business (and all other non-earning assets that would otherwise be transferred to BNY pursuant to this Section 2.1(c) shall instead be deemed to constitute "Excluded Corporate Trust Assets"). JPM agrees to deliver to BNY by no later than 10 Business Days after the date hereof a balance sheet of the Corporate Trust Business as at December 31, 2005 reflecting the non-earning assets of the Corporate Trust Business as at such date in accordance with GAAP proposed to be transferred or assumed by BNY pursuant to this Agreement.

          Section 2.2	Assumption of Corporate Trust Liabilities.
(a) Assumed Corporate Trust Liabilities. From and after the Closing, BNY will assume and be liable for, and will pay, perform and discharge as they become due, all of the liabilities and obligations set forth in this
Section 2.2(a), other than any Excluded Corporate Trust Liability
(collectively, the "Assumed Corporate Trust Liabilities"):

          (1)	all liabilities and obligations of JPM, other than
     deposits (as defined in 12 U.S.C. Section 1813(l)), under or relating to each of the Corporate Trust Agreements;

          (2)	all liabilities and obligations of JPM under each of
     the Corporate Trust Leases and the Other Corporate Trust Contracts;

          (3)	all liabilities and obligations relating to, arising
     from or in connection with the Transferred Corporate Trust Employees and their employment, including all compensation, benefits, severance, workers compensation and welfare benefit claims and employment-related liabilities arising, or relating to the conduct of the Corporate Trust Business, on or after the Closing Date (as such term is used in Section 13.1(a));

          (4)	all liabilities and obligations of JPM for Stale Checks
     presented to BNY following the transfer of the cash related to such checks as contemplated by Section 2.1(a)(7);

          (5)	all liabilities and obligations relating to the
     payment, safekeeping, use of or application of payments received related to the Custodial Assets pursuant to the Corporate Trust Agreements (excluding any obligations relating to Custodial Assets that are not physically transferred by JPM to BNY to the extent relating to JPM's conduct as investment manager with respect to any such Custodial Assets, subject to Section 5.4 hereof);

          (6)	the liabilities set forth on Schedule 2.2(a)(6); and

          (7)	other than the Excluded Corporate Trust Liabilities,
     all other liabilities and obligations relating in any manner to or arising out of the Corporate Trust Business, the Purchased Corporate Trust Assets or the other Assumed Corporate Trust Liabilities, of whatever kind or nature primary or secondary, direct or indirect, known or unknown, accrued or unaccrued, absolute or contingent, contractual or tortious or otherwise.

BNY's obligations under this Section 2.2(a) shall not be subject to offset or reduction by reason of any actual or alleged breach of any representation, warranty or covenant contained in this Agreement or any document delivered in connection herewith or any right or alleged right to indemnification hereunder or thereunder. All periodic fees or charges shall be shared on proportionate basis as of the Closing Date in accordance with Section 4.5.

          (b)	Excluded Corporate Trust Liabilities.  Notwithstanding
anything to the contrary set forth in this Agreement, JPM and its Subsidiaries will retain the following liabilities and obligations, and such liabilities and obligations shall not be assumed by BNY or any of its Subsidiaries and shall be excluded from the Assumed Corporate Trust Liabilities (collectively, the "Excluded Corporate Trust Liabilities"):

          (1)	any liability or obligation of JPM or any of its
     Subsidiaries of any nature whatsoever, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, not primarily related to the Corporate Trust Business;

          (2)	any liability or obligation of JPM or any of its
     Subsidiaries of any nature whatsoever, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, to the extent relating to or arising from or in connection with any Excluded Corporate Trust Asset;

          (3)	any liability or obligation of JPM or any of its
     Subsidiaries of any nature whatsoever, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, to the extent existing at the time of, or arising out of or relating to (i) acts, events or omissions to act that occurred prior to, the Closing or in connection with the conduct by JPM or any of its Subsidiaries of the Corporate Trust Business prior to the Closing, whether in violation of any Applicable Law, Contracts or fiduciary duties or otherwise; or (ii) any Existing Out-of-Balance Condition as of the Closing;

          (4)	any liability or obligation of JPM or any of its
     Subsidiaries for any Excluded Corporate Trust Taxes that are the responsibility of JPM under Article XIV;

          (5)	any compensation and benefit liability to Corporate
     Trust Business Employees with respect to services provided prior to the Closing Date and any Liabilities under the Corporate Trust Employee Plans and Corporate Trust Employment Agreements incurred prior to the Closing Date, whether or not such claims are submitted for payment or reimbursement on or before the Closing Date, except to the extent otherwise provided under Section 13.1;

          (6)	any liability or obligation for retiree medical and
     life insurance benefits for Corporate Trust Business Employees under Corporate Trust Employee Plans;

          (7)	any Controlled Group Liability arising under any
     Corporate Trust Employee Plan or any employee benefit plan sponsored, maintained or contributed to or by an ERISA Affiliate of JPM or any of its Subsidiaries;

          (8)	any liability or obligation of JPM or any of its
     Subsidiaries with respect to the Excluded Appointments; and

          (9)	the liabilities and obligations set forth on Schedule
     2.2(b)(9).

After the Closing, BNY shall provide JPM with reasonable access during business hours to Transferred Corporate Trust Employees as JPM deems necessary and appropriate for purposes of handling claims related to this
Section 2.2 for which such Transferred Corporate Trust Employees may have relevant information.

          Section 2.3	Corporate Trust Liabilities under this Agreement
and the Corporate Trust Related Agreements. In no event shall the terms "Assumed Corporate Trust Liabilities" or "Excluded Corporate Trust Liabilities" be deemed to include any liabilities of JPM or BNY, respectively, arising solely out of a violation or breach, or alleged violation or breach, of this Agreement or the Corporate Trust Related Agreements.

          Section 2.4	Untransferrable Appointments.  If BNY is unable
to accept the transfer of any Appointment to be transferred to it hereunder because of the provisions of Applicable Law or restrictions or qualification requirements contained in any Corporate Trust Agreement or otherwise, to the extent permitted by Applicable Law, such Appointment will be acquired by an Affiliate of BNY and such Affiliate shall, for the purposes of such Appointment, be deemed to be subject to the terms of this Agreement (including making all of the representations and warranties of BNY set forth herein).

                           ARTICLE III

             PURCHASE AND SALE OF BANKING BUSINESS

          Section 3.1	Purchase and Sale of Banking Business.  (a)
Purchased Banking Assets. At the Closing, and subject to the terms and conditions set forth herein, BNY will sell, assign, transfer, convey and deliver, or cause one or more of its Subsidiaries to sell, assign, transfer, convey and deliver, to JPM, and JPM will purchase, acquire and accept from BNY or the applicable Subsidiaries of BNY, all right, title and interest of BNY or its applicable Subsidiaries in, to and under all of the assets, properties, rights, Contracts and claims of BNY or its Subsidiaries, wherever located, whether tangible or intangible, real, personal or mixed, in each case primarily related to the Banking Business, but excluding the Excluded Banking Assets (the "Purchased Banking Assets"), including by way of example and not limitation, all of the following assets, properties, rights, Contracts and claims of BNY and its Subsidiaries:

          (1)	all of the real property and related improvements and
     fixtures used in the Banking Business (excluding any Excluded

     Banking Premises), fee title to which is held by BNY or an Affiliate of BNY, together with all assignable real property rights, benefits and appurtenances pertaining thereto, a true and complete list of which, as of the date hereof, is set forth on
     Schedule 3.1(a)(1) (the "Owned Banking Premises");

          (2)	subject to the receipt of any required third-party
     consents, the real property leases, subleases, licenses or other contracts pursuant to which BNY or any Affiliate of BNY leases the Leased Banking Premises (the "Banking Leases"), a true and complete list of which Banking Leases, as of the date hereof, is set forth on Schedule 3.1(a)(2);

          (3)	the furniture, fixtures, equipment, materials and
     supplies identified on Schedule 3.1(a)(3) and all other furniture, fixtures, equipment, materials and supplies owned by BNY or any of its Subsidiaries as of the Closing Date and located at the Owned Banking Premises or the Leased Banking Premises (collectively, the "Banking Personal Property");

          (4)	except for any automated teller machine ("ATM")
     physically located on an Excluded Banking Premise, a true and complete list of such ATMs, as of the date hereof, is set forth on
     Schedule 3.1(a)(4)(i), all ATMs owned by BNY or any of its Subsidiaries, a true and complete list of which, as of the date hereof, is set forth on Schedule 3.1(a)(4)(ii);

          (5)	(i) all Loans (including the servicing rights relating
     thereto of BNY or any of its Subsidiaries) made or purchased by BNY or any of its Subsidiaries in the Banking Business in the ordinary course of business (and, if made or purchased after the date hereof, consistent with Section 12.1 of this Agreement), a true and complete list of which is set forth on, and is as of the date set forth on, Schedule 3.1(a)(5)(i), (ii) CRA Loans with an aggregate balance of no greater than the amount set forth on Schedule 3.1(a)(5)(ii) (the "Purchased CRA Loans") (it being understood that, in the event that the aggregate CRA Loans of BNY and its Subsidiaries is in excess of the amount set forth on Schedule 3.1(a)(5)(ii) as of the Closing Date, the Purchased CRA Loans shall be comprised of the CRA Loans with the earliest dates of origination), a true and complete list of which CRA Loans is set forth on, and is as of the date set forth on, Schedule 3.1(a)(5)(ii); (iii) Out-of-Footprint Loans with an aggregate balance of no greater than $220,000,000 (the "Purchased Out-of-Footprint Loans") (it being understood that, in the event that the aggregate Out-of-Footprint Loans of BNY and its Subsidiaries is in excess of $220,000,000 as of the Closing Date, the Purchased Out-of-Footprint Loans shall be comprised of the Out-of-Footprint Loans with the earliest dates of origination), a true and complete list of which Out-of-Footprint Loans is set forth on, and is as of the date set forth on, Schedule 3.1(a)(5)(iii), (iv) all loans and other extensions of credit that are in process by the Banking Business in the ordinary course of business (and consistent with Section 12.1 of this Agreement) as of the Close of Business on the Closing Date but that are not yet "Loans" as defined herein, and

     (v) the servicing rights of BNY or any of its Subsidiaries held in connection with the agreement set forth on Schedule 3.1(a)(5)(v), in each case, together with all Contracts evidencing or executed and delivered in connection with such Loans or servicing rights and including all obligations to make additional extensions of credit thereunder and all related collateral, but excluding, in each case, the Excluded Loans (collectively, the "Assigned Banking Loans");

          (6)	all Letters of Credit issued by BNY or any of its
     Subsidiaries in the Banking Business in the ordinary course of business (and, if issued after the date hereof, consistent with Section 12.1 of this Agreement), which are listed on, and is as of the date set forth on, Schedule 3.1(a)(6) (collectively, the "Assumed Letters of Credit"), and all interest rate swaps, caps, floors, option agreements, foreign exchange, cash management, futures and forward Contracts and other similar risk management arrangements and derivative financial instruments entered into for the account of the Banking Business in connection with the Loans being transferred pursuant to this Agreement (collectively, the "Assumed Derivative Products"), a true and complete list of which, as of the date hereof, is set forth on Schedule 3.1(a)(6);

          (7)	subject to the receipt of any required third-party
     consents, all Contracts identified on Schedule 3.1(a)(7) (together with the Master Equipment Leases, Banking Leases, Assigned Banking Loans, Assumed Letters of Credit and the Assumed Derivative
     Products, the "Assumed Banking Agreements");

          (8)	all books, records and other data relating primarily to
     the Banking Business, including all files (including suspicious activity reports to the extent permitted by Applicable Law), customer and supplier lists, mailing lists, accounting records, documentation or records relating to the Banking Business or the administration of the Assumed Banking Agreements and the Assumed Banking Deposits, real property files with respect to the Owned Banking Premises and Banking Leases (including lease documentation, maintenance records, plans and permits, to the extent in the possession of BNY or any of its Subsidiaries), catalogs, printed materials and all technical and other data relating to the Banking Business other than (i) corporate minute books and, except for Forms W-8 and W-9 and similar tax forms provided to BNY by customers of the Banking Business, income tax records of BNY or any of its Subsidiaries, (ii) personnel files and records and (iii) books and records to the extent relating to accounts that have terminated prior to Closing and are no longer on the systems of BNY or any of its Subsidiaries; provided, however, that BNY and its Subsidiaries shall have the right to retain a copy of all such books, records and other data that is part of the Purchased Banking Assets to the extent reasonably necessary for, and solely for use in connection with, tax, regulatory, litigation or other legitimate, non-competitive purposes;

          (9)	any and all rights of BNY or any of its Subsidiaries
     that by their terms are transferable and that arise under or pursuant to warranties, representations, indemnifications, reimbursement agreements, letters of credit, insurance policies to the extent held for the benefit of BNY or any of its Subsidiaries in connection with the Banking Business or guaranties in favor of BNY or any of its Subsidiaries, made by or for the benefit of BNY or any of its Subsidiaries or their respective customers, issuers or holders of Securities, predecessors in interest, suppliers, vendors, or Affiliates of any of the foregoing, to the extent relating to the other Purchased Banking Assets or the Assumed Banking Liabilities, in either case with respect to the period following the Closing;

          (10)	all U.S. and foreign cash on hand of the Banking
     Business at the Close of Business on the Closing Date, including vault cash, petty cash, ATM cash (excluding any cash contained in ATMs not located at a Banking Branch), tellers' cash, prepaid postage, bank orders, checks, certified checks and cash equivalents (exclusive of the contents of any safe deposit boxes) located at the Owned Banking Premises or the Leased Banking Premises, as determined by a cash count to be mutually conducted by BNY and JPM (the "Banking Cash on Hand");

          (11)	accrued income receivable and accounts receivable of
     BNY or any of its Subsidiaries to the extent arising from the Banking Business and existing as of the Closing Date (the "Banking Receivables"), as set forth on the Final Banking Closing Statement;

          (12)	all prepaid charges and fees of BNY or any of its
     Subsidiaries to the extent arising in the Banking Business and existing as of the Closing Date (the "Prepaid Banking Expenses"), as set forth on the Final Banking Closing Statement;

          (13)	all customer based intangibles relating to the Banking
     Business, including, without limitation any core deposit intangibles relating to the Banking Business;

          (14)	the routing and transit numbers set forth on Schedule
     3.1(a)(14) of BNY or any of its Subsidiaries with respect to the Banking Branches;

          (15)	all Intellectual Property owned by BNY or any of its
     Subsidiaries that is set forth on Schedule 3.1(a)(15)
     (collectively, the "Purchased Banking IP");

          (16)	all Overdrafts (subject to appropriate reserves), other
     than charged off Overdrafts;

          (17)	any income, commissions, compensation or allowances
     receivable or payable after the Closing Date in respect of annuities (including additional premium payments thereto after the Closing Date) and interests in mutual funds sold by BNY or any of its Subsidiaries in the conduct or operation of the Banking
     Business on or prior to the Closing Date;

          (18)	all assets related to the mutual fund and reserve fund
     sweep accounts for the Assumed Banking Deposits;

          (19)	the benefits, rights, rights of action and claims
     (express or implied) related to the Purchased Banking Assets and Assumed Banking Liabilities acquired and assumed by JPM pursuant to the terms of this Agreement; and

          (20)	any unamortized FAS 91 Fees from the Banking Business
     which are not otherwise deducted in determining the Net Book Value of any Purchased Banking Asset.

          (b)	Excluded Banking Assets.  Notwithstanding anything to
the contrary contained in Section 3.1(a), BNY and its Subsidiaries will retain ownership of the following assets, properties, rights, Contracts and claims, wherever located, whether tangible or intangible, real, personal or mixed, which assets, properties, rights, Contracts and claims shall be excluded from the Purchased Banking Assets and shall not be transferred or sold hereunder (collectively, the "Excluded Banking Assets"):

          (1)	all assets, properties, rights, Contracts and claims,
     including loans and extensions of credit in process, wherever located, whether tangible or intangible, real, personal or mixed, primarily related to the Excluded BNY Business;

          (2)	all right, title and interest of BNY and its
     Subsidiaries in BNY Mortgage Company LLC and Promontory
     Interfinancial Network, LLC;

          (3)	other than the Banking Leases, all leases, subleases,
     licenses or other Contracts pursuant to which BNY or any of its Subsidiaries leases, subleases or licenses real property;

          (4)	all furniture, fixtures, equipment, materials and
     supplies, other than those items contemplated by Section 3.1(a)(3) and all works of art set forth on Schedule 3.1(b)(4);

          (5)	all Excluded Banking Agreements;

          (6)	any rights and obligations of BNY under securitization
     agreements, including any interest in Assigned Banking Loans that are subject of a securitization sponsored by BNY (including any retained residual interest) but not including any right to the Assigned Banking Loans after ceasing to be the subject to such securitization agreement;

          (7)	all Tax refunds or credits or claims therefor to which
     BNY is entitled under Article XIV;

          (8)	all assets related to BNY's or any of its Subsidiaries'
     employee benefit arrangements, including the Banking Employee Plans, except as otherwise provided in Section 13.2;

          (9)	the Excluded Banking Premises and other real property,
     fixtures and improvements thereon;

          (10)	other than the Purchased Banking IP and except as
     otherwise set forth in a Banking Related Agreement, Section 12.14 or otherwise in this Agreement, all IT Assets and Intellectual Property (including, without limitation, computer software, systems or programs or computer software agreements) of BNY and its Subsidiaries, including any rights (ownership, licensed or otherwise) to use the mark "BNY," any other trademarks, service marks, brand names, Internet domain names, logos, trade dress, trade names, corporate names and other indicia of origin, and any derivatives of the foregoing, and all registrations and applications for registration of any of the foregoing, and including without limitation those identified on Schedule 3.1(b)(10), and all goodwill associated with and symbolized by the foregoing;

          (11)	all books, records and other data that cannot, without
     unreasonable effort or expense, be separated from books and records maintained by BNY in connection with businesses other than the Banking Business or to the extent that such books, records and other data relate to Excluded Banking Assets, Excluded Banking Liabilities or Banking Business Employees who do not become Transferred Banking Employees, and all personnel files and records;

          (12)	all licenses, charters, and legal entities of BNY or
     its Subsidiaries;

          (13)	(i) mortgages owned by BNY and held by BNY's treasury
     department, (ii) all CRA Loans other than the Purchased CRA Loans,
     (iii) all Loans (other than the Purchased CRA Loans) originated by BNY Mortgage Company LLC; (iv) the employee loan portfolio set forth on Schedule 3.1(b)(13); (v) all Out-of-Footprint Loans other than the Purchased Out-of-Footprint Loans; and (vi) all Student Loans (collectively, the "Excluded Loans");

          (14)	all Contracts other than those Contracts, if any,
     specifically set forth in clauses (1) through (18) of Section
     3.1(a);

          (15)	the assets set forth on Schedule 3.1(b)(15);

          (16)	any Loan that was charged off more than two years prior
     to the Closing Date (other than any Loan that is actively being collected or that is otherwise being worked out as of the Closing
     Date); and

          (17)	charged off Overdrafts.

          Section 3.2	Assumption of Banking Liabilities.  (a) Assumed
Banking Liabilities. From and after the Closing, JPM will assume, and will pay, perform and discharge as they become due, all of the liabilities and obligations set forth in this Section 3.2(a), other than any Excluded Banking Liability (collectively, the "Assumed Banking Liabilities"):

          (1)	the Assumed Banking Deposits;

          (2)	the Assumed Banking Agreements;

          (3)	all liabilities and obligations relating to, arising
     from or in connection with the Transferred Banking Employees and their employment, including all compensation, benefits, severance, workers compensation and welfare benefit claims and employment-related liabilities arising, or relating to the conduct of the Banking Business, on or after the Closing Date (as such term is used in Section 13.2(a));

          (4)	any Accrued Interest on the Assumed Banking Deposits,
     where such Accrued Interest is not otherwise deducted in determining the Net Book Value of any Purchased Banking Asset; and

          (5)	other than the Excluded Banking Liabilities, all other
     liabilities and obligations relating in any manner to or arising out of the Banking Business, the Purchased Banking Assets or the other Assumed Banking Liabilities, of whatever kind or nature primary or secondary, direct or indirect, known or unknown, accrued or unaccrued, absolute or contingent, contractual or tortious or otherwise.

JPM's obligations under this Section 3.2(a) shall not be subject to offset or reduction by reason of any actual or alleged breach of any representation, warranty or covenant contained in this Agreement or any document delivered in connection herewith or any right or alleged right to indemnification hereunder or thereunder. All periodic fees or charges shall be shared on proportionate basis as of the Closing Date in accordance with Section 4.5.

          (b)	Excluded Banking Liabilities.  Notwithstanding anything
to the contrary set forth in this Agreement, BNY and its Subsidiaries will retain the following liabilities and obligations, and such liabilities and obligations shall not be assumed by JPM or any of its Subsidiaries and shall be excluded from the Assumed Banking Liabilities (collectively, the "Excluded Banking Liabilities"):

          (1)	any liability or obligation of BNY or any of its
     Subsidiaries of any nature whatsoever, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, not primarily related to the Banking Business;

          (2)	any liability or obligation of BNY or any of its
     Subsidiaries of any nature whatsoever, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, to the extent relating to or arising from or in connection with any Excluded Banking Asset;

          (3)	other than the Assumed Banking Deposits assumed
     pursuant to Section 3.2(a)(1), any liability or obligation of BNY or any of its Subsidiaries of any nature whatsoever, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, to the extent existing at the time of, or arising out of or relating to acts, events or omissions to act that occurred prior to, the Closing or in connection with the conduct by BNY or any of its Subsidiaries of the Banking Business prior to the Closing, whether in violation of any Applicable Law, Contracts or fiduciary duties or otherwise;

          (4)	any liability or obligation of BNY or any of its
     Subsidiaries for any Excluded Banking Taxes that are the responsibility of BNY under Article XIV;

          (5)	any compensation and benefit liability to Banking
     Business Employees with respect to services provided prior to the Closing Date and any Liabilities under the Banking Employee Plans and Banking Employment Agreements incurred prior to the Closing Date, whether or not such claims are submitted for payment or reimbursement on or before the Closing Date, except to the extent otherwise provided under Section 13.2;

          (6)	any liability or obligation for retiree medical and
     life insurance benefits for Banking Business Employees under Banking Employee Plans;

          (7)	any Controlled Group Liability arising under any
     Banking Employee Plan or any of employee benefit plan sponsored, maintained or contributed to or by an ERISA Affiliate of BNY or any of its Subsidiaries; and

          (8)	the liabilities and obligations set forth on Schedule
     3.2(b)(8).

After the Closing, JPM shall provide BNY with reasonable access during business hours to Transferred Banking Employees as BNY deems necessary and appropriate for purposes of handling claims related to this Section
3.2 for which such Transferred Banking Employees may have relevant information.

          Section 3.3	Arrangements with Respect to IRAs and Keogh.  On
or before the Closing Date, BNY shall cause notice (such notice to be approved in advance by JPM) to be sent to each depositor of an Assumed Banking Deposit held by BNY in an IRA and each "employer" who established an Assumed Banking Deposit pursuant to a Keogh plan, regarding the resignation of BNY as IRA custodian or Keogh plan trustee, as applicable. Such resignation shall be effective as of the date that is 30 days following the date of the notice or, if later, the Closing Date. If a depositor of an Assumed Banking Deposit held by BNY in an IRA or an employer who established an Assumed Banking Deposit pursuant to Keogh or other retirement plan fails to appoint another trustee or custodian for such account within this period, such depositor or employer will be deemed to have appointed JPM as successor trustee or custodian for the deposit account. Upon its appointment as successor trustee or custodian for such accounts, as applicable, JPM shall perform the services and carry out the duties and obligations required of it under the applicable plans, the Code and Applicable Laws. If, notwithstanding the foregoing, as of the Closing Date, JPM shall be unable to retain deposit liabilities in respect of an IRA, Keogh or other retirement plan, such deposit liabilities shall be excluded from the Assumed Banking Deposits for purposes of this Agreement.

                              ARTICLE IV

                    PURCHASE PRICE AND ADJUSTMENTS

          Section 4.1	Corporate Trust Payments. (a)  Initial Corporate
Trust Closing Payment. On the Closing Date, in consideration for the purchase of the Purchased Corporate Trust Assets (other than the Purchased Corporate Trust Assets that the parties mutually agree are to be transferred on a Subsequent Transfer Date) (the "Initial Purchased Corporate Trust Assets"), and the benefits contemplated by the Corporate Trust Related Agreements, BNY agrees to (1) assume the Assumed Corporate Trust Liabilities, (2) consummate the Banking Sale on the terms set forth in this Agreement and (3) pay to JPM an amount (the "Initial Corporate Trust Closing Payment") equal to the Corporate Trust Net Book Value of the assets and liabilities to be transferred from JPM to BNY at the Closing, as set forth on the Preliminary Corporate Trust Closing Statement pursuant to Section 4.2(a) (the "Estimated Closing Corporate Trust Net Book Value").

          (b)	Subsequent Corporate Trust Closing Payment.  On each
Subsequent Transfer Date, in consideration of the purchase of the Purchased Corporate Trust Assets to be transferred on such date (the "Subsequent Purchased Corporate Trust Assets"), BNY agrees to (1) assume the Assumed Corporate Trust Liabilities with respect to such Subsequent Purchased Corporate Trust Assets and (2) pay to JPM an amount (a "Subsequent Corporate Trust Closing Payment") equal to the Corporate Trust Net Book Value relating to the Subsequent Purchased Corporate Trust Assets, as set forth in the applicable Subsequent Corporate Trust Closing Statement (each, an "Estimated Subsequent Transfer Corporate Trust Net Book Value"). The Closing Date and each Subsequent Transfer Date are sometimes referred to herein as a "Transfer Date."). If on a Subsequent Transfer Date, BNY pays JPM for the Corporate Trust Assets located in a particular country in such country's foreign currency and such payment is duplicative of any amounts previously or subsequently paid by BNY to JPM in respect of such Corporate Trust Assets, then JPM agrees to reimburse BNY such duplicative payment as promptly as practicable.

          (c)	If BNY has not paid to JPM the Corporate Trust Net Book
Value with respect to any Purchased Corporate Trust Asset (either on the Closing Date or on a Subsequent Transfer Date), upon the earliest to occur of (i) the fourth anniversary of the Closing, (ii) the date on which BNY sells or enters into an agreement with respect to the sale of such Purchased Corporate Trust Asset or all or substantially all of the assets in that portion of the Corporate Trust Business encompassing such Purchased Corporate Trust Asset and (iii) BNY's ceasing to use reasonable best efforts to cause as promptly as practicable the occurrence of a Subsequent Transfer Date with respect to such Corporate Trust Asset from BNY to JPM pursuant to Section 10.3 and 10.9, then BNY shall promptly pay to JPM the Corporate Trust Net Book Value of such Purchased Corporate Trust Asset in accordance with the provisions of Section 4.1(b) as if such payment were occurring as part of a Subsequent Transfer Date, and a Subsequent Transfer Date shall be deemed to have occurred with respect to such Purchased Corporate Trust Asset for all purposes hereunder.

          (d)	For the avoidance of doubt, the provisions in this
Agreement relating to Subsequent Transfer Dates and Subsequent Corporate Trust Closing Payments shall not modify the principles or agreements of the parties set forth in Section 10.9 or Article XVII, and, for purposes of Section 10.9 and Article XVII, BNY shall be deemed to have acquired all of the Purchased Corporate Trust Assets and assume and be responsible for all of the Assumed Corporate Trust Liabilities (including any Purchased Corporate Trust Asset and Assumed Corporate Trust Liability that is a Restricted Item) as of the Closing Date.

          (e)  	The term "Corporate Trust Net Book Value" shall mean,
as of any particular date, the aggregate net book value as of such date, determined in accordance with Schedule 4.2(a).

          Section 4.2	Corporate Trust Post-Closing Payments.  (a)
Preliminary Corporate Trust Closing Statement. Not less than five (5) Business Days before an expected Transfer Date, JPM shall deliver to BNY a closing statement prepared in accordance with GAAP and consistent with the books of account of the Corporate Trust Business, which closing statement shall be substantially in the form attached hereto as Schedule 4.2(a), setting forth the Corporate Trust Net Book Value as of a date no earlier than thirty (30) days before the expected Transfer Date (the "Preliminary Corporate Trust Closing Statement") or, with respect to a Subsequent Transfer Date, as of a date not earlier than thirty (30) days before the expected Subsequent Transfer Date (the "Subsequent Corporate Trust Closing Statement"), which Preliminary Corporate Trust Closing Statement or Subsequent Corporate Trust Closing Statement shall be reasonably agreed upon by BNY.

          (b)  	Final Corporate Trust Closing Statement.

          (1)	Not later than sixty (60) days following a Transfer
     Date, JPM shall deliver to BNY an adjusted closing statement prepared in a manner consistent with the Preliminary Corporate Trust Closing Statement or Subsequent Corporate Trust Closing Statement, as applicable (each, a "Final Corporate Trust Closing Statement"), which shall set forth the calculation of the Corporate Trust Net Book Value as of the close of business on the applicable Transfer Date (each, a "Final Corporate Trust Net Book Value").

          (2)	Within thirty (30) days following the receipt by BNY of
     the applicable Final Corporate Trust Closing Statement, BNY shall deliver to JPM in writing either (x) its agreement as to the calculation of the Final Corporate Trust Closing Statement or (y) its dispute thereof, specifying in reasonable detail the nature of its dispute ("BNY's Objection"). If BNY shall not have delivered BNY's Objection to JPM within thirty (30) days following the receipt by BNY of the Final Corporate Trust Closing Statement, then BNY shall be deemed to have accepted and agreed to the calculation of the Final Corporate Trust Net Book Value set forth in JPM's Final Corporate Trust Closing Statement.

          (3)	During the thirty (30) days after the delivery of BNY's
     Objection to JPM, the parties hereto shall attempt in good faith to resolve any dispute set forth in BNY's Objection, and finally determine the Final Corporate Trust Closing Statement. If at the end of such period, the parties hereto have failed to reach agreement with respect to such dispute, JPM and BNY shall jointly retain a mutually agreed upon independent, nationally recognized firm of accountants (the "Accountant"), which Accountant shall act as arbitrator and shall determine all disputed portions of the Final Corporate Trust Closing Statement, in accordance with the terms and conditions of this Agreement within thirty (30) days after the submission; provided, however, that the Accountant's determination as to any item disputed by or on behalf of any party shall not be more beneficial to the other party than the determination of that item by the other party in the Final Corporate Trust Closing Statement. The fees, expenses and costs of the Accountant for the services described herein shall be allocated between JPM and BNY in the same proportion that the aggregate amount of the items unsuccessfully disputed by each (as finally determined by the Accountant) bears to the total amount of the disputed items. JPM and BNY shall each promptly reimburse the other to the extent that the other paid more than the amount so required pursuant to the preceding sentence. The Final Corporate Trust Closing Statement, as agreed upon by the parties and/or determined under this Section 4.2(b), shall be final and binding upon the parties.

          (c)  	Corporate Trust Post-Closing Payment.

          (1)	On the Business Day after each date on which the
     parties have agreed upon a Final Corporate Trust Closing Statement (or the date on which such Final Corporate Trust Closing Statement shall have otherwise been finally determined as set forth in
     Section 4.2(b)):

          (i)	if the Final Corporate Trust Net Book Value for a
     particular Transfer Date is greater than the Estimated Closing Corporate Trust Net Book Value or the applicable Estimated Subsequent Transfer Corporate Trust Net Book Value for such Transfer Date (the "Estimated Corporate Trust Net Value"), then BNY shall pay to JPM an amount equal to the difference between such Final Corporate Trust Net Book Value and such Estimated Corporate Trust Net Book Value; and

          (ii) 	if the Final Corporate Trust Net Book Value for a
     particular Transfer Date is less than the Estimated Corporate Trust Net Book Value for such Transfer Date, then JPM shall pay to BNY an amount equal to the difference between such Estimated Corporate Trust Net Book Value and such Final Corporate Trust Net Book Value;

          in each of cases (i) and (ii), plus interest on such amount from the applicable Transfer Date up to but excluding the date on which such payment is made at a rate per annum equal to the average of the Federal Funds Rate for each day from the applicable Transfer Date up to but excluding the date on which such payment is made, calculated on the basis of a year of 360 days and the actual number of days elapsed (each such payment, a "Corporate Trust Post-Closing Payment").

          (2)	The Corporate Trust Post-Closing Payment, as and when
     due and payable under this Section 4.2(c), shall be made by federal funds wire transfer of immediately available funds to the account(s) of the party entitled to receive such payment, which account(s) shall be identified by BNY to JPM or by JPM to BNY, as applicable, not less than two (2) Business Days prior to the date such payment is due.

          (3)	The parties hereto shall make available to each other
     such work papers, schedules and other supporting data in their possession or under their control as may be reasonably requested to enable the requesting party to verify the amounts set forth in the Preliminary Corporate Trust Closing Statement and the Final Corporate Trust Closing Statement.

          Section 4.3	Banking Closing Payment. (a) On the Closing Date,
in consideration for the purchase of the Purchased Banking Assets (and the benefits contemplated by the Banking Related Agreement), JPM agrees to assume the Assumed Banking Liabilities and to consummate the Corporate Trust Sale on the terms set forth in this Agreement.

          (b)	On the Closing Date, BNY shall pay to JPM an amount in
U.S. dollars (the "Banking Closing Payment") equal to:

          (1)	an amount equal to the aggregate Net Book Value, as set
     forth on the Preliminary Banking Closing Statement pursuant to
     Section 4.4(a), of (i) the Assumed Banking Deposits, plus Accrued Interest thereon, and (ii) the other Assumed Banking Liabilities, minus

          (2)	an amount (the "Banking Purchase Price") equal to the
     sum of the following, without duplication, in each case as set forth on the Preliminary Banking Closing Statement pursuant to
     Section 4.4(a): (A) the aggregate Net Book Value of: (i) the Banking Personal Property; (ii) the ATMs owned by BNY, (iii) the Assigned Banking Loans and Overdrafts, net of charge-offs and purchase premiums, plus accrued and unpaid interest thereon, and net of the reserves established by BNY in accordance with GAAP consistently applied (it being understood that the reserves, expressed as a percentage of aggregate Loans and accrued and unpaid interest thereon, as reflected in the Preliminary Banking Closing Statement or the Final Banking Closing Statement, shall be no less than the percentage set forth on Schedule 4.3(b)(2)), (iv) the Owned Banking Premises; and (v) the Prepaid Banking Expenses; plus
     (B) the amount of Banking Cash on Hand; plus (C) One Hundred, Twenty-Five Million Dollars ($125,000,000).

          (c)	The Parties agree that, on the Closing Date, the
Assumed Derivative Products to be transferred from BNY to JPM will be valued at fair market value (to be mutually agreed). The Parties also will use reasonable best efforts to agree upon the most efficient way to effect such transfer.

          Section 4.4	Banking Post-Closing Payment  (a)  Preliminary
Banking Closing Statement. Not less than five (5) Business Days before the expected Closing Date, BNY shall deliver to JPM a closing statement prepared in accordance with GAAP consistently applied (except as otherwise specified in Section 4.3) and consistent with the books of account of the Banking Business, which closing statement shall be substantially in the form attached hereto as Schedule 4.4(a), setting forth the calculation of the Banking Closing Payment as of a date no earlier than thirty (30) days before the expected Closing Date (the "Preliminary Banking Closing Statement"), which Preliminary Banking Closing Statement shall be reasonably agreed upon by JPM.

          (b)  	Final Banking Closing Statement.

          (1)	Not later than sixty (60) days following the Closing
     Date, BNY shall deliver to JPM an adjusted closing statement prepared in a manner consistent with the Preliminary Banking Closing Statement (the "Final Banking Closing Statement"), which shall set forth the calculation of the Banking Closing Payment that would have been made if it had been calculated as of the Close of Business on the Closing Date rather than as set forth in the Preliminary Banking Closing Statement (the "Final Banking Payment").

          (2)	Within thirty (30) days following the receipt by JPM of
     the Final Banking Closing Statement, JPM shall deliver to BNY in writing either (x) its agreement as to the calculation of the Final Banking Payment or (y) its dispute thereof, specifying in reasonable detail the nature of its dispute ("JPM's Objection").
     If JPM shall not have delivered JPM's Objection to BNY within thirty (30) days following the receipt by JPM of the Final Banking Closing Statement, then JPM shall be deemed to have accepted and agreed to the calculation of the Final Banking Payment set forth in BNY's Final Banking Closing Statement.

          (3)	During the thirty (30) days after the delivery of JPM's
     Objection to BNY, the parties hereto shall attempt in good faith to resolve any dispute set forth in JPM's Objection, and finally determine the Final Banking Payment. If at the end of such period, the parties hereto have failed to reach agreement with respect to such dispute, each of the parties hereto shall within five (5) days after the end of such period select the Accountant, which Accountant shall act as arbitrator and shall determine all disputed portions of the Final Banking Closing Statement and the Final Banking Payment, in accordance with the terms and conditions of this Agreement within thirty (30) days after the submission; provided, however, that the Accountant's determination as to any item disputed by or on behalf of any party shall not be more beneficial to the other party than the determination of that item by the other party in the Final Banking Closing Statement and the Final Banking Payment. The fees, expenses and costs of the Accountant for the services described herein shall be allocated between JPM and BNY in the same proportion that the aggregate amount of the items unsuccessfully disputed by each (as finally determined by the Accountant) bears to the total amount of the disputed items. JPM and BNY shall each promptly reimburse the other to the extent that the other paid more than the amount so required pursuant to the preceding sentence. The Final Banking Closing Statement and the Final Banking Payment, as agreed upon by the parties and/or determined under this Section 4.4(b), shall be final and binding upon the parties.

          (c)  	Banking Post-Closing Payment.

          (1)	On the Business Day after the date on which the parties
     have agreed upon the Final Banking Payment (or the date on which such Final Banking Payment shall have otherwise been finally determined as set forth in Section 4.4(b)):

          (i)	if the Final Banking Payment is greater than the
     Banking Closing Payment, then BNY shall pay to JPM an amount equal to the difference between the Final Banking Payment and the Banking Closing Payment; and

          (ii)	if the Final Banking Payment is less than the Banking
     Closing Payment, then JPM shall pay to BNY an amount equal to the difference between the Banking Closing Payment and the Final
     Banking Payment;

          in each of cases (i) and (ii), plus interest on such amount from the Closing Date up to but excluding the date on which such payment is made at a rate per annum equal to the average of the Federal Funds Rate for each day from the Closing Date up to but excluding the date on which such payment is made, calculated on the basis of a year of 360 days and the actual number of days elapsed (such payment, the "Banking Post-Closing Payment").

          (2)	The Banking Post-Closing Payment, as and when due and
     payable under this Section 4.4(c), shall be made by federal funds wire transfer of immediately available funds to the account(s) of the party entitled to receive such payment, which account(s) shall be identified by JPM to BNY or by BNY to JPM, as applicable, not less than two (2) Business Days prior to the date such payment is due.

          (3)	The parties hereto shall make available to each other
     such work papers, schedules and other supporting data in their possession or under their control as may be reasonably requested to enable the requesting party to verify the amounts set forth in the Preliminary Banking Closing Statement and the Final Banking Closing Statement.

          Section 4.5	Adjustment to Payments for Expenses, Prepayments
and Fees. (a) Except as otherwise provided herein, all fees and expenses with respect to the Purchased Corporate Trust Assets and Assumed Corporate Trust Liabilities (other than any costs or expenses associated with the Corporate Trust Conversion) shall be prorated between BNY, on the one hand, and JPM, on the other hand, based on the full amount of the latest available bills or statements on the basis of a three hundred sixty-five (365)-day calendar year (except to the extent accrued on a three hundred sixty (360)-day calendar year, in which case proration shall be based on a three hundred sixty (360)-day calendar year) as of the Close of Business on the Closing Date to reflect the intention of the parties that the economics of the Corporate Trust Business (except to the extent of the Corporate Trust Receivables and the Prepaid Corporate Trust Expenses purchased by BNY pursuant to Sections 2.1(a)(8) and 2.1(a)(9), respectively) shall be for the account of JPM up to the Close of Business on the Closing Date and thereafter shall be for the account of BNY. All fees and expenses with respect to the Purchased Banking Assets and Assumed Banking Liabilities (other than any costs or expenses associated with the Banking Conversion) shall be prorated between JPM, on the one hand, and BNY, on the other hand, based on the full amount of the latest available bills or statements on the basis of a three hundred sixty-five
(365)-day calendar year (except to the extent accrued on a three hundred sixty (360)-day calendar year, in which case proration shall be based on a three hundred sixty (360)-day calendar year) as of the Close of Business on the Closing Date to reflect the intention of the parties that the economics of the Banking Business (except to the extent of the Banking Receivables and the Prepaid Banking Expenses purchased by JPM pursuant to Sections 3.1(a)(11) and 3.1(a)(12), respectively) shall be for the account of BNY up to the Close of Business on the Closing Date and thereafter shall be for the account of JPM. In furtherance of the foregoing, all operating expenses related to the Corporate Trust Business or the Banking Business, as the case may be, including, but not limited to, rent, utility, maintenance, and service expenses attributable to operations of the Corporate Trust Business or the Banking Business, as applicable, until the Close of Business on the Closing Date shall be paid by and shall be the obligation of JPM or BNY, respectively, as the seller of such business. All of such expenses attributable to operations of the Corporate Trust Business or the Banking Business, as the case may be, after the Close of Business on the Closing Date shall be paid by and be the obligation of BNY or JPM, respectively, as the purchaser of such business. All real and personal property, use and other Taxes imposed on a time basis with respect to the Purchased Corporate Trust Assets and the Assumed Corporate Trust Liabilities shall be pro rated between BNY, on the one hand, and JPM, on the other hand, in the same manner based on the full amount of the Tax for the relevant period, unless such amount is not reasonably ascertainable, in which case the full amount of the Tax for the prior period shall be used. All real and personal property, use and other Taxes imposed on a time basis with respect to the Assumed Purchased Banking Assets and Assumed Banking Liabilities shall be pro rated between JPM, on the one hand, and BNY, on the other hand, in the same manner based on the full amount of the Tax for the relevant period, unless such amount is not reasonably ascertainable, in which case the full amount of the Tax for the prior period shall be used. Any rental income from subtenants or other third-party occupants of real property shall also be prorated between JPM, on the one hand, and BNY, on the other hand, as of the Closing Date.

          (b)	To the extent that any fees, expenses or Taxes
described in Section 4.5(a) are not discovered or the actual amount thereof is not known prior to the final determination of the Final Corporate Trust Closing Statement or the Final Banking Closing Statement, as applicable, the parties shall cooperate with one another so that BNY and JPM, or JPM and BNY, as the case may be, each pays its appropriate share of any such fee, expense or Tax, depending upon whether such expense relates to the period before, or after the Close of Business on the Closing Date.

          (c)	Notwithstanding anything to the contrary in this
Section 4.5 or otherwise in this Agreement, and subject to Sections 11.9 and 12.10, (i) BNY shall not be liable for any termination fees, penalties or other break costs incurred by JPM or any of its Subsidiaries as a result of the Corporate Trust Conversion, and (ii) JPM shall not be liable for any termination fees, penalties or other break costs incurred by BNY or any of its Subsidiaries as a result of the Banking Conversion.

          Section 4.6	Allocation of Purchase Price.  (a) Within one
hundred eighty (180) days after the Closing, (i) the Applicable Buyer shall prepare and deliver to the Applicable Seller a draft of a statement (the "Applicable Allocation Statement") setting forth its proposed calculation of the aggregate amount of consideration paid by such Applicable Buyer for the Purchased Banking Assets or the Purchased Corporate Trust Assets, as applicable (the "Applicable Purchased Assets") and the proposed allocation of such aggregate amount among the Applicable Purchased Assets (including, for purposes of the election in Section 14.1(e), among the assets of Colson Services, Inc.). If within thirty
(30) days after the Applicable Seller's receipt of the draft Applicable Allocation Statement, the Applicable Seller shall not have objected in writing to such draft statement, then such draft statement shall become the Applicable Allocation Statement. In the event that the Applicable Seller objects in writing within such 30-day period, the Applicable Buyer and the Applicable Seller shall negotiate in good faith to resolve the dispute. If the Applicable Buyer and the Applicable Seller are unable to reach an agreement within thirty (30) days after the Applicable Seller's receipt of the draft Applicable Allocation Statement, then such dispute shall be resolved and the Applicable Allocation Statement shall be determined by an independent, nationally recognized firm of accountants mutually selected by the parties. The Applicable Allocation Statement, as agreed upon by the Applicable Buyer and the Applicable Seller and/or determined under this Section 4.6(a), shall be final and binding upon the parties. Each of the Applicable Buyer and the Applicable Seller shall bear all fees and costs incurred by it in connection with the determination of the Applicable Allocation Statement, except that the parties shall each pay one-half (50%) of the fees and expenses of such accounting firm. Notwithstanding the foregoing provisions of this
Section 4.6(a), (i) BNY and JPM shall cooperate together in good faith to allocate consideration, as applicable, among the Applicable Purchased Assets for purposes of sales, use and other similar Taxes no later than sixty (60) days after the Closing Date (the "Sales and Use Allocation") and (ii) the allocation of consideration determined in accordance with the preceding provisions of this Section 4.6 shall be consistent with the Sales and Use Allocation. The Sales and Use Allocation shall be consistent with Schedule 14.5(c).

          (b)	The Applicable Allocation Statement will be prepared in
accordance with Section 1060 of the Code and the rules and regulations promulgated thereunder, and subject to the provisions of Section 14.11 (Tax-Deferred Exchange); provided, however, that (i) the Applicable Allocation Statement shall be consistent with Schedule 14.5(c) and any valuation agreed to by the parties on or prior to the Closing Date pursuant to Section 14.5(c), and (ii) no amount shall be allocated to any of the covenants contained in Sections 10.11 or 10.12 or any of the Related Agreements.

          (c)	The parties hereto agree to report the allocation of
the total consideration among the Applicable Purchased Assets in a manner consistent with the Applicable Allocation Statement, and agree to act in accordance with such statements in the preparation and filing of all Tax Returns (including filing Form 8594 with their respective Federal income Tax Returns for the taxable year that includes the Closing Date and any other forms or statements required by the Code, Treasury regulations, the Internal Revenue Service or any applicable state or local Taxing Authority) and in the course of any Tax audit, Tax review or Tax litigation relating thereto; provided that neither the Applicable Buyer or any of its Affiliates nor the Applicable Seller or any of its Affiliates will be obligated to litigate any challenge to such allocation of the aggregate consideration by a Taxing Authority.

          (d)	The parties will promptly inform one another of any
challenge by any Taxing Authority to any allocation made pursuant to this
Section 4.6 and agree to consult and keep one another informed with respect to the status of, and any discussion, proposal or submission with respect to, such challenge.

          (e)	Notwithstanding the foregoing, the Parties agree to
cooperate with each other to determine the appropriate amount of consideration to allocate to each real property asset contemplated to be transferred pursuant to the terms of this Agreement for purposes of determining the Transfer Tax filing (if applicable to such asset) described in Section 14.5.

                                  ARTICLE V

                                 THE CLOSING

          Section 5.1	Closing Time and Place.  Subject to Schedule A,
the consummation of the transfer of the Purchased Corporate Trust Assets, the Purchased Banking Assets, the Assumed Corporate Trust Liabilities and the Assumed Banking Liabilities, and the payment of the Corporate Trust Closing Payment and the Banking Closing Payment, in each case as contemplated by this Agreement, shall take place at a closing (the "Closing") to be held at 2:00 p.m., New York time, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, (i) three (3) Business Days following the satisfaction or waiver of each of the conditions set forth in Article XV (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions), or (ii) if later and the parties mutually agree in writing, on the first Business Day of the month immediately following the date on which the conditions set forth in Article XV (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions) have been satisfied or waived, or (iii) at such other place, time or date as may be mutually agreed upon in writing by the parties. The date on which the Closing hereunder occurs is sometimes referred to herein as the "Closing Date", and the Closing shall be deemed effective as of 2:00 p.m., New York time, on the Closing Date. If the Closing Date occurs on a day other than a Business Day, any wire transfers that otherwise would have been made on the Closing Date shall be evidenced on the Closing Date through arrangements mutually agreed by the parties, and such wire transfers shall occur on the first Business Day following the Closing Date. The consummation of the transfer of certain Subsequent Purchased Corporate Trust Assets and the payment of the Subsequent Corporate Trust Closing Payment as contemplated by this Agreement, in each case as mutually agreed by the parties hereto, shall occur at such places, times and dates (each, a "Subsequent Transfer Date") as mutually agreed upon in writing by the parties; provided that the parties agree to cause the Subsequent Transfer Date to occur with respect to any Subsequent Purchased Corporate Trust Asset as promptly as practicable after any cause of a Purchased Corporate Trust Asset being a Subsequent Purchased Corporate Trust Asset (instead of a Purchased Corporate Trust Asset to be transferred at the Closing) has ceased, been satisfied or has abated.

          Section 5.2	Closing Documents.  (a) Deliveries of JPM.  At the
Closing, JPM shall deliver the following documents to BNY, all of which shall be in form reasonably satisfactory to BNY:

          (1)	the updated JPM Disclosure Schedules contemplated by
     Section 10.13(a);

          (2)	duly executed counterparts to the Servicing Agreement;

          (3)	the officer's certificate contemplated by Section
     15.2(d);

          (4)	all previously received written instruments or
     documents evidencing any third-party consents received in connection with the transfer of the Purchased Corporate Trust Assets or the assumption of the Assumed Corporate Trust Liabilities as contemplated by this Agreement;

          (5)	executed landlord consents to assignment or sublease
     with respect to each Corporate Trust Lease that requires the consent of any party to the assignment or sublease, as applicable thereof subject to Section 11.3;

          (6)	duly executed counterparts to the Assignment and
     Assumption Agreements with respect to each Corporate Trust Lease to be assigned, each containing customary indemnifications from the assignor and assignee thereunder, provided that such indemnifications shall be consistent with the provisions of Article XVII hereof (the "Corporate Trust Lease Assignments");

          (7)	a duly executed counterpart to one or more assignment
     and assumption agreements with respect to Contracts that are part of the Purchased Corporate Trust Assets (other than the Corporate Trust Leases) and with respect to the Assumed Corporate Trust Liabilities to be assumed (the "Corporate Trust Assignments");

          (8)	a duly executed counterpart to a bill of sale with
     respect to the fixed assets and other tangible personal property constituting Purchased Corporate Trust Assets;

          (9)	stock certificates or appropriate certificates of
     ownership representing all of the issued and outstanding capital stock of each Transferred Entity, in each case accompanied by stock powers duly executed in blank;

          (10)	an affidavit pursuant to Section 1445 of the Code
     certifying to the non-foreign status of JPM or any of its Affiliates conveying real property located in the United States hereunder;

          (11)	duly executed counterparts to the Banking Lease
     Assignments;

          (12)	a duly executed counterpart to the Banking Assignment;
     and

          (13)	all other documents and instruments necessary to
     (i) transfer the Purchased Corporate Trust Assets and the Custodial Assets to BNY, (ii) evidence JPM's assumption of the Assumed
     Banking Liabilities; and (iii) to effectuate the other transactions contemplated by this Agreement to be taken by JPM.

          (b)	Deliveries of BNY.  At the Closing, BNY shall deliver
the following documents to JPM, all of which shall be in form reasonably satisfactory to JPM:

          (1)	the updated BNY Disclosure Schedules contemplated by
     Section 10.13(b);

          (2)	duly executed counterparts to the Servicing Agreement;

          (3)	the officer's certificate contemplated by Section
     15.3(d);

          (4)	all previously received written instruments or
     documents evidencing any third-party consents received in connection with the transfer of the Purchased Banking Assets or the assumption of the Assumed Banking Liabilities as contemplated by this Agreement;

          (5)	a bargain and sale deed without a covenant against
     grantor's acts (or its substantive equivalent) for each of the Owned Banking Premises;

          (6)	executed landlord consent to assignment or sublease
     with respect to each Banking Lease that requires the consent of any party to the assignment or sublease, as applicable thereof subject to Section 12.3;

          (7)	duly executed counterparts to the Assignment and
     Assumption Agreements with respect to each Banking Lease to be assigned, each containing customary indemnifications from the assignor and assignee thereunder, provided that such indemnifications shall be consistent with the provisions of Article XVII hereof (the "Banking Lease Assignments");

          (8)	a duly executed counterpart to one or more assignment
      and assumption agreements with respect to Contracts that are part of the Purchased Banking Assets (other than the Banking Leases) and with respect to the Assumed Banking Liabilities to be assumed (the "Banking Assignments");

          (9)	a duly executed counterpart to a bill of sale with
     respect to the fixed assets and other tangible personal property constituting Purchased Banking Assets;

          (10)	an affidavit pursuant to Section 1445 of the Code
     certifying to the non-foreign status of BNY or any of its Affiliates conveying real property located in the United States hereunder;

          (11)	duly executed counterparts to the Corporate Trust Lease
     Assignments;

          (12)	a duly executed counterpart to the Corporate Trust
     Assignments; and

          (13)	all other documents and instruments necessary to
     (i) transfer the Purchased Banking Assets to JPM, (ii) evidence BNY's assumption of the Assumed Corporate Trust Liabilities and
     (iii) to effectuate the other transactions contemplated by this Agreement to be taken by BNY.

          Section 5.3	Delivery of Assets.  (a)  Delivery of Purchased
Corporate Trust Assets. JPM shall deliver to BNY on the Closing Date (or at such other date if mutually agreed to by BNY and JPM) all of the fixed assets and other tangible personal property (including real property files) constituting Purchased Corporate Trust Assets hereunder. It is understood that the fixed assets, tangible personal property and Custodial Assets, located in certain non-U.S. jurisdictions mutually agreed in writing between the parties, will transfer on Subsequent Transfer Dates. The parties will execute appropriate bills of sale and assignment and assumption agreements to effect these transfers on such Subsequent Transfer Dates.

          (b)	Delivery of Purchased Banking Assets.  BNY shall
deliver to JPM on the Closing Date (or at such other date if mutually agreed to by JPM and BNY) all of the fixed assets and other tangible personal property (including real property files) constituting Purchased Banking Assets hereunder.

                                ARTICLE VI

     REPRESENTATIONS AND WARRANTIES OF JPM RELATING TO CORPORATE TRUST

          Except as set forth in the JPM Disclosure Schedule, JPM hereby represents and warrants to BNY, as of the date hereof (or as of such other date as may be expressly provided in any representation or warranty), as follows:

          Section 6.1	Organization.  (a)  Schedule 6.1(a) sets forth
each Subsidiary of JPM that, as of the date hereof, owns a Purchased Corporate Trust Asset, is liable for an Assumed Corporate Trust Liability or is otherwise engaged in the Corporate Trust Business (such Subsidiaries and any Subsidiary of JPM that, immediately prior to the Closing, owns a Purchased Corporate Trust Asset, is liable for an Assumed Corporate Trust Liability or is otherwise engaged in the Corporate Trust Business, the "Corporate Trust Subsidiaries").

          (b)	Each of JPM and each Corporate Trust Subsidiary is an
entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and has all requisite corporate power and authority to own the portion of the Purchased Corporate Trust Assets owned by it and carry on the Corporate Trust Business as currently conducted by it and is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership of the portion of the Purchased Corporate Trust Assets owned by it and the conduct of the Corporate Trust Business as currently conducted by it requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Corporate Trust Material Adverse Effect.

          (c)	The issued share capital of each Transferred Entity is
set forth on Schedule 6.1(c). All of the issued and outstanding shares of each Transferred Entity are duly authorized, validly issued, fully paid and non-assessable and are owned by JPM or one of its Subsidiaries as identified on Schedule 6.1(c). Other than the shares of each Transferred Entity to be transferred to BNY at the Closing (the "Transferred Shares"), there are no other bonds, debentures, notes or other securities or financial instruments of any Transferred Entity issued, reserved for issuance or outstanding. There are no preemptive rights or outstanding subscriptions, options, warrants, rights, convertible securities or other agreements, commitments or understandings concerning the share capital, securities or financial instruments of each Transferred Entity. None of the Transferred Entities owns any securities or financial interests in any Person or otherwise owns any asset other than (i) Corporate Trust Agreements, (ii) in the case of J.P. Morgan Trust Australia Limited, all of the outstanding shares of capital stock of each of Rusday Limited, GT Australia Nominees Limited and Brandwal Limited (the "Indirect Transferred Entities") and (iii) any other asset that is a Purchased Corporate Trust Asset. JPM has good and valid title to the Transferred Shares and, upon consummation of the Closing, shall transfer good and valid title to the Transferred Shares to BNY, free and clear of any Liens. Except as set forth in the prior sentence, J.P. Morgan Trust Australia Limited has good and valid title to the shares of the Indirect Transferred Entities and, upon consummation of the Closing, J.P. Morgan Trust Australia Limited shall have good and valid title to such shares, free and clear of any Liens. No Transferred Entity or Indirect Transferred Entity: (i) has conducted any material business since its incorporation other than the Corporate Trust Business; and (ii) is insolvent, in bankuptcy, liquidation or insolvency proceedings or the subject of any order for its winding up, and there are no distress, execution or other process levied on its assets and, to the Knowledge of JPM, no such proceedings are threatened. Except to the extent reflected in the Final Corporate Trust Closing Statement and other than any liability or obligation that is an Assumed Corporate Trust Liability (including any obligations to perform the Corporate Trust Agreements that are being transferred with a Transferred Entity), no Transferred Entity or Indirect Transferred Entity has any material liabilities or obligations of any nature, known or unknown, accrued or absolute, fixed or contingent.

          Section 6.2	Authority; Capacity.  Each of JPM and each of its
Subsidiaries has all necessary corporate power and authority to make, execute and deliver this Agreement and the Corporate Trust Related Agreements to which JPM or such Subsidiary is a party and to perform all of the obligations to be performed by it under this Agreement and the Corporate Trust Related Agreements. The making, execution, delivery and performance of this Agreement and the Corporate Trust Related Agreements by JPM and each of its Subsidiaries that is a party to such agreement, and the consummation by JPM and each of its Subsidiaries of the transactions contemplated to be performed by it hereby and thereby have been duly and validly authorized and approved by all necessary corporate action on the part of JPM and such Subsidiary, as applicable. This Agreement and the Corporate Trust Transition Services Agreement have been, and, as of the Closing Date, the Servicing Agreements will be, duly and validly executed and delivered by JPM and each of its Subsidiaries that is a party to such agreement, and assuming the due authorization, execution and delivery by BNY and each of its Subsidiaries that is a party to such agreement, each of this Agreement and the Corporate Trust Related Agreements will constitute the valid, legal and binding obligation of JPM and each of its Subsidiaries that is a party to such agreement, enforceable against any and all of them in accordance with its terms, except for the Permitted Enforceability Exceptions. The representations and warranties set forth in this Section 6.2 shall apply mutatis mutandis with respect to both the Original Purchase Agreement and this Agreement, and, with respect to the Original Purchase Agreement, shall be made as of the Original Execution Date and, with respect to this Agreement, shall be made as of the Execution Date; provided, however, that the representations and warranties set forth in this Section 6.2 do not "address matters only as of a particular date" for purposes of
Section 15.2(a).

          Section 6.3	No Conflict; Defaults.  Assuming the consents and
approvals referred to in Section 6.4 are obtained, neither the execution and delivery of this Agreement and the Corporate Trust Related Agreements by JPM and its Subsidiaries, nor the consummation of the Corporate Trust Sale and the related transactions contemplated hereby and thereby by JPM and its Subsidiaries, will (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance provided by, the terms of any order, arbitrators award, law, regulation, contract, indenture, mortgage, instrument, commitment, judgment, or decree to which JPM or any of its Subsidiaries is a party or by which it is bound, except such conflicts, breaches, defaults or accelerations that would not, individually or in the aggregate, have a Corporate Trust Material Adverse Effect, or (ii) violate the articles of incorporation or bylaws, or any other equivalent organizational document, of JPM or any of its Subsidiaries.

          Section 6.4	Consents and Approvals.  Neither JPM nor any of
its Subsidiaries is required to obtain any order, permit, consent, approval or authorization of, or required to make any declaration or filing with, any Governmental Authority or third party in connection with the execution and delivery of this Agreement or the Corporate Trust Related Agreements or the consummation of the Corporate Trust Sale and the related transactions contemplated hereby and thereby, except (i) as may be required pursuant to the Corporate Trust Agreements, the Other Corporate Trust Contracts or the Corporate Trust Leases, and (ii) the approvals or non-objections of the Governmental Authorities set forth on
Schedule 6.4(ii) (the "Corporate Trust Seller Government Consents") (such approvals contemplated by the foregoing clauses (i) and (ii) being hereafter referred to as the "Corporate Trust Seller Approvals").

          Section 6.5	Litigation and Related Matters.  Schedule 6.5
sets forth, as of the date hereof, all material litigations, civil and criminal, arbitrations, and administrative proceedings and investigations, inquiries (whether formal or informal), suits, claims, charges or controversy pending before a Governmental Authority or arbitrator arising out of or relating to the conduct of the Corporate Trust Business (including any such material claims made by or on behalf of any customer, employee, or former, inactive or temporary employee associated with the Corporate Trust Business). Except as set forth on
Schedule 6.5, as of the date hereof, there is no material action, suit, proceeding, claim, arbitration or other litigation, or investigation by or before any Governmental Authority or arbitrator pending or, to the Knowledge of JPM, threatened against JPM or any of its Subsidiaries arising out of the conduct of the Corporate Trust Business.

          Section 6.6	Brokers.  Neither BNY nor any of its Affiliates
has or shall have any liability or obligation as a result of any brokerage or finder's fee or other commission of any Person retained by JPM or any of its Affiliates in connection with this Agreement, the Corporate Trust Related Agreements or the transactions contemplated hereby or thereby.

          Section 6.7	Absence of Undisclosed Liabilities; No Material
Adverse Change. (a) Neither JPM nor any of its Subsidiaries had any liabilities or financial obligations of any nature, known or unknown, accrued or absolute, fixed or contingent, in respect of the Corporate Trust Business or the Purchased Corporate Trust Assets, and neither JPM nor any of its Subsidiaries has incurred any such liabilities or obligations since December 31, 2004, in each case, except for such liabilities or obligations (i) set forth on Schedule 6.7(a),
(ii) reflected in the Corporate Trust Financial Information, or
(iii) incurred in the ordinary course of business after December 31, 2004 or (iv) as would not reasonably be expected to have a Corporate Trust Material Adverse Effect.

          (b)	Since December 31, 2004, and except as otherwise
expressly contemplated by this Agreement, JPM and its Subsidiaries have in all material respects conducted the Corporate Trust Business only in, and have not engaged in any material transaction other than in, the ordinary course of business consistent with past practice. Since December 31, 2004, there has not been any event, occurrence or circumstance that has had or that would reasonably be expected to have a Corporate Trust Material Adverse Effect.

          Section 6.8	Property and Equipment.  Schedule 6.8 is a list,
as of the date hereof, of all major items of equipment and tangible personal property (designated by category) owned or leased by, or under option to JPM or any of its Subsidiaries and which are among the Purchased Corporate Trust Assets (or subject to leases or options which are to be assumed by BNY hereunder). For purposes of this Section 6.8, any item of equipment or personal property shall be deemed "major" if it has a Corporate Trust Net Book Value (net of any associated allowance, reserve or other contra-asset account, as reflected in JPM's books and records, determined in accordance with GAAP) as of the date hereof (in the case of owned property) or has a remaining rental payment due as of the date hereof (in the case of leased property) in excess of $10,000. Except as set forth on such schedule, there are no Liens (other than Permitted Liens) on such equipment or tangible personal property, and JPM or its Subsidiaries will deliver good and valid title or leasehold interests or licenses (including sub-licenses), as the case may be, to the Purchased Corporate Trust Assets free of Liens (other than Permitted Liens).

          Section 6.9	Necessary Corporate Trust Permits.  JPM and its
Subsidiaries have all material permits, licenses, orders, ratings and approvals of all Governmental Authorities necessary for them to operate the Corporate Trust Business substantially as presently operated (the "Necessary Corporate Trust Permits"), and: (a) all of the Necessary Corporate Trust Permits are in full force and effect in all material respects, and (b) to the Knowledge of JPM, no suspension or cancellation of any Necessary Corporate Trust Permit has been threatened. Schedule
6.9 sets forth a true and complete list of each of the jurisdictions with respect to which a Governmental Authority has granted JPM a Necessary Corporate Trust Permit.

          Section 6.10	Purchased Corporate Trust IP & IT Assets.  (a)
Schedule 6.10(a) is a complete and accurate list of all Purchased Corporate Trust IP. JPM and its Subsidiaries own all the Purchased Corporate Trust IP, and FCS owns the Intellectual Property that will be the subject of the sublicense to be granted to BNY by FCS pursuant to
Section 11.12 (the "FCS IP"), free and clear of all Liens. To the Knowledge of JPM, each of the Purchased Corporate Trust IP and the FCS IP is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting JPM's or any of its Subsidiaries' use thereof or rights thereto. JPM and its Subsidiaries have the right pursuant to license, sublicense, agreement or permission to use, in the manner currently used in the Corporate Trust Business, the Purchased Corporate Trust IP and FCS IP, to the extent not exclusively owned by JPM or any of its Subsidiaries.

          (b)	Immediately after the Closing, BNY will own or have the
right to use in the operation of the Corporate Trust Business all of the Purchased Corporate Trust IP, on terms and conditions substantially the same as those in effect for JPM immediately prior to the Closing.

          (c)	There is no material litigation, opposition,
cancellation, proceeding, objection or claim pending, asserted in writing or, to the Knowledge of JPM, threatened, concerning JPM's ownership, validity, registerability, enforceability, infringement, use or licensed right to use any Purchased Corporate Trust IP or FCS IP in connection with the Corporate Trust Business.

          (d)	JPM and its Subsidiaries have taken reasonable and
commercially practicable measures to protect the secrecy, confidentiality and value of Purchased Corporate Trust IP and the FCS IP.

          (e)	JPM has implemented reasonable and commercially
practicable procedures to prevent any Person from gaining unauthorized access to the IT Assets. JPM has implemented reasonable backup and disaster recover technology consistent with industry practices.

          Section 6.11	Governmental Notices.  Neither JPM nor any of its
Subsidiaries has received any notice from any Governmental Authority indicating that such Governmental Authority would oppose or not promptly grant or issue its consent or approval, if requested, with respect to the transactions contemplated hereby. There are no threatened or pending actions, proceedings or allegations by any Person or Governmental Authority or any other facts known to JPM relating to it that could reasonably be expected to have an adverse effect on the ability of the parties to promptly obtain all requisite regulatory consents or to perform its obligations under this Agreement.

          Section 6.12	Corporate Trust Employees and Benefits.  (a)
Schedule 6.12(a) lists, as of the date hereof, all Corporate Trust Business Employees who are identified as employed in the relevant business lines in the internal JPM records and the position, corporate and functional title, status as exempt or non-exempt, identification number, hire date, status as full or part-time, status as active or on leave, if on leave, the date leave commenced, geographic location and remuneration (including salary and prior year's incentive award , if applicable) of each such Corporate Trust Business Employee. Within thirty (30) days of the date hereof, JPM shall update Schedule 6.12(a) to include Corporate Trust Business Employees as of the date such Schedule is delivered who were not identified as employed in the relevant business lines in the internal JPM records. Following the date hereof and not less than five (5) Business Days prior to the Closing Date, JPM shall update Schedule 6.12(a) to reflect newly hired Corporate Trust Business Employees and those Corporate Trust Business Employees whose employment has terminated, as well as any change in the other information on
Schedule 6.12(a) applicable to any Corporate Trust Business Employee previously listed on Schedule 6.12(a); provided that, within seven (7) Business Days following the Closing, JPM shall update Schedule 6.12(a) to reflect, as of the Closing Date, newly hired Corporate Trust Business Employees and those Corporate Trust Business Employees whose employment has terminated, as well as any change in the other information on
Schedule 6.12(a) applicable to any Corporate Trust Business Employee previously listed on Schedule 6.12(a); provided, however, that no updated information shall be provided with respect to those Corporate Trust Business Employees previously listed on Schedule 6.12(a) who have rejected a Comparable Job Offer or who have not received Comparable Job Offers from BNY as of such date. Notwithstanding the foregoing, in no event shall the information required by Schedule 6.12(a) be provided with respect to a Corporate Trust Business Employee employed outside of the United States until such time as is legally permissible and, following such time, only in such form as is legally permissible. All Corporate Trust Business Employees have completed the pre-employment screening processes in place at JPM as in effect from time to time and satisfied all requirements thereof, including drug testing and fingerprinting.

          (b)	Schedule 6.12(b) lists all of the employee benefit
plans, programs and arrangements, including all pension, retirement, retiree medical, profit-sharing, thrift, savings, deferred compensation, compensation, incentive, equity-based, severance, welfare, fringe benefit, expatriate, perquisite and similar plans sponsored, maintained or contributed to by JPM or any of its Subsidiaries and in which any Corporate Trust Business Employee is eligible to participate (the "Corporate Trust Employee Plans") and any employment, consulting, incentive, incentive guarantee, other employment guarantee, change in control, severance, expatriate, perquisite or other compensation-related guarantee or agreement or letter between JPM or any of its Subsidiaries and any Corporate Trust Business Employee (the "Corporate Trust Employment Agreements"). JPM has made available to BNY copies of all Corporate Trust Employee Plans and Corporate Trust Employment Agreements, and where applicable, the most recent summary plan descriptions with respect to the Corporate Trust Employee Plans.

          (c)	The Corporate Trust Employee Plans are in material
compliance with Applicable Law and have been administered in all material respects in accordance with their terms. There is no pending or, to the Knowledge of JPM, threatened legal action, suit or claim by any Corporate Trust Business Employee under any Corporate Trust Employee Plan (other than ordinary course claims for benefits) or Corporate Trust Employment Agreement. There is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Corporate Trust Employee Plan or the imposition of any Lien on the assets of the Corporate Trust Business under ERISA Section 302(f) or Code
Section 412(n).

          (d)	Each of the Corporate Trust Employee Plans intended to
be "qualified" within the meaning of Section 401(a) of the Code has a favorable determination letter from the IRS, and JPM has no Knowledge of any fact or set of circumstances that would reasonably be expected to adversely affect such qualified status. Neither JPM nor any of its Subsidiaries contribute to (nor have they ever contributed to) any multiemployer plan or any multiple employer plan, each within the meaning of ERISA, on behalf of Corporate Trust Business Employees.

          (e)	Except as set forth on Schedule 6.12(e) or as otherwise
contemplated by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either standing alone or together with any other event) will (i) result in any material payment (including, without limitation, severance, golden parachute or otherwise) becoming due under any Corporate Trust Employee Plan or Corporate Trust Employment Agreement to any Corporate Trust Business Employee; (ii) materially increase the benefits otherwise payable under any Corporate Trust Employee Plan or Corporate Trust Employment Agreement to any Corporate Trust Business Employee; or (iii) result in the acceleration of the time or payment or vesting of any benefits to any Corporate Trust Business Employee.

          Section 6.13	Labor Contracts and Relations.  Except as set
forth on Schedule 6.13, with respect to Corporate Trust Business Employees, neither JPM nor any of its Subsidiaries is a party to any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is JPM or any of its Subsidiaries the subject of a proceeding asserting it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor, to the Knowledge of JPM, is any such proceeding threatened, nor is there any strike or other labor dispute by the Corporate Trust Business Employees pending or threatened, nor does JPM have Knowledge of any activity involving any Corporate Trust Business Employees seeking to certify a collective bargaining unit or engaging in union organizational activity. The Corporate Trust Business is and has been operated in compliance in all material respects with all Applicable Laws relating to employment and employment practices, occupational safety and health standards, terms and conditions of employment and wages and hours, and neither JPM nor any of its Subsidiaries is or has engaged in any unfair labor practice with respect to the Corporate Trust Business.

          Section 6.14	Corporate Trust Agreements and Other Corporate
Trust Contracts. (a) Schedule 6.14(a) sets forth, as of the date hereof, a complete and correct list of all active Corporate Trust Agreements.
Schedule 6.14(a) sets forth, as of the date hereof, a complete and correct list of all active Other Corporate Trust Contracts. For each Corporate Trust Agreement set forth on Schedule 6.14(a), JPM has set forth on such Schedule each client by account (designating issues, bond series or the like).

          (b)	Each of JPM and its Subsidiaries required to so act has
at all times acted as the validly appointed fiduciary or agent under the Corporate Trust Agreements, except where the failure to so act as a validly appointed fiduciary or agent would not, individually or in the aggregate, reasonably be expected to result in a Corporate Trust Material Adverse Effect. To the extent and in the manner contemplated by the Corporate Trust Agreements, JPM or the relevant Subsidiary of JPM has title (which may be through a nominee or authorized agent) to, or a valid and perfected lien on, the property subject to such Corporate Trust Agreements.

          (c)	To JPM's Knowledge, each of JPM and its Subsidiaries
has performed all obligations (including any record keeping obligations) required to be performed by it under the Corporate Trust Agreements and the Other Corporate Trust Contracts and is not in default thereunder, except where the failure to so perform and/or such defaults would not, individually or in the aggregate, reasonably be expected to result in a Corporate Trust Material Adverse Effect.

          (d)	Each of JPM and its Subsidiaries has to the extent
required by Applicable Law or by the applicable Corporate Trust Agreement, taken all action to maintain, for the benefit of the holders or other beneficiaries or obligees under the applicable Corporate Trust Agreement, all interests in collateral granted or pledged to secure obligations thereunder, including the making of governmental or other filings to continue such interests in such collateral, and the foregoing is accurately reflected in the applicable books and records of the Corporate Trust Business.

          (e)	Except as set forth on Schedule 6.14(e), to the
Knowledge of JPM, there is no default by any party to a Corporate Trust Agreement other than JPM or any of its Subsidiaries or to the Knowledge of JPM any event which, with the giving of notice or the passage of time or both, would become a default by any party to a Corporate Trust Agreement other than JPM or any of its Subsidiaries, which has occurred and is continuing, under any of the Corporate Trust Agreements except where such default or event of default would not, individually or in the aggregate, reasonably be expected to result in a Corporate Trust Material Adverse Effect.

          (f)	Each of JPM and its Subsidiaries have (i) except for
the escheat obligations of JPM and its Subsidiaries which shall have been fulfilled as of the Closing Date, fulfilled all of their respective escheat obligations; (ii) not waived, amended or modified any provision of any Corporate Trust Agreement except in accordance with the provisions of such Corporate Trust Agreement and as shown in the records maintained by JPM and its Subsidiaries and delivered to BNY as Purchased Corporate Trust Assets; and (iii) to the extent required by Applicable Law or by the applicable Corporate Trust Agreements, taken all action to maintain, for the benefit of the holders or other beneficiaries or obligees under the Corporate Trust Agreements, all interests in collateral granted or pledged to secure obligations thereunder, including the making of governmental or other filings to continue such interests in such collateral, except, in each case of clauses (i) through (iii), to the extent as would not, individually or in the aggregate, have a Corporate Trust Material Adverse Effect.

          (g)	Other than as set forth on Schedule 6.14(g), to the
Knowledge of JPM, there are no material Existing Out-of-Balance Appointments and the aggregate of the amounts set forth on Schedule 6.14(g) is in all material respects the total aggregate amount of the Existing Out-of-Balance Condition as of February 28, 2006.

          Section 6.15	Environmental Matters.   Except as set forth on
Schedule 6.15:

          (a)	Each of JPM and each of its Subsidiaries is currently
in compliance in all material respects with all Environmental Laws applicable to any Leased Corporate Trust Premises, and with respect to any facilities, improvements, operations, and activities conducted by JPM or any of its Subsidiaries on such premises. Neither JPM nor any of its Subsidiaries has received any notice that there has been any failure to comply with Environmental Laws applicable to any Leased Corporate Trust Premises, and with respect to any facilities, improvements, operations, and activities conducted by JPM or any of its Subsidiaries on such premises except any such notice with respect to a failure to comply which has been fully remedied.

          (b)	Each of JPM and its Subsidiaries has all material
environmental permits and approvals necessary under Environmental Laws for all facilities, improvements, operations and activities conducted by JPM or any of its Subsidiaries on the Leased Corporate Trust Premises, and JPM and its Subsidiaries are currently in compliance with all such permits and approvals.

          (c)	There is no suit, claim, demand, action, consent order
or proceeding pending or, to the Knowledge of JPM, threatened in which JPM or any of its Affiliates, with respect to any Leased Corporate Trust Premises, has been or, with respect to threatened proceedings, could reasonably be expected to be named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the Release into or presence in the Environment of any Hazardous Material.

          (d)	Neither JPM or any of its Subsidiaries, nor to JPM's
Knowledge, any lessee or owner, as applicable, of any Leased Corporate Trust Premises, has received any written notice regarding a matter on which a suit, claim, action or proceeding as described in subsection (c) or (d) of this Section 6.15 would reasonably be based.

          (e)	To the Knowledge of JPM, there have been no Releases or
presence in the Environment of any Hazardous Materials in, on, from, under or affecting any Leased Corporate Trust Premises that would reasonably be expected to have a material adverse impact on such Leased Corporate Trust Premises.

          (f)	To the Knowledge of JPM, there are no asbestos-
containing materials, polychlorinated biphenyls (PCBs) or equipment containing PCBs, urea formaldehyde foam insulation products, underground storage tanks, sanitary landfills, or injection wells at or in any Leased Corporate Trust Premises that would have a material adverse impact on such Leased Corporate Trust Premises.

          (g) To the Knowledge of JPM, neither JPM nor any of its Subsidiaries has taken any action under any Corporate Trust Agreement that would result in JPM or any of its Subsidiaries or, from and after the Closing, BNY or any of its Subsidiaries incurring any material liability under Environmental Law in respect of any real property pursuant to a Corporate Trust Agreement.

          Section 6.16	Compliance with Laws.  Each of JPM and its
Subsidiaries is in compliance with all rules and regulations applicable to the Corporate Trust Business under Applicable Law, except as would not reasonably be expected to, individually or in the aggregate, result in a Corporate Trust Material Adverse Effect. Each of JPM and its Subsidiaries has conducted and is conducting the Corporate Trust Business (including, without limitation, all matters relating to the Corporate Trust Business Employees and the Leased Corporate Trust Premises) in compliance with Applicable Law (including with any escheatment and unclaimed property laws and requirements) in all material respects; provided that the environmental matters addressed by Section 6.15 shall be governed by
Section 6.15 and not this Section 6.16. Except as set forth on Schedule 6.16, neither JPM nor any of its Subsidiaries is subject to any order, ruling, written agreement, memorandum of understanding or other formal or informal enforcement action with respect to the Corporate Trust Business directed to it by any Governmental Authority. There are no material and uncured or unremedied deficiencies with respect to or affecting the Corporate Trust Business, or the Purchased Corporate Trust Assets and Assumed Corporate Trust Liabilities being acquired in connection therewith.

          Section 6.17	Corporate Trust Financial Information.  (a)  JPM
has previously provided BNY with a consolidated income statement and consolidated statement of assets and liabilities concerning the Corporate Trust Business as of, or for the fiscal years ended, December 31, 2004 and December 31, 2005 (the "Corporate Trust Financial Information"). The Corporate Trust Financial Information fairly presents in all material respects the financial position and results of operations of the Corporate Trust Business as of the date or dates of such information.
The Corporate Trust Financial Information is unaudited, has been prepared from the books and records of the Corporate Trust Business and takes into account certain adjustments made to reflect the Corporate Trust Business as a standalone business, is subject to JPM's internal accounting policies and procedures and is used by JPM to prepare its financial statements that are prepared in accordance with GAAP. The actual fee revenues of the Corporate Trust Business for the fiscal year ended December 31, 2005 is set forth on Schedule 6.17(a).

          (b)	The books of account of the Corporate Trust Business
fairly and accurately in all material respects reflect the Purchased Corporate Trust Assets and Assumed Corporate Trust Liabilities in accordance with GAAP.

          (c)	The books of account of the Corporate Trust Business
are maintained by JPM substantially in accordance with applicable legal and accounting requirements.

          (d)	JPM or its Subsidiaries maintains, with respect to the
Corporate Trust Business, a system of internal accounting controls sufficient in all material respects to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) revenue items are accurately recorded as necessary to permit preparation of financial statements in conformity in all material respects with GAAP and (iii) revenues for the Corporate Trust Business provided to BNY are accurate in all material respects and fairly present in all material respect the actual revenues of the Corporate Trust Business for the fiscal year ended December 31, 2005.

          (e)	Not later than sixty (60) days following the Closing
Date, JPM shall deliver to BNY financial statements with respect to the Transferred Entities. Such financial statements will (i) fairly present in all material respects the financial position and results of operations of the Transferred Entities as of the Closing Date and (ii) be unaudited, prepared from the books and records of the Corporate Trust Business and Transferred Entities and will be subject to JPM's internal accounting policies and procedures used by JPM to prepare its financial statements that are prepared in accordance with GAAP.

          Section 6.18	Books and Records.  (a)  With respect to each
Corporate Trust Agreement and all accounts related thereto, the accounting, financial and other books and records kept by JPM and any of its Subsidiaries are in all material respects complete and accurate and have been maintained in the usual, regular and ordinary course of business and in accordance in all material respects with Applicable Law.

          (b) 	The files with respect to the Corporate Trust
Agreements are complete in all material respects.

          Section 6.19	Corporate Trust Assets.  (a)  Excepting for the
matters set forth on Schedule 6.19(a) and taking into account the Excluded Corporate Trust Assets and the Excluded Corporate Trust Liabilities and the arrangements contemplated by Sections 10.10 and 11.11, the Purchased Corporate Trust Assets purchased and Assumed Corporate Trust Liabilities assumed by BNY from JPM, together with the services to be provided by JPM under the Corporate Trust Transition Services Agreement and management, support and administrative services that JPM may reasonably assume BNY will provide, will be sufficient to enable BNY, immediately as of the Closing Date, to engage in all material respects in the activities of the Corporate Trust Business in which JPM is currently, and has since January 1, 2003 been engaged.

          (b)	Immediately after the transfer of each Corporate Trust
Agreement from JPM to BNY pursuant hereto, BNY will obtain all right, title and interest in such Corporate Trust Agreement, free and clear of any Lien arising by, through or under JPM.

          Section 6.20	Leased Corporate Trust Premises.  (a) Schedule
6.20(a) contains a list, as of the date hereof, of each Corporate Trust Lease and all material amendments or modifications thereto, including the amount of space, rent and term, that will be part of the Purchased Corporate Trust Assets (the premises covered by the Corporate Trust Leases, the "Leased Corporate Trust Premises"), with a demarcation indicating Corporate Trust Leases that require consent to be assigned or subleased.

          (b)	JPM has provided BNY with a true and complete list of
all of the tenants or other occupants of the Leased Corporate Trust
Premises.

          (c)	Each of the Corporate Trust Leases is in full force and
has not been modified, altered or amended, and, neither JPM nor to JPM's Knowledge, the landlord is in default under any of its respective obligations thereunder, except for such modifications, alterations, amendments or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Corporate Trust Material Adverse Effect.

          (d)	JPM has provided BNY with true and accurate copies of
each of the Corporate Trust Leases and all amendments thereto, and neither JPM nor, to JPM's Knowledge, any tenant under the Corporate Trust Leases has received any notice of default thereunder or has any Knowledge of any event that, by itself or with the passage of time, could result in a material default under a Corporate Trust Lease.

          (e)	Except as would not, individually or in the aggregate,
reasonably be expected to result in a Corporate Trust Material Adverse Effect, neither JPM nor any of its Subsidiaries engaged in the Corporate Trust Business has received or has Knowledge of any written notices of violations, citations, summonses, compliance orders, directives, suits, other legal process, or other written notices of potential material liability under applicable zoning, building, fire or other Applicable Laws and regulations relating to the Corporate Trust Leases or the Leased Corporate Trust Premises.

          (f)	Neither JPM nor any of its Subsidiaries has received or
has Knowledge of any written notice of a condemnation proceeding relating to the Corporate Trust Leases or the Leased Corporate Trust Premises that would materially affect a property or intended use (and provided that JPM shall give BNY prompt written notice as to any such condemnation notices received (or of which JPM has Knowledge) between the date hereof and the Closing Date, this representation shall not be deemed to be breached with respect to such matters for purposes of Section 15.2(a)).

          Section 6.21	Insurance Coverage.  The Corporate Trust Business
is insured against such risks and in such amounts and with such coverage customarily carried by Persons conducting businesses similar to the Corporate Trust Business or owning assets similar to the Purchased Corporate Trust Assets. Since January 1, 2000, all premiums payable under all insurance policies and fidelity bonds that currently cover the assets, business, operations and employees of the Corporate Trust Business have been timely paid in all material respects, and JPM and its Subsidiaries have otherwise complied in all material respects with the terms and conditions of all such policies and bonds. Since January 1, 2000, there is no material claim by JPM or any of its Subsidiaries pending under any such policies or bonds as to which coverage has been denied by the underwriters of such policies or bonds. To the Knowledge of JPM, no insurer has threatened a termination, or material alteration, of coverage under any such policies or bonds, except notices required to be given by Applicable Law prior to the expiration of any policy or bond advising that coverage will terminate by its terms if such policy or bond is not renewed.

          Section 6.22	Taxes.  (a) All Tax Returns required to be filed
with respect to the Purchased Corporate Trust Assets (such Tax Returns, the "Corporate Trust Tax Returns") have been filed with the appropriate Taxing Authority; each such Corporate Trust Tax Return is true, complete and correct in all material respects. All Taxes shown to be due on such Corporate Trust Tax Returns, and all Taxes arising from or attributable to the Purchased Corporate Trust Assets, have been timely paid, withheld and timely paid to the appropriate Taxing Authority, or reflected in an appropriate tax reserve in accordance with GAAP on the financial statements of JPM, other than those Taxes the failure of which to be paid would not result in a Lien on the Purchased Corporate Trust Assets or become a liability of BNY.

          (b)	No notice of deficiency or assessment of Taxes has been
received from any Taxing Authority with respect to the Purchased Corporate Trust Assets. There are no security interests on any of the Purchased Corporate Trust Assets that arose in connection with any failure (or alleged failure) to pay any Tax (whether or not such Tax relates to the Purchased Corporate Trust Assets).

          (c)	None of the Purchased Corporate Trust Assets is "tax
exempt use property" (within the meaning of Section 168(h) of the Code). None of the Purchased Corporate Trust Assets is a lease made pursuant to
Section 168(f)(8) of the Internal Revenue Code of 1954.

          (d)	Each Transferred Entity, each of their respective
Subsidiaries and any affiliated, combined, unitary, or similar group of which any Transferred Entity or any of its respective Subsidiaries is, or was at any time, a member for any Tax purpose, other than (i) Promina Group Limited and any Subsidiary of Promina Group Limited or (ii) any such group of which Colson Services, Inc. or J.P. Morgan Corporate Trustee Services Limited is, or has been, a member (the preceding entities, including but not limited to the Transferred Entities, the "Transferred Entities Tax Affiliates") have timely filed (and in respect of any taxable period which includes the Closing Date, will file), after giving effect to any applicable extensions, all Tax Returns required to be filed by Applicable Law. All such Tax Returns were (and, as to Tax Returns not filed as of the date hereof, will be) true, complete and correct in all material respects. Neither the Australian Taxation Office, any appropriate Office of State Revenue nor any other Taxing Authority has proposed any adjustment to any such Tax Return. No claim has been made by any Taxing Authority of a jurisdiction where a Transferred Entity or any of its Subsidiaries does not file Tax Returns that such Transferred Entity or any of its Subsidiaries is subject to Tax by that jurisdiction.

          (e)	Each Transferred Entities Tax Affiliate has, within the
time and in the manner prescribed by law, paid (and, in respect of any taxable period ending after the date hereof and on or before the Closing Date, will pay) or withheld from any payment made to another person, all Taxes that are (or, in respect of any taxable period ending after the date hereof and on or before the Closing Date, will become) due and payable by it, including without limitation the payment of estimated Taxes.

          (f)	No Transferred Entities Tax Affiliate has agreed to any
extension of time within which to file any Tax Return, which Tax Return has not since been filed or which extends the period for payment of any Taxes.

          (g)	No Transferred Entities Tax Affiliate has executed any
outstanding waivers or comparable consents regarding the time limits for assessment or amended assessment imposed upon any Taxing Authority with respect to any Taxes or Tax Returns.

          (h)	There are no audits, tax reviews, suits, claims,
assessments or other administrative proceedings or court proceedings pending with respect to any Taxes or Tax Returns of any of the Transferred Entities or any of their respective Subsidiaries, and no Taxing Authority has officially notified any of the Transferred Entities or any of their respective Subsidiaries in writing that it intends to investigate its Tax affairs.

          (i)	No tax ruling that would apply to any Post-Closing
Period has been requested of any Taxing Authority with respect to any Tax matter relating to the Taxes of any of the Transferred Entities or any of their respective Subsidiaries in relation to which a reply has not yet been received.

          (j)	All particulars given to any Taxing Authority in
connection with or affecting any application for any ruling, consent or clearance on behalf of any of the Transferred Entities or any of their respective Subsidiaries, which would apply to any Post-Closing Period, fully and accurately disclosed all facts and circumstances material for the decision of the Taxing Authority. Each such ruling, consent or clearance is valid and effective. Each transaction for which that ruling, consent or clearance has previously been obtained has been carried into effect in accordance with the terms of the relevant application, ruling, consent or clearance.

          (k)	None of the Transferred Entities or any of their
respective Subsidiaries is or has been a party to any tax indemnity, tax allocation or tax sharing or similar agreement or arrangement (whether or not written), which would survive the Closing, pursuant to which it will have any obligation to make any payments.

          (l)	 To the extent applicable, the Transferred Entities Tax
Affiliates (other than Colson Services, Inc. and J.P. Morgan Corporate Trustee Services Limited) have maintained and retained for the period required by law: (i) accurate records of all assets in which Part IIIA of the 1936 Act and Parts 3-1 and 3-3 of the 1997 Act apply or applied; and (ii) without limiting the generality of the foregoing, accurate records of all information relating to those assets as is referred to in section 160ZZU of the 1936 Act and Division 121 of the 1997 Act; and
(iii) all other records that are required to be maintained under any law relating to Taxes and group liabilities.

          (m)	None of the share capital accounts of J.P. Morgan Trust
Australia Limited or any of its Subsidiaries are, or will be, tainted within the meaning of section 160ARDM of the 1936 Act.

          (n)	All material stamp duty and other similar Taxes payable
in respect of every Contract or transaction to which the Transferred Entities or any of their respective Subsidiaries is or has been a party, or by which the Transferred Entities or any of their respective Subsidiaries derives, has derived or will derive a substantial benefit, have been duly paid. No such Contract is unstamped or insufficiently stamped. No event has occurred, or will occur by operation of this Agreement, as a result of which any material duty has become payable, from which a Transferred Entity or any of its Subsidiaries may have obtained relief.

          (o)	Each of the Transferred Entities and its Subsidiaries,
in respect of any Taxable Supply it makes, is not prevented under any contract from recovering from the recipient of that supply any material amount of GST payable by it in respect of its supply.

          (p)	None of J.P. Morgan Trust Australia Limited or any of
its Subsidiaries will be liable to pay the superannuation guarantee charge in respect of any of its directors, employees or sub-contractors for any contribution period (as defined in the Superannuation Guarantee (Administration) Act 1992) up to the Closing Date.

          (q)	None of J.P. Morgan Trust Australia Limited or any of
its Subsidiaries are "land rich" within the meaning of Australian stamp duty legislation.

          (r)	None of the Transferred Entities or any of their
respective Subsidiaries has engaged in any reportable or listed transactions, as defined under Section 6011 of the Code and the applicable U.S. Treasury Regulations, or in any transaction of which it has made disclosure to any Taxing Authority to avoid the imposition of any penalties, which continue in any Post-Closing Period.

          Section 6.23	No Prepayment. Except as set forth in Schedule
6.23, between July 1, 2005 and February 28, 2006, neither JPM nor any of its Subsidiaries has received a written notice of prepayment of principal or interest in connection with any securities of any issuer with respect to which JPM or such Subsidiary, as applicable, acts in a Corporate Trust Capacity under an active Corporate Trust Agreement.

          Section 6.24	Information Regarding Corporate Trust Customers
and Relationships. After the Closing, neither JPM nor any of its Affiliates shall have any right or interest in or to any of the items included in Section 2.1(a)(5) (except to the extent otherwise provided in the proviso thereto or required for JPM to fulfill its obligations under the Corporate Trust Transition Services Agreement).

          Section 6.25	No Other Representations or Warranties.  Except
as is expressly represented or warranted in this Agreement, neither JPM nor any of its Subsidiaries makes any representation or warranty whatsoever with regard to any Purchased Corporate Trust Asset being transferred to BNY or any Assumed Corporate Trust Liability being assumed by BNY or as to any other matter or thing.

                               ARTICLE VII

   REPRESENTATIONS AND WARRANTIES OF BNY RELATING TO CORPORATE TRUST

          Except as set forth in the BNY Disclosure Schedule, BNY hereby represents and warrants to JPM, as of the date hereof (or as of such other date as may be expressly provided in any representation or warranty), as follows:

          Section 7.1	Organization.  BNY is a corporation duly
organized, validly existing and in good standing under the laws of New York, and has (or, to the extent that BNY's Affiliates purchase Appointments permitted hereunder, such Affiliates have) all requisite corporate power and authority, as well as all requisite licenses, franchises, permits, qualifications, ratings and similar permissions and authorities, to own the Purchased Corporate Trust Assets, assume the Assumed Corporate Trust Liabilities, to accept the Assignment of any Appointment hereunder and to carry on the Corporate Trust Business as currently conducted and is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership of the Purchased Corporate Trust Assets and the conduct of the Corporate Trust Business requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a BNY Material Adverse Effect.

          Section 7.2	Authority; Capacity.  Each of BNY and each of its
Subsidiaries has all necessary corporate power and authority to make, execute and deliver this Agreement and the Corporate Trust Related Agreements to which BNY or such Subsidiary is a party and to perform all of the obligations to be performed by it under this Agreement and the Corporate Trust Related Agreements. The making, execution, delivery and performance of this Agreement and the Corporate Trust Related Agreements by BNY and each of its Subsidiaries that is a party to such agreement, and the consummation by BNY and each of its Subsidiaries of the transactions contemplated to be performed by it hereby and thereby have been duly and validly authorized and approved by all necessary corporate action on the part of BNY and such Subsidiary, as applicable. This Agreement and the Corporate Trust Transition Services Agreement have been, and, as of the Closing Date, the Servicing Agreement will be, duly and validly executed and delivered by BNY and each of its Subsidiaries that is a party to such agreement, and assuming the due authorization, execution and delivery by JPM and each of its Subsidiaries that is a party to such agreement, each of this Agreement and the Corporate Trust Related Agreements will constitute the valid, legal and binding obligation of BNY and each of its Subsidiaries that is a party to such agreement, enforceable against any and all of them in accordance with its terms, except for the Permitted Enforceability Exceptions. The representations and warranties set forth in this Section 7.2 shall apply mutatis mutandis with respect to both the Original Purchase Agreement and this Agreement, and, with respect to the Original Purchase Agreement, shall be made as of the Original Execution Date and, with respect to this Agreement, shall be made as of the Execution Date; provided, however, that the representations and warranties set forth in this Section 7.2 do not "address matters only as of a particular date" for purposes of
Section 15.3(a).

          Section 7.3	No Conflict; Defaults.  Assuming the consents and
approvals referred to in Section 7.4 are obtained, neither the execution and delivery of this Agreement and the Corporate Trust Related Agreements by BNY or any of its Subsidiaries, nor the consummation of the transactions contemplated hereby and thereby by BNY or any of its Subsidiaries, will (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance provided by, the terms of any order, law, regulation, contract, indenture, mortgage, instrument, commitment, judgment, or decree to which BNY or any of its Subsidiaries is a party or by which it is bound, except such conflicts, breaches, defaults or accelerations that would not, individually or in the aggregate, have a BNY Material Adverse Effect or (ii) violate the articles of incorporation or bylaws, or any other equivalent organizational document, of BNY or any of its Subsidiaries.

          Section 7.4	Consents and Approvals.  Neither BNY nor any of
its Subsidiaries is required to obtain any material order, permit, consent, approval or authorization of, nor required to make any declaration or filing with, any Governmental Authority or third party in connection with the execution and delivery of this Agreement or the Corporate Trust Related Agreements, as applicable, or the consummation of the transactions contemplated hereby and thereby, except (i) for the Necessary Corporate Trust Permits or as may be required pursuant to the Corporate Trust Agreements or the Other Corporate Trust Contracts, (ii) as may be required pursuant to applicable state fiduciary substitution laws, and (iii) the approvals of Governmental Authorities listed in
Schedule 7.4 (such approvals contemplated by the foregoing clause (iii), together with the Corporate Trust Seller Government Consents, the "Corporate Trust Government Consents") (such approvals contemplated by the foregoing clauses (i), (ii) and (iii), together with the Corporate Trust Seller Approvals, the "Corporate Trust Approvals").

          Section 7.5	Litigation and Related Matters.  As of the date
hereof, to the Knowledge of BNY, there is no material action, suit, proceeding, claim or other litigation, or any investigation by any

Governmental Authority, pending or threatened against BNY or any of its Subsidiaries that would materially impede, delay or prevent BNY or any of its Subsidiaries from entering into this Agreement or performing its terms.

          Section 7.6	Compliance with Laws and Regulations.  Except as
set forth in Schedule 7.6, each of BNY and its Subsidiaries has conducted and is conducting its business in all material respects in compliance with all Applicable Laws, including, without limitation, all regulations, orders, and opinions of the New York State Banking Department and the FDIC, and, except as would not, individually or in the aggregate, result in a BNY Material Adverse Effect, neither BNY nor any of its Subsidiaries is subject to any order or ruling directed to it by, or memorandum of understanding with, any federal and state Governmental Authority.

          Section 7.7	Governmental Notices; Regulatory Matters.
Neither BNY nor any of its Subsidiaries has received any notice from, or had any discussions with, any federal, state, or other Governmental Authority indicating that such agency would oppose or not promptly grant or issue its consent or approval, if requested, with respect to the Corporate Trust Sale and the related transactions contemplated hereby or the Corporate Trust Related Agreements. There are no threatened or pending actions, proceedings or allegations by any Person or Governmental Authority or any other facts known to BNY relating to it that could reasonably be expected to have an adverse effect on the ability of the parties to promptly obtain all requisite regulatory consents for, or to perform its obligations under this Agreement relating to, the Corporate Trust Sale and the related transactions contemplated by this Agreement or the Corporate Trust Related Agreements.

          Section 7.8	Brokers.  Neither JPM nor any of its Affiliates
has, or shall have, any liability or obligation as a result of any brokerage or finder's fee or other commission of any Person retained by BNY or any of its Affiliates in connection with this Agreement, the Corporate Trust Related Agreements or the transactions contemplated hereby or thereby.

          Section 7.9	Financing.  BNY has, and at the time of the
Closing will have, sufficient funds to enable to pay the amounts required to be paid by it pursuant to Article IV.

                               ARTICLE VIII

         REPRESENTATIONS AND WARRANTIES OF BNY RELATING TO BANKING

          Except as set forth in the BNY Disclosure Schedule, BNY hereby represents and warrants to JPM, as of the date hereof (or as of such other date as may be expressly provided in any representation or warranty), as follows:

          Section 8.1	Organization.  (a)  Schedule 8.1(a) sets forth
each Subsidiary of BNY that, as of the date hereof, owns a Purchased Banking Asset, is liable for an Assumed Banking Liability or is otherwise engaged in the Banking Business (such Subsidiaries and any Subsidiary of BNY that, immediately prior to the Closing, owns a Purchased Banking Asset, is liable for an Assumed Banking Liability or is otherwise engaged in the Banking Business, the "Banking Subsidiaries").

          (b)	Each of BNY and each Banking Subsidiary is an entity
duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and has all requisite corporate power and authority to own the portion of the Purchased Banking Assets owned by it and carry on the Banking Business as currently conducted by it and is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership of the portion of the Purchased Banking Assets owned by it and the conduct of the Banking Business as currently conducted by it requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Banking Material Adverse Effect.

          Section 8.2	Authority; Capacity.  Each of BNY and each of its
Subsidiaries has all necessary corporate power and authority to make, execute and deliver this Agreement and the Banking Related Agreement to which BNY or such Subsidiary is a party and to perform all of the obligations to be performed by it under this Agreement and the Banking Related Agreement. The making, execution, delivery and performance of this Agreement and the Banking Related Agreement by BNY and each of its Subsidiaries that is a party to such agreement, and the consummation by BNY and each of its Subsidiaries of the transactions contemplated to be performed by it hereby and thereby have been duly and validly authorized and approved by all necessary corporate action on the part of BNY and such Subsidiary, as applicable. This Agreement and the Banking Related Agreement have been duly and validly executed and delivered by BNY and each of its Subsidiaries that is a party to such agreement, and assuming the due authorization, execution and delivery by JPM and each of its Subsidiaries that is a party to such agreement, each of this Agreement and the Banking Related Agreement will constitute the valid, legal and binding obligation of BNY and each of its Subsidiaries that is a party to such agreement, enforceable against any and all of them in accordance with its terms, except for the Permitted Enforceability Exceptions. The representations and warranties set forth in this Section 8.2 shall apply mutatis mutandis with respect to both the Original Purchase Agreement and this Agreement, and, with respect to the Original Purchase Agreement, shall be made as of the Original Execution Date and, with respect to this Agreement, shall be made as of the Execution Date; provided, however, that the representations and warranties set forth in this Section 8.2 do not "address matters only as of a particular date" for purposes of
Section 15.3(b).

          Section 8.3	No Conflict; Defaults.  Assuming the consents and
approvals referred to in Section 8.4 are obtained, neither the execution and delivery of this Agreement and the Banking Related Agreement by BNY or any of its Subsidiaries, nor the consummation of the Banking Sale and the related transactions contemplated hereby and thereby by BNY or any of its Subsidiaries, will (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance provided by, the terms of any order, arbitrators award, law, regulation, contract, indenture, mortgage, instrument, commitment, judgment, or decree to which BNY or any of its Subsidiaries is a party or by which it is bound, except such conflicts, breaches, defaults or accelerations that would not, individually or in the aggregate, have a Banking Material Adverse Effect, or (ii) violate the articles of incorporation or bylaws, or any other equivalent organizational document, of BNY or any of its Subsidiaries.

          Section 8.4	Consents and Approvals.  Neither BNY nor any of
its Subsidiaries is required to obtain any order, permit, consent, approval or authorization of, or required to make any declaration or filing with, any Governmental Authority or third party in connection with the execution and delivery of this Agreement or the Banking Related Agreement or the consummation of the Banking Sale and the related transactions contemplated hereby and thereby, except (i) as may be required pursuant to the Contracts set forth on Schedule 8.4(i), and (ii) the approvals or non-objections of the Governmental Authorities set forth on Schedule 8.4(ii) (the "Banking Seller Government Consents") (such approvals contemplated by the foregoing clauses (i) and (ii) being hereafter referred to as the "Banking Seller Approvals").

          Section 8.5	Litigation and Related Matters.  Schedule 8.5
sets forth, as of the date hereof, all material litigations, civil and criminal, arbitrations, and administrative proceedings and investigations, inquiries (whether formal or informal), suits, claims, charges or controversy pending before a Governmental Authority or arbitrator arising out of or relating to the conduct of the Banking Business (including any such material claims made by or on behalf of any customer, employee, or former, inactive or temporary employee associated with the Banking Business). Except as set forth on Schedule 8.5, as of the date hereof, there is no material action, suit, claim, proceeding, arbitration or other litigation, or investigation or inquiry (whether formal or informal) by or before any Governmental Authority or arbitrator, pending or, to the Knowledge of BNY, threatened against BNY or any of its Subsidiaries arising out of the conduct of the Banking Business.

          Section 8.6	Brokers.  Neither BNY nor any of its Affiliates
has or shall have any liability or obligation as a result of any brokerage or finder's fee or other commission of any Person retained by JPM or any of its Affiliates in connection with this Agreement, the Banking Related Agreement or the transactions contemplated hereby or thereby.

          Section 8.7	Absence of Undisclosed Liabilities; No Material
Adverse Change. (a) Neither BNY nor any of its Subsidiaries had any liabilities or financial obligations of any nature, known or unknown, accrued or absolute, fixed or contingent, in respect of the Banking Business or the Purchased Banking Assets, and neither BNY nor any of its Subsidiaries has incurred any such liabilities or obligations since December 31, 2004, in each case, except for such liabilities or obligations (i) set forth on Schedule 8.7(a), (ii) reflected in the Banking Financial Information, or (iii) incurred in the ordinary course of business after December 31, 2004 or (iv) as would not reasonably be expected to have a Banking Material Adverse Effect.

          (b)	Since December 31, 2004, and except as otherwise
expressly contemplated by this Agreement, BNY and its Subsidiaries have in all material respects conducted the Banking Business only in, and have not engaged in any material transaction other than in, the ordinary course of business consistent with past practice. Since December 31, 2004, there has not been any event, occurrence or circumstance that has had or that would reasonably be expected to have a Banking Material Adverse Effect.

          Section 8.8	Property and Equipment.  (a)  Schedule 8.8(a) sets
forth a list, as of the date hereof, of all major items of equipment and tangible personal property (designated by category) owned or leased by, or under option to BNY or any of its Subsidiaries and which are among the Purchased Banking Assets (or subject to leases or options which are to be assumed by JPM hereunder). For purposes of this Section 8.8, any item of equipment or personal property shall be deemed "major" if it has a Book Value (net of any associated allowance, reserve or other contra-asset account, as reflected in BNY's books and records, determined in accordance with GAAP) as of the date hereof (in the case of owned property) or has a remaining rental payment due as of the date hereof (in the case of leased property) in excess of $10,000. Except as set forth on such schedule, there are no Liens (other than Permitted Liens) on such equipment or tangible personal property, and BNY or its Subsidiaries will deliver good and valid title or leasehold interests or licenses
(including sub-licenses), as the case may be, to the Purchased Banking Assets free of Liens (other than Permitted Liens).

          (b)	Schedule 8.8(b) sets forth a list, as of the date
hereof, of all Master Equipment Leases, indicating which Master Equipment Leases require the consent or approval of any Person in order for BNY to assign such Master Equipment Lease to JPM or otherwise transfer to JPM the Banking Personal Property covered by such Master Equipment Lease.

          (c)	BNY and its Subsidiaries own, and will convey to JPM at
Closing, all of BNY's and its Subsidiaries' right, title and interest in, to and under all of the Banking Personal Property, which constitutes good and marketable title, free and clear of any Liens, other than any Permitted Liens. The Banking Personal Property and the other Purchased Banking Assets constitute all of the assets required to conduct the Banking Business in all material respects as presently conducted.

          Section 8.9	Necessary Banking Permits.  BNY and its
Subsidiaries have all material permits, licenses, orders, ratings and approvals of all Governmental Authorities necessary for them to operate the Banking Business substantially as presently operated (the "Necessary Banking Permits"), and: (a) all of the Necessary Banking Permits are in full force and effect in all material respects, and (b) to the Knowledge of BNY, no suspension or cancellation of any Necessary Banking Permit has been threatened.

          Section 8.10	Assumed Banking Deposits.  Schedule 8.10 sets
forth, or incorporates therein by reference, a complete and accurate list, as of the date set forth on such Schedule, of the Assumed Banking Deposits held by the Banking Business. The Assumed Banking Deposits have been originated and administered in accordance with the terms of the respective governing documents and all Applicable Laws and regulations in all material respects. The deposit agreements and other documents relating to the Assumed Banking Deposits to be delivered to JPM will be all such documents in BNY's or any of its Subsidiaries' possession or reasonably available to BNY or any of its Subsidiaries at the Closing that are necessary to establish the amounts or other terms of the Assumed Banking Deposits or that evidence the Assumed Banking Deposits. The Assumed Banking Deposits are insured by the FDIC to the fullest extent in accordance with the Federal Deposit Insurance Act and BNY and its Subsidiaries have paid all assessments due thereunder.

          Section 8.11	Loans. (a) Schedule 8.11(a) sets forth, or
incorporates therein by reference, a complete and accurate list, as of the date of set forth on such Schedule, of all Loans that are owned by BNY or any of its Subsidiaries in the Banking Business, as well as a list of each Loan that requires the affirmative consent or approval or any Person in order for BNY or any of its Subsidiaries to assign such Loan to JPM.

          (b) As to each Assigned Banking Loan, BNY hereby represents and warrants that as of the Closing Date:

          (1)	Each Assigned Banking Loan was made by BNY or any of
     its Subsidiaries (or, in the case of an Assigned Banking Loan purchased by BNY or any of its Subsidiaries, by the Person making such Assigned Banking Loan): (A) in the ordinary course of business at the time such Assigned Banking Loan was made; (B) in accordance in all material respects with then existing federal and state laws and regulations; and (C) in accordance with BNY's underwriting and documentation guidelines then in effect at the time of origination or acquisition.

          (2)	Each Assigned Banking Loan has been originated,
     serviced and administered in all material respects in accordance with (A) BNY's standard loan servicing and operating procedures as in effect from time to time; (B) all Applicable Laws; and (C) the respective loan documents governing each Assigned Banking Loan.

          (3)	None of the rights or remedies under the documentation
     relating to the Assigned Banking Loans has been amended, modified, waived, subordinated or otherwise altered by BNY or any of its Subsidiaries except as evidenced by a written instrument which is a part of the file with respect to the Assigned Banking Loans and was entered into by BNY or its Subsidiaries in good faith and in the ordinary course of business.

          (4)	Each Assigned Banking Loan constitutes a legal, valid
     and binding obligation of the respective borrower(s) or obligor(s), enforceable against such borrower(s) and obligor(s) in accordance with its terms, subject to the Permitted Enforceability Exceptions.

          (5)	Each secured Assigned Banking Loan is secured by a
     valid, enforceable and perfected lien on the secured property described in the applicable security agreement, mortgage, pledge, collateral assignment or other security agreement.

          (6)	Immediately following the sale of each Assigned Banking
     Loan, JPM will own such Assigned Banking Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest arising by, through or under BNY.

          (7)	The files with respect to each Assigned Banking Loan
     contain all of the material documents and instruments evidencing the Assigned Banking Loans.

          (8)	All payments made up to the Closing Date on the
     Assigned Banking Loans have been properly credited to the respective Assigned Banking Loan.

          (c)	As to each SBA Loan that is subject to a guaranty, such
guaranty is in full force and effect, and is freely transferable as an incident to the sale of each SBA Loan, and JPM shall be entitled to the benefits of such guaranty.

          Section 8.12	Letters of Credit; Derivative Products.  (a)
Schedule 8.12(a) is a complete and accurate list, as of the date set forth on such Schedule, of all Letters of Credit.

          (b)	Schedule 8.12(b) is a compete and accurate list, as of
the date hereof, of all interest rate swaps, caps, floors, option agreements, foreign exchange, cash management, futures and forward Contracts and other similar risk management arrangements and derivative financial instruments entered into for the account of the Banking Business in connection with Loans being transferred pursuant to this Agreement. All of such agreements, arrangements or instruments were entered into in accordance in all material respects with all Applicable Laws and, to the knowledge of BNY, with counterparties that were financially responsible at the time. Each of such agreement, arrangement or instrument constitutes a valid and legally binding obligation of BNY or its Subsidiary, enforceable in accordance with its terms subject to Permitted Enforceability Exceptions, and are in full force and effect. None of BNY nor any of its Subsidiaries or, to the knowledge of BNY, any other party thereto is in material breach of any of its obligations under such agreement or arrangement.

          Section 8.13	Banking Contracts.  Schedule 8.13 sets forth a
complete and correct list, as of the date hereof, of each Contract primarily relating to the Banking Business (other than the Banking Leases, the Assigned Banking Loans and the Master Equipment Leases, which are listed on the schedules hereto), indicating which Contracts would require the consent or approval of any Person in order for BNY or its Subsidiaries to assign such Contract to JPM. To BNY's Knowledge, each party to any Assumed Banking Agreement has performed in all material respects its obligations thereunder to the extent that such obligations to perform have accrued, no party is in default under such Contracts and none of such contracts was entered into outside of the ordinary course of BNY's business. Each such Contract constitutes the legal, valid and binding obligation of BNY or its Subsidiary and, to BNY's Knowledge, the respective third party, and is enforceable in accordance with its terms subject to Permitted Enforceability Exceptions. Except as set forth in
Schedule 8.13, no Contract or oral agreement to which BNY or any of its Subsidiaries is a party or by which the Purchased Banking Assets are bound contains any non-competition, non-solicitation or exclusive dealing agreements, or any other agreements or obligations that purports to limit or restrict in any respect (a) the ability of BNY or any of its Subsidiaries or the Banking Business (or, following the Closing, JPM or its Affiliates) to solicit customers or employees or (b) the manner in which, or the localities in which, all or any portion of the Banking Business (or, following the Closing, the business and operations of JPM or its Affiliates) is or could be conducted.

          Section 8.14	Other Purchased Banking Assets.  (a)  Schedule
8.14(a) is a complete and accurate list, as of the date hereof, of Prepaid Banking Expenses, Banking Cash on Hand, and Security Deposits relating to the Banking Business.

          (b)	Schedule 8.14(b) is a complete and accurate list, as of
the date hereof, of Accrued Interest and FAS 91 Fees relating to the Banking Business.

          Section 8.15	Purchased Banking IP & IT Assets.  (a) Schedule
8.15(a) is a complete and accurate list of all Purchased Banking IP. BNY and its Subsidiaries own all the Purchased Banking IP, free and clear of all Liens. To the Knowledge of BNY, each of the Purchased Banking IP is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting BNY's or any of its Subsidiaries' use thereof or rights thereto. BNY and its Subsidiaries have the right pursuant to license, sublicense, agreement or permission to use, in the manner currently used in the Banking Business, the Purchased Banking IP, to the extent not exclusively owned by BNY or any of its Subsidiaries.

          (b)	Immediately after the Closing, JPM will own or have the
right to use in the operation of the Banking Business all of the Purchased Banking IP, on terms and conditions substantially the same as those in effect for BNY immediately prior to the Closing.

          (c)	There is no material litigation, opposition,
cancellation, proceeding, objection or claim pending, asserted in writing or, to the Knowledge of BNY, threatened, concerning BNY's ownership, validity, registerability, enforceability, infringement, use or licensed right to use any Purchased Banking IP in connection with the Banking Business.

          (d)	BNY and its Subsidiaries have taken reasonable and
commercially practicable measures to protect the secrecy, confidentiality and value of Purchased Banking IP.

          (e)	BNY has implemented reasonable and commercially
practicable procedures to prevent any Person from gaining unauthorized access to the IT Assets. BNY has implemented reasonable backup and disaster recover technology consistent with industry practices.

          Section 8.16	Governmental Notices.  Neither BNY nor any of its
Subsidiaries has received any notice from any Governmental Authority indicating that such Governmental Authority would oppose or not promptly grant or issue its consent or approval, if requested, with respect to the transactions contemplated hereby. There are no threatened or pending actions, proceedings or allegations by any Person or Governmental Authority or any other facts known to BNY relating to it that could reasonably be expected to have an adverse effect on the ability of the parties to promptly obtain all requisite regulatory consents or to perform its obligations under this Agreement.

          Section 8.17	Banking Employees and Benefits.  (a)  Schedule
8.17(a) lists, as of the date hereof, all Banking Business Employees who are identified as employed in the relevant business lines in the internal BNY records and the position, corporate and functional title, status as exempt or non-exempt, identification number, hire date, status as full or part-time, status as active or on leave, if on leave, the date leave commenced, geographic location and remuneration (including salary and prior year's incentive award , if applicable) of each such Banking Business Employee. Within thirty (30) days of the date hereof, BNY shall update Schedule 8.17(a) to include Banking Business Employees as of the date such Schedule is delivered who were not identified as employed in the relevant business lines in the internal BNY records. Following the date hereof and not less than five Business Days prior to the Closing Date, BNY shall update Schedule 8.17(a) to reflect newly hired Banking Business Employees and those Banking Business Employees whose employment has terminated, as well as any change in the other information on
Schedule 8.17(a) applicable to any Banking Business Employee previously listed on Schedule 8.17(a); provided that, within seven (7) Business Days following the Closing Date, BNY shall update Schedule 8.17(a) to reflect, as of the Closing, newly hired Banking Business Employees and those Banking Business Employees whose employment has terminated, as well as any change in the other information on Schedule 8.17(a) applicable to any Banking Business Employee previously listed on Schedule 8.17(a); provided, however, that no updated information shall be provided with respect to those Banking Business Employees previously listed on Schedule 8.17(a) who have rejected a Comparable Job Offer or who have not received Comparable Job Offers from JPM as of such date. All Banking Business Employees have completed the pre-employment screening processes in place at BNY as in effect from time to time and satisfied all requirements thereof, including drug testing and fingerprinting.

          (b)	Schedule 8.17(b) lists all of the employee benefit
plans, programs and arrangements, including all pension, retirement, retiree medical, profit-sharing, thrift, savings, deferred compensation, compensation, incentive, equity-based, severance, welfare, fringe benefit, perquisite and similar plans sponsored, maintained or contributed to by BNY or any of its Subsidiaries and in which any Banking Business Employee is eligible to participate (the "Banking Employee Plans") and any employment, consulting, incentive, incentive guarantee, other employment guarantee, change in control, severance, perquisite, or other compensation-related guarantee or agreement or letter between BNY or any of its Subsidiaries and any Banking Business Employee (the "Banking Employment Agreements"). BNY has made available to JPM copies of all Banking Employee Plans and Banking Employment Agreements, and where applicable, the most recent summary plan descriptions with respect to the Banking Employee Plans.

          (c)	The Banking Employee Plans are in material compliance
with Applicable Law and have been administered in all material respects in accordance with their terms. There is no pending or, to the Knowledge of BNY, threatened legal action, suit or claim by any Banking Business Employee under any Banking Employee Plan (other than ordinary course claims for benefits) or Banking Employment Agreement. There is not now, nor do any circumstances exist that could give rise to, any requirement for the posting of security with respect to a Banking Employee Plan or the imposition of any Lien on the assets of the Banking Business a under ERISA Section 302(f) or Code Section 412(n).

          (d)	Each of the Banking Employee Plans intended to be
"qualified" within the meaning of Section 401(a) of the Code has a favorable determination letter from the IRS, and BNY has no Knowledge of any fact or set of circumstances that would reasonably be expected to adversely affect such qualified status. Neither BNY nor any of its Subsidiaries contributes to (nor has it ever contributed to) any multiemployer plan or any multiple employer plan, each within the meaning of ERISA, on behalf of Banking Business Employees.

          (e)	Except as set forth on Schedule 8.17(e) or as otherwise
contemplated by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either standing alone or together with any other event) will (i) result in any material payment (including, without limitation, severance, golden parachute or otherwise) becoming due under any Banking Employee Plan or Banking Employment Agreement to any Banking Business Employee;
(ii) materially increase the benefits otherwise payable under any Banking Employee Plan or Banking Employment Agreement to any Banking Business Employee; or (iii) result in the acceleration of the time or payment or vesting of any benefits to any Banking Business Employee.

          Section 8.18	Labor Contracts and Relations.  With respect to
Banking Business Employees, neither BNY nor any of its Subsidiaries is a party to any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is BNY or any of its Subsidiaries the subject of a proceeding asserting it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor, to BNY's Knowledge, is any such proceeding threatened, nor is there any strike or other labor dispute by the Banking Business Employees pending or threatened, nor does BNY have Knowledge of any activity involving any Banking Business Employees seeking to certify a collective bargaining unit or engaging in union organizational activity.

The Banking Business is and has been operated in compliance in all material respects with all Applicable Laws relating to employment and employment practices, occupational safety and health standards, terms and conditions of employment and wages and hours, and neither BNY nor any of its Subsidiaries is or has engaged in any unfair labor practice with respect to the Banking Business.

          Section 8.19	Investment Products; Personnel.  Each Banking
Business Employee who is required by Applicable Law to be licensed to sell non-deposit investment products, including insurance and securities, is validly licensed and in good standing with each applicable regulator, including the National Association of Securities Dealers (the "NASD") and the state insurance regulators. BNY and its Affiliates have conducted all sales of fixed and variable annuity and credit insurance products and securities investment products, and have administered and serviced all non-deposit investment accounts, in compliance with all Applicable Laws in all material respects, including, without limitation, all applicable regulations and orders of the federal banking agencies and the NASD.

          Section 8.20	Properties and Purchased Banking Assets.  All of
the physical assets to be transferred as part of the Purchased Banking Assets that are material to the operation of the Banking Business are in good repair and working order, except for ordinary wear and tear.

          Section 8.21	Title. (a) As to each Purchased Banking Asset
other than Owned Banking Premises and Banking Leases, BNY or one of its Subsidiaries is the lawful owner of such Purchased Banking Asset, free and clear of all Liens (other than Permitted Liens) and, assuming receipt of the consents set forth on Schedule 8.21(a), BNY and its Subsidiaries will have the right to sell and convey to JPM all of such Purchased Banking Assets on the Closing Date.

          (b)	As to Owned Banking Premises, BNY or one of its
Subsidiaries is the lawful owner of the Owned Banking Premises free and clear of all Liens except for Permitted Liens.

          (c)	As to Banking Leases, BNY or one of its Subsidiaries
has a valid leasehold interest in the Leased Premises covered by such Lease, free and clear of all Liens except Permitted Liens, none of which Permitted Liens shall prevent BNY or any of its Subsidiaries from using the premises covered thereby as presently used. BNY and its Subsidiaries have and will upon receipt of all required consents, assign to JPM, the Banking Leases, and has and will upon receipt of all consents set forth on Schedule 8.21(c), convey to JPM and its Subsidiaries on the Closing Date, a valid leasehold interest in the Leased Banking Premises or, to the extent applicable, licenses with respect thereto, subject only to Permitted Liens.

          Section 8.22	Environmental Matters.  Except as set forth on
Schedule 8.22:

          (a)	Each of BNY and each of its Subsidiaries is currently
in compliance in all material respects with all Environmental Laws applicable to any Owned Banking Premises or Leased Banking Premises, and with respect to any facilities, improvements, operations, and activities conducted by BNY or any of its Subsidiaries on such premises. Neither BNY nor any of its Subsidiaries has received any notice that there has been any failure to comply with Environmental Laws applicable to any Owned Banking Premises or Leased Banking Premises, and with respect to any facilities, improvements, operations, and activities conducted by BNY or any of its Subsidiaries on such premises except any such notice with respect to a failure to comply which has been fully remedied. To the Knowledge of BNY, no facilities, improvements, operations or activities have been conducted on any Loan Properties in violation of any Environmental Laws.

          (b)	Each of BNY and its Subsidiaries has all material
environmental permits and approvals necessary under Environmental Laws for all facilities, improvements, operations and activities conducted by BNY or any of its Subsidiaries on the Owned Banking Premises and the Leased Banking Premises, and BNY and its Subsidiaries are currently in compliance with all such permits and approvals.

          (c)	There is no suit, claim, demand, action, consent order,
or proceeding pending or, to the Knowledge of BNY, threatened in which BNY or any Affiliate thereof has been or, with respect to threatened proceedings, could reasonably be expected to be named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance (including by any predecessor for which BNY or any Affiliate thereof may have liability), with any Environmental Laws or
(ii) relating to the Release into or presence in the Environment of any Hazardous Materials, in either case at or on any Owned Banking Premises or Leased Banking Premises.

          (d)	There is no suit, claim, demand, action, consent order
or proceeding pending or, to the Knowledge of BNY, threatened in which any Loan Property has been or, with respect to threatened proceedings, could reasonably be expected to be named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (ii) relating to the Release into or presence in the Environment of any Hazardous Material, in either case at or on a Loan Property.

          (e)	Neither BNY nor any of its Subsidiaries, nor to BNY's
Knowledge, any owner of a Loan Property, has received any written notice regarding a matter on which a suit, claim, action or proceeding as described in subsection (c) or (d) of this Section 8.22 could reasonably be based.

          (f)	To the Knowledge of BNY, there have been no Releases or
presence in the Environment of any Hazardous Materials in, on, from, under or affecting any Owned Banking Premises or Leased Banking Premises which would reasonably be expected to have a material adverse impact on such Owned Banking Premises or Leased Banking Premises. To the Knowledge of BNY, there have been no Releases or presence in the Environment of any

Hazardous Materials in, on, from, under or affecting any Loan Property which would have a material adverse impact on such Loan Property.

          (g)	To the Knowledge of BNY, there are no asbestos-
containing materials, polychlorinated biphenyls (PCBs) or equipment containing PCBs, urea formaldehyde foam insulation products, underground storage tanks, sanitary landfills, or injection wells at or in any Owned Banking Premises or Leased Banking Premises which would have a material adverse impact on such Owned Banking Premises or Leased Banking Premises. To the Knowledge of BNY, there are no asbestos-containing materials, polychlorinated biphenyls (PCBs) or equipment containing PCBs, urea formaldehyde foam insulation products, underground storage tanks, sanitary landfills, or injection wells at or in any Loan Property.

          Section 8.23	Derivative Products.  Schedule 8.23 contains a
true and complete list of the Assumed Derivative Products as of the date set forth on such Schedule.

          Section 8.24	Compliance with Laws.  Each of BNY and its
Subsidiaries is in compliance with all rules and regulations applicable to the Banking Business under Applicable Law, except as would not reasonably be expected to, individually or in the aggregate, result in a Banking Material Adverse Effect. Each of BNY and its Subsidiaries has conducted and is conducting the Banking Business (including, without limitation, all matters relating to the Banking Business Employees, the Owned Banking Premises and the Leased Banking Premises) and has originated, administered and serviced all Assigned Banking Loans and Assumed Banking Deposits in compliance with Applicable Law in all material respects, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the CRA, the Home Mortgage Disclosure Act, the BSA and the rules and regulations promulgated thereunder and all other applicable fair lending laws and other laws relating to discriminatory business practices and the rules and regulations promulgated thereunder; provided that the environmental matters addressed by Section 8.22 shall be governed by Section 8.22 and not this Section 8.24. Except as set forth on Schedule 8.24, neither BNY nor any of its Subsidiaries is subject to any order, ruling, written agreement, memorandum of understanding or other formal or informal enforcement action with respect to the Banking Business directed to it by any Governmental Authority. There are no material and uncured or unremedied deficiencies with respect to or affecting the Banking Business, or the Purchased Banking Assets and Assumed Banking Liabilities being acquired in connection therewith. BNY received a rating of satisfactory or higher in its most recent examination or interim review with respect to the CRA. Neither BNY nor any of its Subsidiaries has been advised of any supervisory concerns regarding its compliance with the CRA.

          Section 8.25	Banking Financial Information.  (a)  BNY has
previously provided JPM with a consolidated income statement and consolidated statement of assets and liabilities concerning the Banking Business as of, or for the fiscal years ended, December 31, 2004 and December 31, 2005 (the "Banking Financial Information"). The Banking Financial Information fairly presents in all material respects the financial position and results of operations of the Banking Business as of the date or dates of such information. The Banking Financial Information is unaudited, has been prepared from the books and records of the Banking Business and takes into account certain adjustments made to reflect the Banking Business as a standalone business, is subject to BNY's internal accounting policies and procedures and is used by BNY to prepare its financial statements that are prepared in accordance with GAAP.

          (b)	The books of account of the Banking Business fairly and
accurately in all material respects reflect the Purchased Banking Assets and Assumed Banking Liabilities in accordance with GAAP.

          (c)	The books of account of the Banking Business are
maintained by BNY substantially in accordance with applicable legal and accounting requirements.

          Section 8.26	Books and Records.  With respect to each Assumed
Banking Agreement and all accounts related thereto, the accounting, financial and other books and records kept by BNY and any of its Subsidiaries are in all material respects complete and accurate and have been maintained in the usual, regular and ordinary course of business and in accordance in all material respects with Applicable Law.

          Section 8.27	Safe Deposit Boxes.  Each of BNY and its
Subsidiaries is in compliance in all material respects with the terms and conditions of the applicable leases or other agreements relating to the safe deposit boxes currently offered or maintained in the Regional Banking Distribution Network.

          Section 8.28	Banking Assets.  Excepting for the matters set
forth on Schedule 8.28 and taking into account the Excluded Banking Assets and the Excluded Banking Liabilities and the arrangements contemplated by Sections 12.3 and 10.10, the Purchased Banking Assets purchased and Assumed Banking Liabilities assumed by JPM from BNY, together with the services to be provided by BNY under the Banking Transition Services Agreement and management, support and administrative services that BNY may reasonably assume JPM will provide, will be sufficient to enable JPM, immediately as of the Closing Date, to engage in all material respects in the activities of the Banking Business in which BNY is currently, and has since January 1, 2003 been engaged.

          Section 8.29	Leased Banking Premises.  (a) Schedule 8.29(a)
contains a list, as of the date hereof, of each written Banking Lease and all material amendments or modifications thereto, including the amount of space, rent and term, pursuant to which BNY or any of its Subsidiaries leases the Leased Banking Premises, with a demarcation indicating the Banking Leases that require consent to be assigned or subleased.

          (b)	BNY has provided JPM with a true and complete list of
all of the tenants or other occupants of the Leased Banking Premises as of the date set forth on such list.

          (c)	Each Banking Lease is in full force and has not been
modified, altered or amended, and, neither BNY nor to BNY's Knowledge, the landlord is in default under any of its respective obligations thereunder, except for such modifications, alterations, amendments or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Banking Material Adverse Effect.

          (d)	BNY has provided JPM with true and accurate copies of
each of the Banking Leases and all amendments thereto, and neither BNY nor, to BNY's Knowledge, any tenant under the Banking Leases has received any notice of default thereunder or has any Knowledge of any event that, by itself or with the passage of time, could result in a material default under a Banking Lease.

          (e)	Except as would not, individually or in the aggregate,
reasonably be expected to have a Banking Material Adverse Effect, neither BNY nor any of its Subsidiaries engaged in the Banking Business has received or has Knowledge of any written notices of violations, citations, summonses, compliance orders, directives, suits, other legal process, or other written notices of potential material liability under applicable zoning, building, fire or other Applicable Laws and regulations relating to the Banking Leases or the Leased Banking Premises.

          (f)	Neither BNY nor any of its Subsidiaries has received or
has Knowledge of any written notice of a condemnation proceeding relating to the Banking Leases or the Leased Banking Premises that would materially affect a property or its intended use (and provided that BNY shall give JPM prompt written notice as to any such condemnation notices received (or of which BNY has Knowledge) between the date hereof and the Closing Date, this representation shall not be deemed to be breached with respect to such matters for purposes of Section 15.3(b)).

          (g)	Neither BNY's nor any of its Subsidiaries' rights with
respect to the Leased Banking Premises are subordinate to any mortgage, trust deed or ground lease, except (i) as provided in Schedule 8.29(g),
(ii) where such lienholder has executed a non-disturbance agreement that assures BNY's or its Subsidiaries' rights to possession and other rights granted under the Banking Lease (provided that there is no default thereunder), or (iii) for such subordination that, individually or in the aggregate, would not reasonably be expected to result in a Banking Material Adverse Effect.

          Section 8.30	Owned Banking Premises.  (a)  Schedule 8.30(a)
contains a list, complete and accurate, of all the Owned Banking
Premises.

          (b)	On the Closing Date, BNY and its Subsidiaries will
convey good and marketable title to the Owned Banking Premises free and clear of all Liens, except for Permitted Liens, applicable zoning laws and the rights of tenants under leases specified in Schedule 8.30(b). BNY and its Subsidiaries shall maintain in effect from the date hereof until the Closing Date, all property, liability, fire and casualty insurance in effect as of the date hereof, on substantially the same terms as currently in effect, with regard to the Owned Banking Premises and the Leased Banking Premises, including the structures, leasehold improvements and fixed assets relating to the Banking Branches.

          (c)	Except as would not, individually or in the aggregate,
reasonably be expected to have a Banking Material Adverse Effect, neither BNY nor any of its Subsidiaries has received or has any Knowledge of any written notice of violation, citations, summonses, subpoenas, compliance orders, directives, suits, other legal process, or other written notice of potential liability under applicable zoning, building, fire and other Applicable Laws and regulations relating to the Owned Banking Premises.

          (d)	Neither BNY nor any of its Subsidiaries has received
any written notice of a condemnation proceeding relating to the Owned Banking Premises that would materially affect a property or its intended use (and provided that BNY shall give JPM prompt written notice as to any such condemnation notices received (or of which BNY has Knowledge) between the date hereof and the Closing Date, this representation shall not be deemed to be breached with respect to such matters for purposes of
Section 15.3(b)).

          (e)	Except as set forth on Schedule 8.30(e), to the
Knowledge of BNY, there are no outstanding agreements, options, rights of first refusal or commitments of any nature obligating BNY or any of its Subsidiaries to transfer any of the Owned Banking Premises or rights or interests therein to any other person or entity.

          (f)	Except as set forth on Schedule 8.30(f), to the
Knowledge of BNY, there are no leases, subleases, licenses or other rental agreements or occupancy agreements which grant any possessory interest in and to any space situated on or in the Owned Banking Premises.

          (g)	Except as would not, individually or in the aggregate,
reasonably be expected to have a Banking Material Adverse Effect,
(i) each Owned Banking Premises (or the use and operation of any component, portion or area of any such premises) is in compliance in all material respects with all applicable municipal and other governmental laws, ordinances, regulations, codes, licenses, permits and authorizations (provided that compliance with any building codes shall be considered only as of the time that any construction or building permit would have required such compliance), and (ii) there are presently and validly in effect all licenses, permits and other authorizations to be obtained by BNY or any of its Subsidiaries that are necessary.

          Section 8.31	Insurance Coverage.  The Banking Business is
insured against such risks and in such amounts and with such coverage customarily carried by Persons conducting businesses similar to the Banking Business or owning assets similar to the Purchased Banking Assets. Since January 1, 2000, all premiums payable under all insurance policies and fidelity bonds that currently cover the assets, business, operations and employees of the Banking Business have been timely paid in all material respects, and BNY and its Subsidiaries have otherwise complied in all material respects with the terms and conditions of all such policies and bonds. Since January 1, 2000, there is no material claim by BNY or any of its Subsidiaries pending under any such policies or bonds as to which coverage has been denied by the underwriters of such policies or bonds. To the Knowledge of BNY, no insurer has threatened a termination, or material alteration, of coverage under any such policies or bonds, except notices required to be given by Applicable Law prior to the expiration of any policy or bond advising that coverage will terminate by its terms if such policy or bond is not renewed.

          Section 8.32	Taxes.  (a)  All Tax Returns required to be filed
with respect to the Purchased Banking Assets (such Tax Returns, the "Banking Tax Returns") have been filed with the appropriate Taxing Authority; each such Banking Tax Return is true, complete and correct in all material respects. All Taxes shown to be due on such Banking Tax Returns, and all Taxes arising from or attributable to the Purchased Banking Assets, have been timely paid, withheld and timely paid to the appropriate Taxing Authority, or reflected in an appropriate tax reserve in accordance with GAAP on the financial statements of JPM, other than those Taxes the failure of which to be paid would not result in a Lien on the Purchased Banking Assets or become a liability of JPM.

          (b)	No notice of deficiency or assessment of Taxes has been
received from any Taxing Authority with respect to the Purchased Banking Assets. There are no security interests on any of the Purchased Banking Assets that arose in connection with any failure (or alleged failure) to pay any Tax (whether or not such Tax relates to the Purchased Banking Assets).

          (c)	None of the Purchased Banking Assets is "tax exempt use
property" (within the meaning of Section 168(h) of the Code). None of the Purchased Banking Assets is a lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954.

          Section 8.33	Information Regarding Banking Customers and
Relationships. After the Closing, neither BNY nor any of its Affiliates (including BNY Mortgage Company LLC) shall have any right or interest in or to any of the items included in Section 3.1(a)(8) (except to the extent otherwise provided in the proviso thereto or required for BNY to fulfill its obligations under the Banking Transition Services Agreement).

          Section 8.34	No Other Representations or Warranties.  Except
as is expressly represented or warranted in this Agreement, neither BNY nor any of its Subsidiaries makes any representation or warranty whatsoever with regard to any Purchased Banking Assets being transferred to JPM or any Assumed Banking Liability being assumed by JPM or as to any other matter or thing.

                              ARTICLE IX

        REPRESENTATIONS AND WARRANTIES OF JPM RELATING TO BANKING

          Except as set forth in the JPM Disclosure Schedule, JPM hereby represents and warrants to BNY, as of the date hereof (or as of such other date as may be expressly provided in any representation or warranty), as follows:

          Section 9.1	Organization.  JPM is a corporation duly
organized, validly existing, and in good standing under the laws of Delaware, and has the all requisite corporate power and corporate authority, as well as all requisite licenses, franchises, permits, qualifications and similar permissions and authorities, to own the Purchased Banking Assets, assume the Assumed Banking Liabilities and to carry on the Banking Business as currently conducted and is duly qualified to do business in and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership of the Purchased Banking Assets and the conduct of the Banking Business requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a JPM Material Adverse Effect.

          Section 9.2	Authority; Capacity.  Each of JPM and each of its
Subsidiaries has all necessary corporate power and authority to make, execute and deliver this Agreement and the Banking Related Agreement to which JPM or such Subsidiary is a party and to perform all of the obligations to be performed by it under this Agreement and the Banking Related Agreement. The making, execution, delivery and performance of this Agreement and the Banking Related Agreement by JPM and each of its Subsidiaries that is a party to such agreement, and the consummation by JPM and each of its Subsidiaries of the transactions contemplated to be performed by it hereby and thereby have been duly and validly authorized and approved by all necessary corporate action on the part of JPM and such Subsidiary, as applicable. This Agreement and the Banking Related Agreement have been duly and validly executed and delivered by JPM and each of its Subsidiaries that is a party to such agreement, and assuming the due authorization, execution and delivery by BNY and each of its Subsidiaries that is a party to such agreement, each of this Agreement and the Banking Related Agreement will constitute the valid, legal and binding obligation of JPM and each of its Subsidiaries that is a party to such agreement, enforceable against any and all of them in accordance with its terms, except for the Permitted Enforceability Exceptions. The representations and warranties set forth in this Section 9.2 shall apply mutatis mutandis with respect to both the Original Purchase Agreement and this Agreement, and, with respect to the Original Purchase Agreement, shall be made as of the Original Execution Date and, with respect to this Agreement, shall be made as of the Execution Date; provided, however, that the representations and warranties set forth in this Section 9.2 do not "address matters only as of a particular date" for purposes of
Section 15.2(b).

          Section 9.3	No Conflict; Defaults.  Assuming the consents and
approvals referred to in Section 9.4 are obtained, neither the execution and delivery of this Agreement and the Banking Related Agreement by JPM or any of its Subsidiaries, nor the consummation of the transactions contemplated hereby and thereby by JPM or any of its Subsidiaries, will
(i) conflict with, result in the breach of, constitute a default under, or accelerate the performance provided by, the terms of any order, law, regulation, contract, indenture, mortgage, instrument, commitment, judgment, or decree to which JPM or any of its Subsidiaries is a party or by which it is bound, except such conflicts, breaches, defaults or accelerations that would not, individually or in the aggregate, have a

JPM Material Adverse Effect or (ii) violate the articles of incorporation or bylaws, or any other equivalent organizational document, of JPM or any of its Subsidiaries.

          Section 9.4	Consents and Approvals.  Neither JPM nor any of
its Subsidiaries is required to obtain any material order, permit, consent, approval or authorization of, nor required to make any material declaration or filing with, any Governmental Authority or third party in connection with the execution and delivery of this Agreement or the Banking Related Agreement, as applicable, or the consummation of the transactions contemplated hereby and thereby, except (i) as may be required pursuant to the Contracts set forth on Schedule 9.4(i), and (ii) the approvals or non-objections of the Governmental Authorities set forth on Schedule 9.4(ii) (such approvals contemplated by the foregoing clause
(ii), together with the Banking Seller Government Consents, the "Banking Government Consents") (such approvals contemplated by the foregoing clauses (i) and (ii), together with the Banking Seller Approvals, the "Banking Approvals").

          Section 9.5	Litigation and Related Matters.  As of the date
hereof, to the Knowledge of JPM, there is no material action, suit, proceeding, claim or other litigation, or any investigation by any Governmental Authority, pending or threatened against JPM or any of its Subsidiaries that would materially impede, delay or prevent JPM or any of its Subsidiaries from entering into this Agreement or performing its terms.

          Section 9.6	Compliance with Laws and Regulations.  Except as
set forth in Schedule 9.6, each of JPM and its Subsidiaries has conducted and is conducting its business in all material respects in compliance with all Applicable Laws, including, without limitation, all regulations, orders, and opinions of the Office of the Comptroller of the Currency and the FDIC, and, except as would not, individually or in the aggregate, result in a JPM Material Adverse Effect, neither JPM nor any of its Subsidiaries is subject to any order or ruling directed to it by, or memorandum of understanding with, any federal and state Governmental Authority.

          Section 9.7	Governmental Notices; Regulatory Matters.
Neither JPM nor any of its Subsidiaries has received any notice from, or had any discussions with, any federal, state, or other Governmental Authority indicating that such agency would oppose or not promptly grant or issue its consent or approval, if requested, with respect to the Banking Sale and the related transactions contemplated hereby and the Banking Related Agreement. There are no threatened or pending actions, proceedings or allegations by any Person or Governmental Authority or any other facts known to JPM relating to it that could reasonably be expected to have an adverse effect on the ability of the parties to promptly obtain all requisite regulatory consents for, or to perform its obligations under this Agreement relating to, the Banking Sale and the related transactions contemplated by this Agreement and the Banking Related Agreement.

          Section 9.8	Brokers.  Neither JPM nor any of its Affiliates
has or shall have any liability or obligation as a result of any brokerage or finder's fee or other commission of any Person retained by

BNY or any of its Affiliates in connection with this Agreement, the Banking Related Agreement or the transactions contemplated hereby or thereby.

                                ARTICLE X

                             GENERAL COVENANTS

          Section 10.1	Access to Properties and Records Relating to the
Corporate Trust Business. (a) To the extent permitted by Applicable Law, from the date hereof until the earlier of the Closing Date and the termination of this Agreement, JPM will provide to BNY and to its officers, accountants, counsel, and other representatives reasonable access during JPM's normal business hours to the properties, books, contracts, commitments and records of JPM and its Subsidiaries relating primarily to the Corporate Trust Business for purposes related to the consummation of the transactions contemplated by this Agreement (including, without limitation, access to the Leased Corporate Trust Premises for purposes of conducting customary Phase 1 environmental audits and inspections); provided, however, that such access shall be at reasonable times and upon reasonable notice and shall not disrupt the personnel and operations of JPM or any of their Subsidiaries; provided, further, that BNY's access to Corporate Trust Tax Returns filed by or otherwise relating to JPM or any of its Subsidiaries shall be governed by
Article XIV. All requests for access to such offices, properties, books, and records shall be made to such representatives of JPM as JPM shall designate, who shall be solely responsible for coordinating all such requests and all access permitted hereunder.

          (b)	Following the Closing, BNY will grant JPM and its
representatives reasonable access during BNY's normal business hours to all books, records and other data included in the Corporate Trust Business and the Purchased Corporate Trust Assets and to the Transferred Corporate Trust Employees (including making such persons reasonably available to JPM for depositions, witness preparation, trial preparation and fact-gathering, but excluding any proceedings, or threatened proceedings, between JPM and BNY or an Affiliate of BNY or of JPM) upon reasonable prior notice if such access is reasonably deemed necessary or desirable by JPM or any of its Subsidiaries in connection with its tax, regulatory, litigation, contractual or other legitimate, non-competitive matters. Nothing in the foregoing shall prevent JPM or any of its Subsidiaries from seeking to make such persons available via subpoena or other legal or similar process.

          (c)	For a period commencing on the Closing Date and ending
on the earlier to occur of (i) the seventh (7th) anniversary of the Closing Date and (ii) the date on which such books and records are transferred to BNY, to the extent permitted by Applicable Law, JPM shall make available to BNY at BNY's reasonable request retained books and records (other than Corporate Trust Tax Returns, which shall be governed by Article XIV), if any, relating to the Corporate Trust Business transferred to BNY hereunder.

          Section 10.2	Access to Properties and Records Relating to the
Banking Business. (a) To the extent permitted by Applicable Law, from the date hereof until the earlier of the Closing Date and the termination of this Agreement, BNY will provide to JPM and to its officers, accountants, counsel, and other representatives reasonable access during BNY's normal business hours to the properties, books, contracts, commitments and records of BNY and its Subsidiaries relating primarily to the Banking Business for purposes related to the consummation of the transactions contemplated by this Agreement (including, without limitation, access to Owned Banking Premises, the Leased Banking Premises and the Other Banking Facilities for purposes of conducting customary Phase 1 environmental audits and inspections); provided, however, that such access shall be at reasonable times and upon reasonable notice and shall not disrupt the personnel and operations of BNY or any of its Subsidiaries; and provided, further, that JPM's access to Banking Tax Returns filed by or otherwise relating to BNY or any of its Subsidiaries shall be governed by Article
XIV. All requests for access to such offices, properties, books, and records shall be made to such representatives of BNY as BNY shall designate, who shall be solely responsible for coordinating all such requests and all access permitted hereunder.

          (b)	Following the Closing, JPM will grant BNY and its
representatives reasonable access during JPM's normal business hours to all books, records and other data included in the Banking Business and the Purchased Banking Assets and to the Transferred Banking Employees (including making such persons reasonably available to BNY for depositions, witness preparation, trial preparation and fact-gathering, but excluding any proceedings, or threatened proceedings, between BNY and JPM or an Affiliate of JPM or of BNY) upon reasonable prior notice if such access is reasonably deemed necessary or desirable by BNY or any of its Subsidiaries in connection with its tax, regulatory, litigation, contractual or other legitimate, non-competitive matters. Nothing in the foregoing shall prevent BNY or any of its Subsidiaries from seeking to make such persons available via subpoena or other legal or similar process.

          (c)	For a period commencing on the Closing Date and ending
on the earlier to occur of (i) the seventh (7th) anniversary of the Closing Date and (ii) the date on which such books and records are transferred to JPM, to the extent permitted by Applicable Law, BNY shall make available to JPM at JPM's reasonable request retained books and records (other than Banking Tax Returns, which shall be governed by Article XIV), if any, relating to the Banking Business transferred to JPM hereunder.

          Section 10.3	Efforts; Regulatory Filings and Other Actions.
(a) Each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby and to cooperate with the other parties in connection with the foregoing. Without limiting the generality of the foregoing, each of the parties shall use its reasonable best efforts to: (i) obtain all Corporate Trust Approvals and Banking Approvals (including SBA Consents) as promptly as practicable, (ii) to lift or rescind as promptly as practicable any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby, (iii) to effect all necessary registrations and filings, if any, and (iv) to fulfill all of the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement set forth in Article XV.

          (b)	In furtherance, and not in limitation, of the covenants
set forth in Section 10.3(a), but subject to Section 15.3(f), each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to obtain the Required Government Consents as promptly as practicable, including promptly agreeing to take and taking any other actions required by any Governmental Authority with respect to any Required Government Consent to the extent necessary to consummate the transactions contemplated hereby as promptly as practicable and, where applicable, to avoid a decision by a Governmental Authority to open an in-depth investigation or to cause a Governmental Authority to close its investigation as promptly as practicable. The parties agree that they shall cooperate in preparing, submitting, filing, updating and publishing (as applicable), as expeditiously as possible, all applications, notifications and report forms as may be required by Applicable Law with respect to the transactions contemplated by this Agreement, including those of any applicable state, federal or foreign regulatory agency, and the parties hereto will use their best efforts to obtain such approvals and accomplish such actions as expeditiously as possible; provided that, within thirty (30) days after the date hereof, each party will file any application, notice or report required to be filed by such party with any Governmental Authority with respect to any Government Consent or otherwise required in connection with the transactions contemplated hereby and will use its best efforts to obtain a waiver from any applicable waiting period, and will make any further filings pursuant thereto that may be necessary in connection therewith.

          (c)	Each party shall, subject to Applicable Law, (i) permit
counsel for the other party to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Authority in connection with the transactions contemplated hereby, and (ii) provide counsel for the other party with copies of all filings made by such party, and all material correspondence between such party (and its advisors) with any Governmental Authority and any other information supplied by such party and such party's Affiliates to a Governmental Authority or received from such a Governmental Authority in connection with the transactions contemplated hereby; provided, however, that materials may be redacted
(x) to remove references concerning the valuation of the Corporate Trust Business or the Banking Business, (y) as necessary to comply with contractual arrangements, and (z) as necessary to address reasonable privilege or confidentiality concerns. Each party agrees that it will use reasonable best efforts to keep the other party fully informed with respect to all applications and developments related thereto, and, where reasonably practicable under the circumstances, give the other party reasonable advance notice of, and whenever appropriate, invite the other party (and give due consideration in good faith to any reasonable request of the other party) to participate in, any meetings or discussions held with any Governmental Authority; provided that such participation is not objected to by such Governmental Authority. The parties further covenant and agree to mutually identify the most expedient method of effecting, as promptly as practicable, the legal transfer of all of the Purchased Corporate Trust Assets and the Assumed Corporate Trust Liabilities to BNY, and all of the Purchased Banking Assets and the Assumed Banking Liabilities to JPM, and each party further covenants and agrees to use its reasonable best efforts to so effectuate such transfer, including, to the extent applicable, by making full use of available state fiduciary substitution statutes and any appropriate interim bank and bank merger structures. The parties further covenant and agree not to extend any waiting period associated with any Government Consent or enter into any agreement with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other party hereto.

          (d)	The parties further covenant and agree that (i) with
respect to any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby, to use their respective best efforts to prevent the entry, enactment or promulgation thereof, as the case may be, and (ii) in the event that any action, suit, proceeding or investigation is commenced after the date hereof challenging any of the parties' rights to consummate the transaction contemplated by this Agreement, the parties shall use their best efforts, and take all actions necessary and appropriate, to contest such action, suit, proceeding or investigation.

          (e)	BNY and JPM will use their reasonable best efforts to
provide any notice or make any filings or claims required in order to permit the Assignment to BNY of the Corporate Trust Agreements and the Other Corporate Trust Contracts, and BNY, with the cooperation of JPM as reasonably requested, shall use reasonable best efforts to obtain, before and after the Closing Date, the consent of any party whose consent is required in order to permit the assignment to BNY of the Other Corporate Trust Contracts and the Corporate Trust Agreements. In furtherance, and not in limitation, of the foregoing, BNY shall use reasonable best efforts to effect the Assignment of the Corporate Trust Agreements to BNY for, and to obtain any required approvals to accept, the Appointments set forth on Schedule 10.3(e) as promptly as practicable within 180 days after the Closing Date. If any such required consent shall not have been obtained within the four-year time period specified in the Servicing Agreement (provided that (i) such time period shall terminate earlier if and when, after the second anniversary of the Closing, fewer than 2.5% of the aggregate number of issuers under the Corporate Trust Agreements to be transferred from JPM to BNY in the Corporate Trust Sale that remain Restricted Items; and (ii) such time period shall terminate 18 months after the Closing Date with respect to any Run-Off Appointment and immediately with respect to any Appointment for which BNY shall cease to use its reasonable best efforts to seek the consents or approvals required to effect the assignment of such Appointment to BNY), JPM or any of its Subsidiaries that is a party to any such Corporate Trust Agreement shall have the right to resign as fiduciary, trustee, agent, successor, or otherwise thereunder without any liability hereunder or thereunder upon ninety days' prior written notice to BNY, and BNY shall use reasonable best efforts to promptly identify an appropriate successor; provided that, if, at any time following the Closing, JPM or any of its Subsidiaries that is a party to any such Corporate Trust Agreement has an individual conflict in continuing to serve as fiduciary, trustee, agent, successor or otherwise under such Corporate Trust Agreement, BNY will use its reasonable best efforts to assist JPM to expedite the replacement.

          (f)	Promptly upon the execution of this Agreement, JPM and
BNY will reasonably coordinate in good faith in respect of any communications by BNY with the parties whose consent is required. BNY and JPM, in consultation with each other, shall as promptly as practicable following the date hereof develop a communications and action plan (which plan shall be designed to communicate promptly and follow up with all such parties with respect to, and to obtain, all such required consents), and shall keep each other reasonably informed regarding the progress and status of such efforts.

          (g)	Each party represents, warrants and agrees that any
information furnished by it for inclusion in any regulatory application will to its Knowledge be true and complete in all material respects as of the date so furnished.

          Section 10.4	Further Assurances.  The parties agree that, from
time to time, whether before, on or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be reasonably necessary to carry out the purposes and intents of this Agreement, including delivering appropriate bills of sale and assignment and assumption agreements to transfer assets and liabilities that are Restricted Items once such assets and liabilities cease to be Restricted Items or as required to effect any Subsequent Transfer. Without limiting the generality of the foregoing, (i) upon request of BNY, JPM will negotiate in good faith with BNY to enter into on or prior to the Closing a transition services agreement on terms mutually agreed between BNY and JPM, pursuant to which, for a period not to expire later than the completion of the Banking Conversion, JPM shall provide certain services required by BNY to support its Private Banking business substantially as such business was supported by the Banking Business prior to the Closing; and (ii) upon request of JPM, BNY will negotiate in good faith with JPM to enter into on or prior to the Closing a networking agreement on a cost neutral basis to BNY and such other terms mutually agreed between BNY and JPM, pursuant to which JPM shall grant certain of BNY's employees with the right to remain at certain of the Banking Branches to provide broker-dealer and other brokerage services in such Banking Branches until the completion of the conversion of BNY's broker-dealer accounts to JPM's broker-dealer platform.

          Section 10.5	Advice of Changes.  (a) JPM shall promptly advise
BNY of (i) any change or event having a Corporate Trust Material Adverse Effect or a JPM Material Adverse Effect, (ii) any change or event that would or would be reasonably likely to cause or constitute a material breach of any of JPM's or JPM's representations, warranties or covenants contained herein, (iii) any material negative change in the ordinary course of the business of the Corporate Trust Business, (iv) any resignations or terminations of employment of the Corporate Trust Business Employees having an official title above "Assistant Vice President" or any Corporate Trust Business Employee having a different title but similar duties as those with such a title, and any plans to replace them, and (v) to the extent permitted by Applicable Law, and to the Knowledge of JPM, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution or the threat of significant litigation involving the Corporate Trust Business.

          (b)	BNY shall promptly advise JPM of (i) any change or
event having a BNY Material Adverse Effect or a Banking Material Adverse Effect, (ii) any change or event that would or would be reasonably likely to cause or constitute a material breach of any of BNY's or BNY's representations, warranties or covenants contained herein, (iii) any material negative change in the ordinary course of the business of the Banking Business, (iv) any resignations or terminations of employment of the Banking Business Employees having a title of "Branch Manager" or an official title above "Assistant Vice President" or any Banking Business Employee having a different title but similar duties as those with such a title, and any plans to replace them, and (v) to the extent permitted by Applicable Law, and to the Knowledge of BNY, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution or the threat of significant litigation involving the Banking Business.

          (c)	Notwithstanding anything to the contrary herein, a
party's good-faith failure to comply with its obligations under this
Section 10.5 shall not provide the other party hereo or any of such other party's Affiliates with a right not to effect the transactions contemplated by this Agreement, except, in each case, to the extent that the underlying material breach of a representation, warranty or covenant would independently provide such right.

          Section 10.6	Exclusive Dealing.  (a) During the period from the
date of this Agreement to the earlier of the Closing Date or the termination of this Agreement, neither JPM nor any of its Affiliates shall take any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person other than BNY or any of its Affiliates and their representatives concerning any sale of the Corporate Trust Business, except to the extent expressly required by this Agreement or any of the Related Agreements or necessary to consummate the transactions contemplated hereby or thereby. JPM will promptly communicate to BNY the terms of any proposal of inquiry that it or any of its Affiliates may receive in respect of any such transaction other than the transactions contemplated hereby, or of any such negotiations or discussions being sought to be initiated with JPM or any of its Affiliates, and, if known, the identity of the third party initiating any such proposal, inquiry, discussion or negotiation.

          (b)	During the period from the date of this Agreement to
the earlier of the Closing Date or the termination of this Agreement, neither BNY nor any of its Affiliates shall take any action to, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person other than the JPM or any of its Affiliates and their representatives concerning any sale of the Banking Business, except to the extent expressly required by this Agreement or any of the Related Agreements or necessary to consummate the transactions contemplated hereby or thereby. BNY will promptly communicate to JPM the terms of any proposal of inquiry that it or any of its Affiliates may receive in respect of any such transaction other than the transactions contemplated hereby, or of any such negotiations or discussions being sought to be initiated with BNY or any of its Affiliates, and, if known, the identity of the third party initiating any such proposal, inquiry, discussion or negotiation.

          Section 10.7	Confidentiality.  The parties agree that the
confidentiality provisions of the Confidentiality Agreement shall survive the execution and delivery of this Agreement, any termination of this Agreement and the consummation of the transactions contemplated by this Agreement until the fifth anniversary of the date hereof (notwithstanding any earlier termination date in respect of the confidentiality provisions set forth in the Confidentiality Agreement). Without limiting the foregoing, after the Closing, all of the nonpublic information relating to the Purchased Corporate Trust Assets and the Assumed Corporate Trust Liabilities shall be treated as confidential information of BNY for purposes of JPM's obligations under the Confidentiality Agreement, and, after the Closing, all of the nonpublic information relating to the Purchased Banking Assets and the Assumed Banking Liabilities shall be treated as confidential information of JPM for purposes of BNY's obligations under the Confidentiality Agreement.

          Section 10.8	Publicity; Notices.  Until the Closing Date, the
parties hereto shall coordinate with each other in advance as to (i) the form and content of any external communication, including any communication intended for dissemination or to reach, or reasonably expected to be disseminated or to reach, members of the public or customers of the Corporate Trust Business or the Banking Business regarding the transactions contemplated by this Agreement and (ii) the form and content of any communication from JPM to the employees of BNY or from BNY to the employees of JPM. Neither party shall disseminate any such communication without the prior approval of the other, which approval shall not be unreasonably withheld or delayed, except that nothing contained in this Agreement shall prevent the parties hereto from making any and all public disclosures legally required to comply with any applicable securities laws or regulations or requests of governmental agencies or authorities; provided that, to the extent possible under the circumstances, the party making such disclosure consults with the other party, and considers in good faith the views of the other party, before doing so.

          Section 10.9	Transfer of Economic Benefits.  (a)  The
transactions contemplated by this Agreement shall not constitute an assignment, assumption or transfer of any Purchased Corporate Trust Asset, Purchased Banking Asset, Assumed Corporate Trust Liability or Assumed Banking Liability (any such asset or liability, a "Restricted Item") if (i) such assignment, assumption or transfer, without a necessary consent, waiver or approval of a third party (including any Governmental Authority), would be ineffective or would constitute a default under, or other contravention of, the provisions of any Contract or Applicable Law or give rise to any right of acceleration of any obligation thereunder or any right to termination thereof, and such consent or approval shall not have been obtained prior to the Closing Date or (ii) the parties shall have mutually agreed in writing to treat such asset or liability (or part of the Corporate Trust Business to which such asset or liability belongs) as a Restricted Item, Delayed Appointment (as defined in the Servicing Agreement) or a Run-Off Appointment pursuant to this Section 10.9. In addition to being a Restricted Item, any Appointment that fails to be transferred from JPM to BNY at the Closing shall be subject to the terms and conditions set forth in the Servicing Agreement, and, to the extent the terms of the Servicing Agreement conflicts with the terms of this Section 10.9 with respect to such Appointment, the terms of the Servicing Agreement shall govern. No later than ten (10) Business Days prior to the Closing Date, each of JPM and BNY shall prepare and deliver to the other a list of those Contracts or other assets or liabilities, if any, determined to be Restricted Items as of such date with respect to the Corporate Trust Sale or the Banking Sale, respectively.

          (b)	With respect to any Restricted Item, on the Closing
Date, BNY and JPM shall, if and to the extent permitted by Applicable Law or the applicable Contract, asset or liability, and subject to the provisions of the Related Agreements, if applicable, assume the responsibility, as agent of JPM or BNY, as applicable, to supervise, manage, administer and otherwise discharge the duties of JPM or BNY, as applicable, with respect to such Restricted Item until the requisite consents and approvals are obtained (or any relevant Contract, asset or liability is amended to provide) for BNY or JPM, as applicable, to assume JPM or BNY's rights, privileges and powers thereunder. Upon the receipt of such consent or approval (or the amendment of such Contracts, assets or liabilities), BNY or JPM, as applicable, will assume JPM's or BNY's rights, privileges and powers thereunder in accordance with the terms of this Agreement, and such Restricted Item shall constitute a transferred Purchased Corporate Trust Asset or Purchased Banking Asset, as applicable, or a transferred Assumed Corporate Trust Liability or Assumed Banking Liability, as the case may be, for all purposes of this Agreement. In view of the provisions of Section 10.9(h), no additional compensation shall be payable to BNY or JPM for acting as agent of JPM or BNY, as the case may be, with respect to any Restricted Item pursuant to this Section 10.9.

          (c)	The parties shall cooperate, and each party shall use
its respective reasonable best efforts, to maintain good relations with any obligees or other counterparties in connection with any Restricted Item with respect to which it or its Subsidiaries acts as the other party's agent under this Section 10.9 and shall not (i) sell, sublease, transfer, assign or otherwise dispose of any rights related to such Restricted Item or (ii) solicit or encourage inquiries or proposals with respect to any acquisition or purchase of any rights related to such Restricted Item or authorize any of their officers, directors, agents or affiliates to solicit or encourage, or fail to notify the other promptly following its receipt of any such inquiry or proposal.

          (d)	Subject to the provisions of the Related Agreements,
after the Close of Business on the Closing Date, (i) a party acting as agent for the other party hereto under Section 10.9(b) shall, promptly upon obtaining knowledge thereof, give such other party notice of any default or event of default under or with respect to any Restricted Item; and (ii) in so acting, with respect to any Restricted Item as to which notice has been given in accordance with the preceding sentence, the party acting as agent with respect to such Restricted Item pursuant to
Section 10.9(b), while any default is continuing, will continue to act only pursuant to written instructions from the other party hereto; provided that such party acting as agent shall not have any liability for any act taken or omission made in accordance with such instructions or as a result of the failure by the other party hereto to give such instructions in a timely manner.

          (e)	Each party shall furnish to the other party and the
other party's authorized agents and representatives such financial and operating data and other information with respect to the Restricted Items with respect to which such first party then acts as agent for the other party pursuant to this Section 10.9 as such other party shall reasonably request.

          (f)	A party acting as agent for the other party hereto
under Section 10.9(b) shall take all actions reasonably requested by such other party to enforce such other party's rights under any Restricted Item, including, without limitation, the assertion of any claim against a party to such Restricted Item or the assignment of any such claim to such other party. The parties agree to cooperate with each other in preserving, maintaining, asserting and enforcing rights, claims and liens with respect to Restricted Items related to the Banking Sale, or any Purchased Banking Asset or Assumed Banking Liability sharing the same collateral, guaranties or other forms of credit support as any such Restricted Item, and to execute and deliver such documents and do such other acts and things (including without limitation joint assertion or enforcement of such rights, claims and liens) as may reasonably be required or appropriate in connection therewith.

          (g)	The parties shall cooperate and use reasonable best
efforts after the Closing Date to obtain any approvals or consent required to transfer each Restricted Item.

          (h)	Without limitation on the foregoing, in the case of any
Restricted Item that is not transferred to BNY or JPM, as applicable, as of the Closing Date, JPM and BNY shall use reasonable best efforts so that BNY or JPM, as applicable, obtains the benefits and burdens of each such Restricted Item that would have been obtained by it had such Restricted Item been transferred to JPM or BNY, as the case may be, as of the Closing Date, in accordance with the principles set forth in Schedule 10.9(h) or as otherwise agreed in writing by the parties.
Notwithstanding the foregoing, neither JPM nor BNY shall have any obligation to insure the performance of any party to any Restricted Item or the value thereof. In the event that Applicable Law in a jurisdiction shall prohibit the parties from transferring the benefits and burdens of any Restricted Item pursuant to the other provisions of this Section 10.9, the parties agree to cooperate with each other and to use reasonable best efforts to promptly determine and effect a practicable alternative means that would have substantially the same economic effect.

          (i)	The provisions of this Section 10.9 shall survive the
Closing and terminate on the second anniversary, or the fourth anniversary with respect to the Corporate Trust Agreements, of the Closing.

          Section 10.10	Execution and Delivery of Related Agreements.  On
the Closing Date, BNY and JPM shall execute and deliver the Servicing
Agreement.

          Section 10.11	Non-Competition and Non-Solicitation Agreements
Relating to Corporate Trust Business. (a) During the period beginning on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date (the "Corporate Trust Non-Competition Period"), and except as otherwise required for JPM to perform its obligations under any Related Agreement, neither JPM nor any of its Affiliates (collectively, the "JPM Entities") shall, directly or indirectly, engage in the Corporate Trust Business, as conducted on the Closing Date, except for those businesses of any of the JPM Entities as of the Closing Date that are not included in the Purchased Corporate Trust Assets (the "Competing Corporate Trust Business"); provided, however, that any JPM Entity may do each of the following without JPM or any Affiliate of JPM being deemed to be in violation of this Section 10.11(a):

          (1)	own or hold up to 10% of the outstanding securities of
     any entity whose securities are listed and traded on a nationally recognized securities exchange or market (provided that no JPM Entity otherwise controls the business or affairs of such entity) or hold or exercise rights of ownership with respect to any security in a fiduciary capacity or otherwise for the benefit of a third party not affiliated with JPM;

          (2)	make acquisitions or maintain ownership of any entity
     in connection with the venture capital or merchant banking line of business of JPM or any Affiliate thereof;

          (3)	merge, consolidate or otherwise engage in a business
     combination with, or sell all or substantially all of its assets or businesses to, any Person that is not an Affiliate of JPM with an existing Competing Corporate Trust Business and continue to operate such existing Competing Corporate Trust Business; provided that members of the JPM board of directors do not constitute a majority of the board of directors of the surviving corporation of such transaction (or of the board of directors of its publicly traded parent company) and that the JPM shareholders immediately prior to consummation of such transaction do not immediately after consummation of such transaction own 55% or more of the outstanding capital stock or other equity interests of the surviving entity of such transaction (or of its publicly traded parent company); and, upon the consummation of such a permitted transaction, the Corporate Trust Non-Competition Period and the Banking Non-Competition Period and the prohibitions of Sections 10.11(a) and 10.12(a) shall immediately terminate and be of no further effect; provided, further, that, after the consummation of such merger, consolidation, acquisition or sale, no JPM Entity (including the surviving corporation of such transaction) shall use the "JPM" name or any derivation thereof with respect to the Competing Corporate Trust Business until the fifth anniversary of the Closing Date; and

          (4)	purchase or acquire (through merger, stock purchase or
     purchase of all or substantially all of the assets or otherwise) any entity with an existing Competing Corporate Trust Business and continue to operate such existing Competing Corporate Trust Business; provided that, after the consummation of such purchase or acquisition, such Competing Corporate Trust Business shall not use the "JPM" name or any derivation thereof until the expiration of the Corporate Trust Non-Competition Period; provided, further, that

          (i) 	if the consolidated revenue of such Competing Corporate
                Trust Business for the twelve-(12)-month period ending on the date of the consummation of such purchase or acquisition is greater than the amount set forth on
                Schedule 10.11(a)(4)(i) (using 2006 as the base year and increasing this amount by 5% per calendar year beginning in 2007) (such amount, the "Corporate Trust Revenue Threshold"), then such JPM Entity shall commence as promptly as practicable a process to sell such Competing Corporate Trust Business to an unaffiliated third party (which sale shall occur no later than twenty-four (24) months after the consummation of such purchase or acquisition); and

          (ii) 	if the aggregate consolidated revenue of JPM's
                Competing Corporate Trust Businesses (other than any Competing Corporate Trust Business that JPM is required to sell or has sold pursuant to clause (i) of this
                Section 10.11(a)(4)) for the twelve-(12)-month period (the "Corporate Trust Test Period") ending on the date of the consummation of JPM's most recent acquisition of a Competing Corporate Trust Business (other than an acquisition of a Competing Corporate Trust Business that JPM is required to sell or has sold pursuant to clause (i) of this Section 10.11(a)(4)) is greater than the amount set forth on Schedule 10.11(a)(4)(ii) (using 2006 as the base year and increasing this amount by 5% per calendar year beginning in 2007), then such JPM Entity shall commence as promptly as practicable a process to sell all or a portion of such Competing Corporate Trust Businesses to an unaffiliated third party (which sale shall occur no later than twenty-four
                (24) months after the consummation of such purchase or acquisition) such that the aggregate consolidated revenue of JPM's Competing Corporate Trust Businesses not being sold pursuant to this clause (ii) for the Corporate Trust Test Period is the Corporate Trust Revenue Threshold or less;

and in each of cases (i) and (ii), JPM and BNY agree as to the matters set forth on Schedule 10.11(a)(4)(iii).

          (b)	Notwithstanding anything to the contrary in the
Confidentiality Agreement, during the period beginning on the Closing Date and ending on the second anniversary of the Closing Date, no JPM Entity shall directly or indirectly solicit for employment or hire any Transferred Corporate Trust Employee; provided that this Section 10.11(b) shall not prohibit any JPM Entity from (i) conducting a solicitation made by means of a general purpose advertisement not specifically targeted at BNY or the Transferred Corporate Trust Employees or hiring any Transferred Corporate Trust Employee as a result of such general purpose advertisement or (ii) rehiring any Transferred Corporate Trust Employee who was terminated by BNY or its Affiliates after the Closing Date. JPM and BNY agree to develop a communications channel to facilitate resolution of any issues between the parties regarding the change of employment of Transferred Corporate Trust Employees.

          (c)	JPM understands and acknowledges that (i) it would be
difficult to calculate damages to BNY from any breach of the obligations of JPM under this Section 10.11, (ii) injury to BNY from any such breach would be irreparable and impossible to measure and (iii) the remedy at law for any breach or threatened breach of this Section 10.11 would therefore be an inadequate remedy and, accordingly, BNY shall, in addition to all other available remedies (including, without limitation, seeking such damages as it can show it has sustained by reason of such breach and/or the exercise of all other rights it has under this Agreement), be entitled to seek injunctive relief, specific performance and other equitable remedies without the necessity of showing actual damages or posting bond.

          (d)	JPM understands and acknowledges that this Section
10.11 imposes an affirmative duty on it to ensure that its Affiliates comply with its terms, and that JPM will be held accountable for any noncompliance. The parties understand and acknowledge that occasional, inadvertent de minimis violations of this Section 10.11 by their Affiliates shall not be deemed a violation of this Section 10.11.

          (e)	JPM and BNY understand and acknowledge that that the
restrictive covenants and other agreements contained in this Section
10.11 are an essential part of this Agreement and the Corporate Trust Related Agreements and the transactions contemplated hereby and thereby. It is the intention of the parties that, if any of the restrictions or covenants contained herein are held to cover a geographic area or to be for a length of time that is not permitted by Applicable Law, or is in way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent that such provision would then be valid or enforceable under Applicable Law, such provision shall be construed and interpreted or reformed to provide for a restriction or covenant having the maximum enforceable geographic area, time period and other provisions as shall be valid and enforceable under Applicable Law.

          Section 10.12	Non-Competition and Non-Solicitation Agreements
Relating to Banking and Other Businesses. (a) During the period beginning on the Closing Date and ending on the fifth (5th) anniversary of the Closing Date (the "Banking Non-Competition Period"), and except as otherwise required for BNY to perform its obligations under any Related Agreement, neither BNY nor any of its Affiliates (collectively, the "BNY Entities") shall, directly or indirectly, (i) engage in the business described in clause (i) of the definition of "Banking Business" (provided that this clause (i) shall not prohibit the BNY Entities from providing Private Banking or Banking-Related Services to clients who each have investible assets of at least $1,000,000 or an annual income of at least $400,000, in the case of a client whose principal residence is in Connecticut, New Jersey or New York, or $250,000 otherwise, and such client's Related Interests), (ii) establish, reestablish or acquire physical operations to conduct, or that conducts, Middle Market Commercial Lending in New York, New Jersey or Connecticut, except, in the case of clause (i), for those businesses of any of the BNY Entities as of the Closing Date that are not included in the Purchased Banking Assets (the activities described in clause (i) or (ii), the "Competing Banking Business"), (iii) solicit or encourage any customer (other than a Middle Market Commercial Lending customer, for which clause (iv) shall apply) for which a relationship was transferred from BNY to JPM as a result of the Banking Sale for any banking services or products (including services or products within the scope of the Banking Business), other than (x) as may occur incidentally as part of general advertising or general solicitation to provide products or services that is not specifically targeted to any such customer or (y) as part of the solicitation activities conducted by BNY's clearing services business consistent with current practices; (iv) solicit or encourage any Middle Market Commercial Lending customer for which a relationship was transferred from BNY to JPM as a result of the Banking Sale to lead arrange a financing transaction or provide banking products or services ancillary to such financing or of the type currently provided by any BNY Entity to such customer; or
(v) conduct the activities set forth in Schedule 10.12(a)(v); provided, however, that any BNY Entity may do each of the following without BNY or any Affiliate of BNY being deemed to be in violation of this Section 10.12(a):

          (1)	own or hold up to 10% of the outstanding securities of
     any entity whose securities are listed and traded on a nationally recognized securities exchange or market (provided that no BNY Entity otherwise controls the business or affairs of such entity) or hold or exercise rights of ownership with respect to any security in a fiduciary capacity or otherwise for the benefit of a third party not affiliated with BNY;

          (2)	make acquisitions or maintain ownership of any entity
     in connection with the venture capital or merchant banking line of business of BNY or any Affiliate thereof;

          (3)	continue to solicit, offer or provide any investment
     management or trust or benefits administration and consulting services; provided that the exception set forth in this clause (3) shall not apply to clause (iii) of this Section 10.12(a);

          (4)	merge, consolidate or otherwise engage in a business
     combination with, or sell all or substantially all of its assets or businesses to, any Person that is not an Affiliate of BNY with an existing Competing Banking Business and continue to operate such existing Competing Banking Business; provided that members of the BNY board of directors do not constitute a majority of the board of directors of the surviving corporation of such transaction (or of the board of directors of its publicly traded parent company) and that the BNY shareholders immediately prior to consummation of such transaction do not immediately after consummation of such transaction own 55% or more of the outstanding capital stock or other equity interests of the surviving entity of such transaction (or of its publicly traded parent company); and, upon the consummation of such a permitted transaction, the Corporate Trust Non-Competition Period and the Banking Non-Competition Period and the prohibitions of Sections 10.11(a) and 10.12(a) shall immediately terminate and be of no further effect; provided, further, that, after the consummation of such merger, consolidation, acquisition or sale, no BNY Entity (including the surviving corporation of such transaction) shall use the "BNY" name or any derivation thereof with respect to the Competing Banking Business until the fifth anniversary of the Closing Date;

          (5)	purchase or acquire (through merger, stock purchase or
     purchase of all or substantially all of the assets or otherwise) any entity with an existing Competing Banking Business and continue to operate such existing Competing Banking Business; provided that, after the consummation of such purchase or acquisition, such Competing Banking Business shall not use the "BNY" name or any derivation thereof until the expiration of the Banking Non-Competition Period; provided, further, that

          (i) 	if the consolidated revenue of such Competing Banking
                Business for the twelve-(12)-month period ending on the date of the consummation of such purchase or acquisition is greater than the amount set forth on
                Schedule 10.12(a)(5)(i) (using 2006 as the base year and increasing this amount by 5% per calendar year beginning in 2007) (such amount, the "Banking Revenue Threshold"), then such BNY Entity shall commence as promptly as practicable a process to sell such Competing Banking Business to an unaffiliated third party (which sale shall occur no later than twenty-four
                (24) months after the consummation of such purchase or acquisition); and

          (ii) 	if the aggregate consolidated revenue of BNY's
                Competing Banking Businesses (other than any Competing Banking Business that BNY is required to sell or has sold pursuant to clause (i) of this Section 10.12(a)(5)) for the twelve-(12)-month period (the "Banking Test Period") ending on the date of the consummation of BNY's most recent acquisition of a Competing Banking Business (other than an acquisition of a Competing Banking Business that BNY is required to sell or has sold pursuant to clause (i) of this Section 10.12(a)(5)) is greater than the amount set forth on

                Schedule 10.12(a)(5)(ii) (using 2006 as the base year and increasing this amount by 5% per calendar year beginning in 2007), then such BNY Entity shall commence as promptly as practicable a process to sell all or a portion of such Competing Banking Businesses to an unaffiliated third party (which sale shall occur no later than twenty-four (24) months after the consummation of such purchase or acquisition), such that the aggregate consolidated revenue of BNY's Competing Banking Businesses not being sold pursuant to this clause (ii) for the Banking Test Period is the Banking Revenue Threshold or less;

     and in each of cases (i) and (ii), BNY and JPM agree as to the matters set forth on Schedule 10.12(a)(5)(iii); and

          (6)	complete its contractual obligations with Sallie Mae
     with respect to the Student Loans.

          (b)	Notwithstanding anything to the contrary in the
Confidentiality Agreement, during the period beginning on the Closing Date and ending on the second anniversary of the Closing Date, no BNY Entity shall directly or indirectly solicit for employment or hire any Transferred Banking Employee; provided that this Section 10.12(b) shall not prohibit any BNY Entity from (i) conducting a solicitation made by means of a general purpose advertisement not specifically targeted at JPM or the Transferred Banking Employees or hiring any Transferred Banking Employee as a result of such general purpose advertisement or
(ii) rehiring any Transferred Banking Employee who was terminated by JPM or its Affiliates after the Closing Date. JPM and BNY agree to develop a communications channel to facilitate resolution of any issues between the parties regarding the change of employment of Transferred Banking Employees.

          (c)	BNY understands and acknowledges that (i) it would be
difficult to calculate damages to JPM from any breach of the obligations of BNY under this Section 10.12, (ii) injury to JPM from any such breach would be irreparable and impossible to measure and (iii) the remedy at law for any breach or threatened breach of this Section 10.12 would therefore be an inadequate remedy and, accordingly, JPM shall, in addition to all other available remedies (including, without limitation, seeking such damages as it can show it has sustained by reason of such breach and/or the exercise of all other rights it has under this Agreement), be entitled to seek injunctive relief, specific performance and other equitable remedies without the necessity of showing actual damages or posting bond.

          (d)	BNY understands and acknowledges that that this Section
10.12 imposes an affirmative duty on it to ensure its Affiliates comply with its terms, and that BNY will be held accountable for any noncompliance. The parties understand and acknowledge that occasional, inadvertent de minimis violations of this Section 10.12 by their Affiliates shall not be deemed a violation of this Section 10.12.

          (e)	JPM and BNY understand and acknowledge that that the
restrictive covenants and other agreements contained in this Section

10.12 are an essential part of this Agreement and the Banking Related Agreement and the transactions contemplated hereby and thereby. It is the intention of the parties that, if any of the restrictions or covenants contained herein are held to cover a geographic area or to be for a length of time that is not permitted by Applicable Law, or is in way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent that such provision would then be valid or enforceable under Applicable Law, such provision shall be construed and interpreted or reformed to provide for a restriction or covenant having the maximum enforceable geographic area, time period and other provisions as shall be valid and enforceable under Applicable Law.

          Section 10.13	Updated Schedules.  (a)  Updated Corporate Trust
Schedules. On the fifth (5th) day prior to the Closing Date anticipated by the parties, JPM shall deliver to BNY, for informational purposes only, updated versions of Schedule 2.1(a)(1) (Corporate Trust Leases),
Schedule 2.1(a)(2) (Corporate Trust Personal Property), Schedule 2.1(a)(3) (Corporate Trust Agreements), Schedule 2.1(a)(4) (Other Corporate Trust Contracts), Schedule 6.5 (Litigation and Related Matters), Schedule 6.14(a) (Corporate Trust Agreements and Other Corporate Trust Contracts), so that they are as of a date no earlier than the fifteenth (15th) day prior to the Closing Date.

          (b)	Updated Banking Schedules.  On the fifth (5th) day
prior to the Closing Date anticipated by the parties, BNY shall deliver to JPM, for informational purposes only, updated versions of Schedule 3.1(a)(1) (Owned Banking Premises), Schedule 3.1(a)(2) (Banking Leases),
Schedule 3.1(a)(3) (Banking Personal Property), Schedule 3.1(a)(4)
(ATMs), Schedule 3.1(a)(5)(i) (Assigned Banking Loans), Schedule 3.1(a)(6) (Assumed Letters of Credit), Schedule 3.1(a)(7) (Assumed Banking Agreements), Schedule 3.1(a)(15) (Purchased Banking IP), Schedule
8.5 (Litigation and Related Matters), Schedule 8.10 (Assumed Banking Deposits), Schedule 8.11(a) (Loans), Schedule 8.12(a) (Letters of Credit), Schedule 8.12(b) (Derivative Products), Schedule 8.13 (Banking Contracts), Schedules 8.14(a) and (b) (Other Purchased Banking Assets), so that they are as of a date no earlier than the fifteenth (15th) day prior to the Closing Date.

          Section 10.14	Transition Coordinators; Cooperation with
Transition. (a) From the date hereof until the earlier of the Closing Date and the termination of this Agreement, JPM and BNY will cooperate with each other to provide each other with current information regarding material activities of the Corporate Trust Business and the Banking Business, respectively, and cooperate with and assist each other in planning and implementing necessary and appropriate policies and procedures in connection with the transition of the ownership of the Corporate Trust Business from JPM to BNY, and the transition of the ownership of the Banking Business from BNY to JPM, including the computer systems conversion including data processing and transfer services capabilities. In connection therewith, BNY and JPM shall each as promptly as practicable after the execution of this Agreement designate certain of their respective employees as "Transition Coordinators." With the prior consent of the Transition Coordinators, which consent may not be unreasonably withheld, JPM may meet with Banking Business Employees, in accordance with the terms of the Banking Transition Services

Agreement, and BNY may meet with Corporate Trust Business Employees, for training and planning purposes and may communicate with the customers of the Banking Business or Corporate Trust Business, as applicable, in order to facilitate such transition, in each case subject to any restrictions imposed by Applicable Laws.

          (b)	In furtherance of the foregoing and subject to
Applicable Law, JPM and BNY shall use reasonable commercial efforts to cause the Corporate Trust Business Employees and the Banking Business Employees, as applicable, (i) to meet and confer with representatives of BNY and JPM, as applicable, to report on the general status of the ongoing operations of the Corporate Trust Business or the Banking Business, as applicable, and (ii) to cooperate and communicate with respect to the manner in which the Corporate Trust Business or the Banking Business, as applicable, is conducted.

          (c)	JPM and BNY shall use commercially reasonable best
efforts to transfer as soon as practicable following the identification of the Transferred Corporate Employees or Transferred Banking Employees, as applicable (and in no event later than thirty (30) days before the Closing Date) payroll data relating to all such Transferred Corporate Trust Employees or all such Transferred Banking Employees, as applicable, from the payroll system of JPM or BNY, as applicable, to the payroll system of BNY or JPM, as applicable.

                               ARTICLE XI

                FURTHER AGREEMENTS RELATING TO CORPORATE TRUST

          Section 11.1	Conduct of the Corporate Trust Business Prior to
the Closing. (a) From the date hereof until the earlier of the Closing Date and the termination of this Agreement, JPM shall use its reasonable best efforts to, and shall cause its applicable Subsidiaries to use their respective reasonable best efforts to, consistent with the other provisions of this Agreement, (i) conduct the Corporate Trust Business only in the ordinary course of business consistent with past practices (including maintaining its Custodial Assets practices as it relates to the Corporate Trust Business or other practices specific to the Corproate Trust Business); (ii) preserve the Corporate Trust Business as currently conducted, (iii) preserve in all material respects the mix, type and aggregate amounts of the Custodial Assets held in connection with the Corporate Trust Business, (iv) continue to advertise and market the products and services of the Corporate Trust Business substantially as JPM is doing so today; (v) maintain its existing relations and goodwill with the customers of the Corporate Trust Business, (vi) keep available the services of its officers and employees involved with the Corporate Trust Business, (vii) comply in all material respects with all Applicable Laws, ordinances, rules and regulations relating to the Corporate Trust Business and (viii) maintain the books of account and records of the Corporate Trust Business as currently maintained and in the usual, regular and ordinary course and in accordance with past practices.

          (b)	From the date hereof until the earlier of the Closing
Date and the termination of this Agreement, except as (i) set forth in

Schedule 11.1(b), (ii) otherwise expressly contemplated by this Agreement, (iii) consented to in writing in advance by BNY (which consent shall not be unreasonably withheld or delayed), or (iv) required by Applicable Law, JPM shall not, and shall cause its Subsidiaries not to:

          (1)	(i) materially increase the number of persons employed
     in the Corporate Trust Business, (ii) increase the compensation or benefits payable to the Corporate Trust Business Employees, other than immaterial increases in the ordinary course of business consistent with past practice, or (iii) enter into any agreement or arrangement that would be a Corporate Trust Employment Agreement if it were in effect as of the date hereof, or any collective bargaining agreement with respect to the Corporate Trust Business Employees; provided, however, that nothing in this Section 11.1(b)(1) shall limit the ability of JPM or any of its Subsidiaries to adopt, modify, amend or terminate any employee benefit plan, program, policy, arrangement or practice that is or may become applicable to the employees of JPM or any of its Subsidiaries generally;

          (2)	promote, transfer, reassign or otherwise change the job
     description or title of any Corporate Trust Business Employee, except for promotions of non-officer level employees in the ordinary course consistent with past practice in connection with an annual review;

          (3)	place, or knowingly permit to be placed, any Lien
     (other than Permitted Liens) upon any of the Purchased Corporate Trust Assets;

          (4)	with respect to any existing Corporate Trust Agreement,
     (i) resign or terminate, or consent to the termination of, any such Corporate Trust Agreement (other than any expiration or prepayment in accordance with the terms of such Corporate Trust Agreement, or as may be required by Applicable Law, or as may be advised by counsel, or as may be demanded in writing by a customer, or as permitted by the policies or procedures of JPM or any of its Subsidiaries, as applicable) or (ii) amend or modify any such Corporate Trust Agreement in a manner that would materially reduce the fees thereunder or otherwise materially alter the rights, obligations, liabilities or protections of JPM or any of its Subsidiaries under such Corporate Trust Agreement; provided that no consent of BNY or any of its Subsidiaries shall be required if neither JPM nor any of its Subsidiaries has discretion as to whether any such termination, amendment or modification shall be effected;

          (5)	terminate or materially modify any Corporate Trust
     Agreement or Other Corporate Trust Contract, except as required or permitted by its existing terms or as a result of action by the other party to such Corporate Trust Agreement or Other Corporate Trust Contract, respectively;

          (6)	sell, transfer or convey any material property that is
     part of the Purchased Corporate Trust Assets;

          (7)	release, compromise or waive any material claim or
     right that is part of the Purchased Corporate Trust Assets;

          (8)	change the treatment for U.S. federal income tax
     purposes of any entity included in the Purchased Corporate Trust Assets other than J.P. Morgan Corporate Trustee Services Limited and J.P. Morgan Trust Australia Limited and any of their Subsidiaries (whether from corporation to partnership or disregarded entity or vice versa);

          (9)	with respect to the Transferred Entities or any of
     their respective Subsidiaries, (i) make or rescind any material election relating to Taxes (other than pursuant to Section 11.1(b)(8)), (ii) file any material amended income Tax Return or claim for refund, or (iii) settle or compromise any Tax audit or processing;

          (10)	settle or compromise any litigation or investigation if
     such settlement or litigation would reasonably be expected to impose any obligation or liability on the Purchased Corporate Trust Assets, the Assumed Corporate Trust Liabilities or BNY or any of its Subsidiaries (other than any settlement or compromise providing solely for the payment of money damages that is included as a liability on the Final Corporate Trust Closing Statement);

          (11)	other than in the ordinary course of business
     consistent with past practice or as determined to be necessary or advisable by JPM in the reasonable bona fide exercise of its discretion based on changes in market conditions applicable to the Corporate Trust Business, materially alter its interest rate or fee pricing policies with respect to the Custodial Assets and Corporate Trust Agreements or waive any material fees;

          (12)	materially alter any of its Custodial Assets practices
     or other practices specific to the Corporate Trust Business;

          (13)	introduce any new corporate trust products or services;
     or

          (14)	agree or commit to do any of the foregoing.

          Section 11.2	Conduct of Corporate Trust Business After the
Closing. From and after the Closing Date, BNY and each of its Affiliates to which any Purchased Corporate Trust Asset or Assumed Corporate Trust Liability is transferred shall treat such Purchased Corporate Trust Assets and Assumed Corporate Trust Liabilities in a manner consistent with the manner in which (and in accordance with the same fiduciary practices) BNY and its Subsidiaries treat the assets and liabilities of their corporate trust business on the date hereof (including retaining records consistent with requirements of Applicable Law and the Corporate Trust Agreements).

          Section 11.3	Corporate Trust Landlord Consents.  (a)  JPM shall
use reasonable best efforts (but shall not be obligated to expend any money or initiate litigation) to cause every landlord under a Corporate Trust Lease, the consent of which is required pursuant to the terms of such Corporate Trust Lease to the assignment of such Corporate Trust
Lease to BNY, to execute in favor of BNY a Corporate Trust Landlord
Consent.

          (b)	If, despite JPM's reasonable best efforts, a Corporate
Trust Landlord Consent to assignment of a Corporate Trust Lease cannot be obtained prior to the Closing, JPM shall, if permitted under the Corporate Trust Leases or the landlord agrees, sublease the Leased Corporate Trust Premises to BNY or permit BNY to otherwise occupy the Leased Corporate Trust Premises as of the Closing Date (the "Corporate Trust Sublease Agreement"). To the extent permitted by the applicable Corporate Trust Lease, such Corporate Trust Sublease Agreement shall be for the remainder of the existing term of the Corporate Trust Lease and shall have extension options to the same extent that the Corporate Trust Lease does and shall be on the same terms as the Corporate Trust Lease, and shall contain a customary subtenant indemnity from BNY in favor of JPM. In such event, at BNY's request, JPM shall request from any applicable landlord a subordination and non-disturbance agreement with respect to such Corporate Trust Sublease Agreement in reasonable and customary form; provided that obtaining any such executed subordination and non-disturbance agreement from a landlord shall in no event be a condition to BNY's obligation to complete the Banking Sale or the Corporate Trust Sale.

          (c)	BNY shall use reasonable best efforts to cooperate with
JPM's attempts to obtain each Corporate Trust Landlord Consent or its approval of a Corporate Trust Sublease Agreement, but shall not be obligated to pay any consideration or grant any concession in connection therewith.

          (d)	The Parties agree that Section 10.9 shall not apply to
any Corporate Trust Lease for which a Corporate Trust Landlord Consent is not obtained and a Corporate Trust Sublease is not approved.

          (e)	JPM shall reasonably cooperate with BNY in its efforts
to obtain title insurance insuring its interest in the Leased Corporate Trust Premises, including, without limitation, by executing and delivering such authority documents and customary seller's title affidavits, which shall include a so-called "gap indemnity", as are reasonably required by BNY's title company.

          (f)	At BNY's request, JPM shall request and in good faith
seek to obtain a landlord's estoppel certificate in reasonable and customary form from any landlord under a Corporate Trust Lease; provided that obtaining any such executed landlord's estoppel certificate shall in no event be a condition to BNY's obligation to complete the Corporate Trust Sale or the Banking Sale.

          Section 11.4	Cooperation Regarding Transition of Products and
Services. (a) From and after the date hereof until the Closing and subject to Applicable Law, JPM shall use commercially reasonable efforts to (i) deliver to BNY a bi-weekly report of any new Corporate Trust Agreements; and (ii) provide BNY with any other information that BNY reasonably requests on a bi-weekly basis. BNY and JPM shall meet at least twice a month to review the performance of the Corporate Trust Business during the prior two-week period, including reviewing the mix and volumes of business.

          (b)	From and after the date hereof until the Closing and
subject to Applicable Law, BNY and JPM shall consult with each other on products and services not currently offered by JPM that BNY would expect to make available to corporate trust customers of BNY after the Closing, as well as on procedures and practices not currently undertaken by JPM that BNY would expect to use after the Closing.

          (c)	Nothing herein shall require JPM to assist BNY in
marketing to or soliciting any business from any customer of the Corporate Trust Business if JPM determines that to do so would violate any Contract which is an Excluded Corporate Trust Asset.

          Section 11.5	UCC-1 Assignment and Other Documents.  (a)  JPM
shall use commercially reasonable efforts to deliver to BNY all signed UCC-1 financing statements and UCC-3 assignments of financing statements, endorsed notes, participations and all other documentation necessary to effect the assignment of the Corporate Trust Agreements to BNY. The out-of-pocket costs and expenses of preparing and filing any such documentation shall be paid by BNY.

          (b)	JPM shall make, by no later than June 30, 2006, all
filings of continuation statements in the applicable offices necessary as a result of Revised Article 9 of the Uniform Commercial Code to maintain perfection of security interests related to the Corporate Trust Agreements proposed to be transferred to BNY. The out-of-pocket costs and expenses of preparing and filing any such documentation shall be paid by JPM.

          Section 11.6	Use of JPM's Names and Forms. (a) Except for the
Intellectual Property set forth on Schedule 11.6 and as otherwise provided in Section 11.6(b), (i) following the Closing, BNY shall not use JPM's names, forms, marketing materials and similar items included in the Purchased Corporate Trust Assets, for any purpose whatsoever; and
(ii) BNY expressly agrees that it is not purchasing or acquiring any right, title or interest in the name of JPM or its Affiliates or any tradenames, trademarks or service marks of JPM or its Affiliates as JPM or such Affiliates have used prior to the date of this Agreement, or will use or own thereafter, in connection with the Purchased Corporate Trust Assets (collectively, the "JPM's Marks"). BNY acknowledges that JPM and its respective Affiliates exclusively own the JPM's Marks and all goodwill related thereto and symbolized thereby. BNY will not make use of the JPM's Marks in any manner that will disparage or damage such marks or the reputation of JPM or its Affiliates, or diminish the goodwill of JPM or their Affiliates.

          (b)	On the Closing Date, JPM shall grant BNY a non-
exclusive, non-transferable, non-sublicensable, royalty-free license to use, in connection with the purchase, operation and conduct of the Corporate Trust Business, the "JPMorgan" name in the forms that currently appear on the systems and applications used in connection with the operation of the Corporate Trust Business and trade names associated therewith in substantially the same manner as used by JPM in connection with the purchase, operation and conduct of the Corporate Trust Business immediately prior to the Closing solely (i) in connection with systems and applications controlled and operated by JPM or any of its Subsidiaries on behalf of BNY and its Subsidiaries pursuant to the Corporate Trust Transition Services Agreement, (ii) in connection with the use of such name on the website of the Corporate Trust Business prior to such Corporate Trust Conversion and (iii) to the extent necessary for BNY and its Subsidiaries to perform their obligations under the Servicing Agreement (collectively, the "JPM Name License"). The term of the JPM Name License shall commence on the Closing Date and expire upon (x) in the case of clauses (i) and (ii) of the prior sentence, the completion of the Corporate Trust Conversion and (y) in the case of clause (iii) of the prior sentence, the expiration or termination of the Servicing Agreement.

          (c)	On the Closing Date, JPM shall grant BNY a non-
exclusive, non-transferable, non-sublicensable, royalty-free license (the "Australia License") to use, in connection with the operation of the Corporate Trust Business operated by BNY Trust (Australia) Pty Limited, the "J.P. Morgan Trust Australia Limited" name, in the forms that it currently appears and is used in connection with the operation of the Corporate Trust Business in Australia and trade names associated therewith in substantially the same manner as used by JPM in connection with the Purchased Corporate Trust Assets and the operation of the Corporate Trust Business in Australia immediately prior to the Closing. The Australia License shall terminate on the earlier of: (i) 18 months after the Closing Date and (ii) the date on which the name of BNY Trust (Australia) Pty Limited shall have changed its name. BNY shall use its reasonable best efforts to cause the change of the name of BNY Trust (Australia) Pty Limited as promptly as practicable after the Closing Date.

          Section 11.7	Transfer of Paying and Authenticating Agencies.
(a) At the Closing, BNY, or its qualified nominees, shall become the paying agent and/or authenticating agent under any Corporate Trust Agreement pursuant to which JPM or any of its Subsidiaries is acting as such and shall assume all responsibility of JPM or its Subsidiary, as applicable, in connection therewith. BNY and its Subsidiaries shall faithfully perform all of the obligations and duties of the paying agent and/or authenticating agent as required under such Corporate Trust Agreements and shall comply with any Applicable Laws and regulations in connection therewith.

          (b)	BNY agrees to maintain any deposit accounts for
Custodial Assets at any branch office of JPM or any of its Subsidiaries which are required to be maintained with JPM or any of its Subsidiaries by the terms of the Corporate Trust Agreements; provided, however, that, after the Closing, subject to Sections 5.4 and 11.8, BNY may seek the consent of any party to a Corporate Trust Agreement in order to open new accounts for such purposes at any other depository institution.

          Section 11.8	Transfer of Nominee Name.  If, in order to
effectively transfer any of the Corporate Trust Agreements to BNY hereunder, and subject to Section 11.3(b), it is mutually determined by the parties hereto to be necessary or convenient for JPM or any of its Subsidiaries to transfer to BNY the rights to a nominee name or other designation held by a legal entity with no assets other than such name or designation and no duties or purposes other than duties and purposes ancillary to the Corporate Trust Business, then, without further consideration, upon request of BNY, JPM or its applicable Subsidiary controlling the same shall transfer all of the rights in any such entity to BNY; provided, however, that BNY shall bear any costs, including legal fees and expenses, in connection with the transfer.

          Section 11.9	Conversion and Conversion Plan. (a) The parties
hereto agree to cooperate to employ their commercially reasonable efforts to plan, execute and complete the Corporate Trust Conversion in an orderly and efficient manner pursuant to the Corporate Trust Conversion Plan. As promptly as practicable after the date hereof, JPM and BNY shall each appoint qualified staff members to act as project managers for the Corporate Trust Conversion (each, a "Corporate Trust Conversion Project Manager"). Such Corporate Trust Conversion Project Managers shall act as the principal contacts between the parties on matters relating to the Corporate Trust Conversion, and shall coordinate the assignment of personnel as required and generally facilitate the planning, execution and completion of the Corporate Trust Conversion pursuant to the Corporate Trust Conversion Plan. In addition to any conversion of the data and systems files as part of the Corporate Trust Conversion pursuant to the Corporate Trust Conversion Plan and subject to the Corporate Trust Transition Services Agreement, the parties shall reasonably cooperate in performing such tasks as may be outlined in the Corporate Trust Conversion Plan, including the collection and input of relevant data, development of new operating procedures and design of forms, in each case, as mutually agreed by the parties.

          (b)	Except as otherwise set forth in the Corporate Trust
Transition Services Agreement, each party shall bear its own out-of-pocket costs and expenses associated with the Corporate Trust Conversion, including costs and expenses (including the costs and expenses of such party's employees) incurred in converting, moving, storing, archiving, adapting or otherwise transferring or facilitating the transfer of any data, information, Securities, records, files and systems from the systems and facilities of JPM and its Affiliates to the systems and facilities of BNY and its Affiliates (including costs with respect to computer programs, data processing, deconversion, data extraction, third-party charges and filing fees); provided, however, that, notwithstanding anything to the contrary in this Section 11.9 or otherwise in this Agreement, BNY shall not be liable hereunder for any termination fees, penalties or other break costs incurred by JPM or any of its Subsidiaries as a result of the Corporate Trust Conversion.

          (c)	In connection with the conversion activities described
in subsections (a) and (b) immediately above, it is further agreed that:

          (1)	BNY will review, subject to Section 10.1, current
     operations of JPM, and BNY and JPM shall cooperate and use reasonable best efforts to develop a mutually agreeable written plan within 60 days of the date hereof, subject to such modification in the schedule for development thereof as the parties may mutually agree (as it may be amended from time to time, the "Corporate Trust Conversion Plan"), which Corporate Trust Conversion Plan shall (i) set forth the plan, procedures and schedule required to fully effect the Corporate Trust Conversion as promptly as practicable after the Closing with a target completion date of no later than one year after the Closing Date (provided that the target conversion date for all U.S. applications shall be no later than June 1, 2007), and (ii) shall include interim target dates for the completion of integral items to the Corporate Trust Conversion; and

          (2)	prior to the Closing, JPM shall have completed in all
     material respects (including time of delivery and service level requirements) the data conversion, mapping and other systems functionality projects to be specified in the Corporate Trust Conversion Plan.

          Section 11.10	Grant of FCS Sublicense.  At the time of the
Closing, JPM and BNY shall enter into a mutually acceptable sublicensing agreement, pursuant to which JPM or a Subsidiary of JPM shall sub-license to BNY or a Subsidiary of BNY, on the terms set forth on Schedule 11.10, certain of JPM's or its Subsidiary's rights pursuant to its computer software licensing arrangement with FCS. Such sublicensing agreement shall contain such other terms and conditions that are customarily entered into between JPM and third-party sublicensees for similar products.

          Section 11.11	Information Reporting.  Subject to the provisions
of the Corporate Trust Transition Services Agreement, all interest credited to, interest premiums paid on, interest withheld from, early withdrawal penalties charged to, and other reportable amounts with respect to, accounts included within the Corporate Trust Business shall be reported by JPM to the extent related to the period beginning on January 1, 2006 and ending on December 31, 2006, and by BNY to the extent related to any period beginning after December 31, 2006. Such reports shall be made to the holders of such accounts and to the applicable federal and state regulatory agencies. Notwithstanding the two immediately preceding sentences, JPM will report all interest credited to, interest premiums paid on, interest withheld from, early withdrawal penalties charged with respect to, and other reportable amounts with respect to, any JPM Money Market Funds, Corporate Trust Money Fund Balances or any Index Rate Deposit Accounts.

          Section 11.12	Withholding.  (a) Subject to the provisions of the
Corporate Trust Transition Services Agreement, any amounts required by any Governmental Authority to be withheld with respect to the Corporate Trust Business (the "Corporate Trust Withholding Obligations") or any penalties imposed by any Governmental Authority will be handled as follows:

          (1)	any Corporate Trust Withholding Obligations required to
     be withheld on or prior to December 31, 2006 will be withheld and remitted by JPM to the appropriate Governmental Authority on or prior to the time they are due; and

          (2)	any Corporate Trust Withholding Obligations required to
     be remitted to the appropriate governmental agency after December 31, 2006 with respect to Corporate Trust Withholding Obligations after December 31, 2006 and not withheld by JPM shall be withheld and remitted by BNY.

          (b)	Notwithstanding Section 11.12(a), JPM will withhold and
remit to the appropriate Governmental Authority, on or prior to the time they are due, any amounts required by any Governmental Authority to be withheld, or any penalties imposed by any Governmental Authority with respect to, any JPM Money Market Funds, Corporate Trust Money Fund Balances or any Index Rate Deposit Accounts.

          (c)	Any penalties that relate to information returns filed
by JPM on or prior to December 31, 2006 in connection with transactions that occurred on or prior to December 31, 2006 will be JPM's responsibility. BNY shall cooperate with JPM in providing copies of penalty notices on a timely basis and other information which JPM may reasonably request in order to verify or challenge such penalties. To the extent that any penalty imposed by the IRS relates to information returns filed by BNY (or filed by JPM on behalf of BNY) after December 31, 2006 in connection with transactions that occurred prior to December 31, 2006, BNY shall be responsible for such penalty; provided that JPM has satisfied its obligation to provide all material information to BNY which is necessary to complete such information returns (including any such obligation set forth in the Corporate Trust Transition Services Agreement).

          Section 11.13	Intercompany Obligations.  Effective as of the
Closing Date, except as otherwise contemplated by this Agreement or any Related Agreement or as contemplated by Schedule 11.13, all intercompany receivables, payables, loans and guarantees then existing between JPM or any of its Subsidiaries (other than any Transferred Entity or any of its Subsidiaries), on the one hand, and any Transferred Entity or any of its Subsidiaries, on the other hand, shall be settled, including by way of capital contribution (with respect to intercompany payables or loans due to JPM or any of its Subsidiaries that is not a Transferred Entity) or by way of dividend in kind (with respect to intercompany payables or loans owed by JPM or any of its Subsidiaries that is not a Transferred Entity or investments by the Transferred Entities).

                              ARTICLE XII

                 FURTHER AGREEMENTS RELATING TO BANKING

          Section 12.1	Conduct of the Banking Business Prior to the
Closing. (a) From the date hereof until the earlier of the Closing Date and the termination of this Agreement, BNY shall use its reasonable best efforts to, and shall cause its applicable Subsidiaries to use their respective reasonable best efforts to, consistent with the other provisions of this Agreement, (i) conduct the Banking Business only in the ordinary course consistent with past practices and in accordance with the Banking Business' existing standards, (ii) preserve the Banking Business as currently conducted, (iii) preserve in all material respects the mix, type and aggregate amount of the Assumed Banking Deposits held in connection with the Banking Business, (iv) continue to advertise and market the products and services of the Banking Business substantially as BNY is doing so today and spend an amount on marketing and promotions in accordance with budgeted levels as of the date hereof; (v) maintain its existing relations and goodwill with the customers of, and vendors and suppliers to, the Banking Business, (vi) keep available the services of its officers and employees involved with the Banking Business,
(vii) comply in all material respects with all Applicable Laws, ordinances, rules and regulations relating to the Banking Business,
(viii) maintain the books of account and records of the Banking Business as currently maintained and in the usual, regular and ordinary course and in accordance with past practices, and (ix) give JPM reasonable prior notice of, and consult with JPM with respect to, the exercise by BNY of any renewal or extension options under any Banking Lease. In furtherance, and not in limitation of the foregoing, from the date hereof until the earlier of the Closing Date and the termination of this Agreement, BNY Mortgage Company LLC shall originate and purchase Loans only in the ordinary course of business consistent with past practices, and BNY and its other Subsidiaries shall not transfer or sell any Loans to BNY Mortgage Company LLC other than in the ordinary course of business consistent with past practices.

          (b)	From the date hereof until the earlier of the Closing
Date and the termination of this Agreement, except as (i) set forth in
Schedule 12.1(b), (ii) otherwise expressly contemplated by this Agreement, (iii) consented to in writing in advance by JPM (which consent shall not be unreasonably withheld or delayed), or (iv) required by Applicable Law, BNY shall not, and shall cause its applicable Subsidiaries not to:

          (1)	(i) materially increase the number of persons employed
     in the Banking Business, (ii) increase the compensation or benefits payable to the Banking Business Employees, other than immaterial increases in the ordinary course of business consistent with past practice, or (iii) enter into any agreement or arrangement that would be a Banking Employment Agreement if it were in effect as of the date hereof, or any collective bargaining agreement with respect to the Banking Business Employees; provided, however, that nothing in this Section 12.1(b)(1) shall limit the ability of BNY or any of its Subsidiaries to adopt, modify, amend or terminate any employee benefit plan, program, policy, arrangement or practice that is or may become applicable to the employees of BNY or any of its Subsidiaries generally;

          (2)	promote, transfer, reassign or otherwise change the job
     description or title of any Banking Business Employee, except for
     (i) promotions and changes in job description or title within non-official positions and to positions that are in the Banking Branches, in each case in the ordinary course consistent with past practice, and (ii) transfers and assignments within the Banking Branches in the ordinary course consistent with past practice;

          (3)	place, or knowingly permit to be placed, any Lien
     (other than Permitted Liens) upon any of the Purchased Banking
     Assets;

          (4)	with respect to any Assumed Banking Agreement,
     (i) terminate such Assumed Banking Agreement (other than any expiration or prepayment in accordance with the terms or such Assumed Banking Agreement, or as may be required by Applicable Law, or as may be advised by counsel, or as may be demanded in writing by a customer, or as permitted by the policies or procedures of BNY or any of its Subsidiaries) or (ii) amend or modify any such Assumed Banking Agreement in a manner that would materially alter the rights, obligations, liabilities or protections of BNY or any of its Subsidiaries under such Banking Agreement; provided that no consent of JPM shall be required if BNY or any of its Subsidiaries has no discretion as to whether any such termination, amendment or modification shall be effected;

          (5)	terminate or materially modify any Assumed Banking
     Agreement, except as required or permitted by its existing terms or as a result of action by the other party to such Assumed Banking Agreement;

          (6)	terminate, materially modify or allow to lapse or fail
     to renew any Banking Lease;

          (7)	close, sell, consolidate or relocate or materially
     alter any of the Banking Branches or the Other Banking Facilities or open any branches for the purpose of soliciting retail deposits;

          (8)	amend or modify, including by entering into any
     forbearance agreement, any Assigned Banking Loan in any manner materially adverse to BNY or any of its Subsidiaries or in any manner other than the ordinary course of business and consistent with the loan policies of BNY and its Subsidiaries as of the date hereof;

          (9)	originate any Loan for the Banking Business, or
     increase any line with respect thereto, in an amount in excess of BNY's credit policy and/or lending guidelines in effect on the date hereof;

          (10)	materially alter any of its credit policies or pricing
     practices applicable to the Assumed banking Deposits or the Acquired Banking Loans;

          (11)	sell, transfer or convey any material property that is
     part of the Purchased Banking Assets;

          (12)	release, compromise, or waive any material claim or
     right that is part of the Purchased Banking Assets;

          (13)	fail to maintain the Owned Banking Premises, the Leased
     Banking Premises, the Other Banking Facilities or the Banking Personal Property in a condition substantially the same as on the date of this Agreement, ordinary wear and use excepted;

          (14)	settle or compromise any litigation or investigation if
     such settlement or litigation would reasonably be expected to impose any obligation or liability on the Purchased Banking Assets, the Assumed Banking Liabilities or JPM or any of its Subsidiaries (other than any settlement or compromise providing solely for the payment of money damages that is included as a liability on the Final Banking Closing Statement);

          (15)	other than in the ordinary course of business
     consistent with past practice or as determined to be necessary or advisable by BNY in the reasonable bona fide exercise of its discretion based on changes in market conditions applicable to the Banking Business, materially alter its interest rate or fee pricing policies with respect to the Assumed Banking Deposits and the Assigned Banking Loans or waive any material fees;

          (16)	materially alter any of its Assumed Banking Deposit or
     Assigned Banking Loan practices or other practices specific to the Banking Business;

          (17)	introduce any new banking products or services;

          (18)	increase the outstanding balance, as of the date
     hereof, of the CRA Loan Portfolio;

          (19)	except for relationships heretofore disclosed to JPM,
     reclassify any BNY customer or relationship as a Private Banking customer or relationship; or

          (20)	agree or commit to do any of the foregoing.

          Section 12.2	Conduct of Banking Business After the Closing.
From and after the Closing Date, JPM and each of its Affiliates to which any Purchased Banking Asset or Assumed Banking Liability is transferred shall treat such Purchased Banking Assets and Assumed Banking Liabilities in a manner consistent with the manner in which (and in accordance with the same fiduciary practices) JPM and its Subsidiaries treat the assets and liabilities of their banking business on the date hereof (including retaining records consistent with requirements of Applicable Law and the Assumed Banking Agreements). Without limiting the generality of the foregoing sentence, JPM agrees to provide the Transferred Banking Employees with the same banking privileges, if any, that JPM generally provides to similarly situated employees of JPM.

          Section 12.3.	Banking Landlord Consents.  (a)  BNY shall use
reasonable best efforts (but shall not be obligated to expend any money or initiate litigation) to cause every landlord under a Banking Lease, the consent of which is required pursuant to the terms of such Banking Lease to the assignment of such Banking Lease to JPM, to execute in favor of JPM a Banking Landlord Consent.

          (b)	If, despite BNY's reasonable best efforts, a Banking
Landlord Consent to assignment of a Banking Lease cannot be obtained prior to the Closing, BNY shall, if permitted under the Banking Leases or the landlord agrees, sublease the Leased Banking Premises to JPM or permit JPM to otherwise occupy the Leased Banking Premises as of the Closing Date (the "Banking Sublease Agreement"). To the extent permitted by the applicable Banking Lease, such Banking Sublease Agreement shall be for the remainder of the existing term of the Banking Lease and shall have extension options to the same extent that the Banking Lease does and shall be on the same terms as the Banking Lease, and shall contain a customary subtenant indemnity from JPM in favor of BNY. In such event, at JPM's request, BNY shall request from any applicable landlord a subordination and non-disturbance agreement with respect to such Banking Sublease Agreement in reasonable and customary form; provided that obtaining any such executed subordination and non-disturbance agreement from a landlord shall in no event be a condition to JPM's obligation to complete the Banking Sale or the Corporate Trust Sale.

          (c)	JPM shall use reasonable best efforts to cooperate with
BNY's attempts to obtain each Banking Landlord Consent or its approval of a Banking Sublease Agreement, but shall not be obligated to pay any consideration or grant any concession in connection therewith.

          (d)	The Parties agree that Section 10.9 shall not apply to
any Banking Lease for which a Banking Landlord Consent is not obtained and a Banking Sublease Agreement is not approved.

          (e)	BNY shall reasonably cooperate with JPM in its efforts
to obtain satisfactory title insurance insuring its interest in the Leased Banking Premises and Owned Banking Premises, including, without limitation, by executing and delivering such authority documents and customary seller's title affidavits, which shall include a so-called "gap indemnity", as are reasonably required by JPM's title company. In addition to the foregoing, BNY shall reasonably cooperate with JPM in connection with the issuance to JPM, at JPM's election and expense, of an ALTA title insurance policy in form reasonably satisfactory to JPM insuring its interest in the Owned Banking Premises subject only to the matters set forth in Section 8.29(b) and Permitted Liens.

          (f)	At JPM's request, BNY shall request and in good faith
seek to obtain a landlord's estoppel certificate in reasonable and customary form from any landlord under a Banking Lease, provided that obtaining any such executed landlord's estoppel certificate shall in no event be a condition to JPM's obligation to complete the Corporate Trust Sale or the Banking Sale.

          Section 12.4	Cooperation Regarding Transition of Products and
Services; Courier Contracts. (a) From and after the date hereof until the Closing and subject to Applicable Law, BNY shall use commercially reasonable efforts to (i) deliver to JPM a bi-weekly report that shall contain good-faith estimates by BNY as to the volume of Assumed Banking Deposits and Assigned Banking Loans held by the Banking Business; and
(ii) provide JPM with any other information that JPM reasonably requests on a bi-weekly basis. BNY and JPM shall meet at least twice a month to review the performance of the Banking Business during the prior two-week period, including reviewing the mix and volumes of business such as BNY's "free for life" product and promotions.

          (b)	From and after the date hereof until the Closing and
subject to Applicable Law, BNY and JPM shall consult with each other on products and services not currently offered by BNY that JPM would expect to make available to customers of JPM after the Closing, as well as on procedures and practices not currently undertaken by BNY that JPM would expect to use after the Closing.

          (c)	Nothing herein shall require BNY to assist JPM in
marketing to or soliciting any business from any customer of the Banking Business if BNY determines that to do so would violate any Contract which is an Excluded Banking Asset.

          (d)	On or prior to the Closing Date, JPM shall use
commercially reasonable efforts to enter into an agreement with CDC Systems, Inc., the Brink's Company or Integrated Payment Systems, Inc. or such other similar company to facilitate the transfer of the Banking Cash on Hand at the Closing and otherwise to conduct the Banking Business from and after the Closing as currently conducted.

          Section 12.5	UCC-1 Assignment and Other Documents.  (a)  BNY
shall use commercially reasonable efforts to deliver to JPM at the Closing all signed UCC-1 financing statements and UCC-3 assignments of financing statements, endorsed notes, participations and all other documentation necessary to effect the assignment of the Assigned Banking Loans and the Assumed Letters of Credit to JPM. The out-of-pocket costs and expenses of preparing and filing any such documentation shall be paid by JPM.

          (b) BNY shall make, by no later than June 30, 2006, all filings of continuation statements in the applicable offices necessary as a result of Revised Article 9 of the Uniform Commercial Code to maintain perfection of security interests related to the Assigned Banking Loans and Assumed Letters of Credit proposed to be transferred to JPM. The out-of-pocket costs and expenses of preparing and filing any such documentation shall be paid by BNY.

          Section 12.6	Information Reporting.  Subject to the provisions
of the Banking Transition Services Agreement, all interest credited to, interest premiums paid on, interest withheld from, early withdrawal penalties charged to, and other reportable amounts with respect to, accounts included within the Assumed Banking Deposits shall be reported by BNY to the extent related to the period beginning on January 1, 2006 and ending on December 31, 2006, and by JPM to the extent related to any period beginning after December 31, 2006. Such reports shall be made to the holders of such deposit accounts and to the applicable federal and state regulatory agencies.

          Section 12.7	Withholding.  Subject to the provisions of the
Banking Transition Services Agreement, any amounts required by any Governmental Authority to be withheld from any of the accounts included within the Assumed Banking Deposits (the "Banking Withholding
Obligations") or any penalties imposed by any Governmental Authority will be handled as follows:

          (a)	any Banking Withholding Obligations required to be
withheld on or prior to December 31, 2006 will be withheld and remitted by BNY to the appropriate Governmental Authority on or prior to the time they are due; and

          (b)	any Banking Withholding Obligations required to be
remitted to the appropriate Governmental Authority after December 31, 2006 with respect to Banking Withholding Obligations after the December 31, 2006and not withheld by BNY shall be withheld and remitted by JPM.

          Any penalties that relate to information returns filed by BNY on or prior to December 31, 2006 in connection with transactions that occurred on or prior to December 31, 2006 will be BNY's responsibility. JPM shall cooperate with BNY in providing copies of penalty notices on a timely basis and other information which BNY may reasonably request in order to verify or challenge such penalties. To the extent that any penalty imposed by the IRS relates to information returns filed by JPM (or filed by BNY on behalf of JPM) after December 31, 2006 in connection with transactions that occurred prior to December 31, 2006, JPM shall be responsible for such penalty; provided that BNY has satisfied its obligation to provide all material information to JPM which is necessary to complete such information returns (including any such obligation set forth in the Banking Transition Services Agreement).

          Section 12.8	Letters of Credit.  In the event that any Assumed
Letter of Credit cannot be assigned to JPM, on the Closing Date, JPM and BNY shall enter into a participation agreement in customary form reasonably satisfactory to JPM and BNY pursuant to which JPM shall acquire and assume all of BNY's rights and obligations under such Assumed Letters of Credit. The participation agreements referred to in this
Section 12.8 shall be referred to herein as the "Participation
Agreements."

          Section 12.9	Form of Transfer.  BNY and JPM may by mutual
written agreement at any time change the method of transferring the Banking Business from BNY to JPM in order to achieve, in a more efficient manner, the business, financial accounting, regulatory and tax objectives of BNY and JPM in connection with the transactions contemplated by this Agreement; provided, however, no such change shall alter or change the amount of consideration to be paid by JPM as provided in this Agreement.

          Section 12.10	Data Processing Conversion for the Retail
Branches and Handling of Certain Items. (a) The parties hereto agree to cooperate to employ their commercially reasonable efforts to plan, execute and complete the Banking Conversion in an orderly and efficient manner pursuant to the Banking Conversion Plan. As promptly as practicable after the date hereof, JPM and BNY shall each appoint qualified staff members to act as project managers for the Banking Conversion (each, a "Banking Conversion Project Manager"). Such Banking Conversion Project Managers shall act as the principal contacts between the parties on matters relating to the Banking Conversion, and shall coordinate the assignment of personnel as required and generally facilitate the planning, execution and completion of the Banking Conversion pursuant to the Banking Conversion Plan. In addition to any conversion of the data and systems files as part of the Banking Conversion pursuant to the Banking Conversion Plan and subject to the Banking Transition Services Agreement, the parties shall reasonably cooperate in performing such tasks as may be outlined in the Banking Conversion Plan, including the collection and input of relevant data, development of new operating procedures and design of forms, in each case, as mutually agreed by the parties.

          (b)	Except as otherwise set forth in the Banking Transition
Services Agreement, each party shall bear its own out-of-pocket costs and expenses associated with the Banking Conversion, including costs and expenses (including the costs and expenses of such party's employees) incurred in converting, moving, storing, archiving, adapting or otherwise transferring or facilitating the transfer of any data, information, Securities, records, files and systems from the systems and facilities of BNY and its Affiliates to the systems and facilities of JPM and its Affiliates (including costs with respect to computer programs, data processing, deconversion, data extraction, third-party charges and filing fees); provided, however, that, notwithstanding anything to the contrary in this Section 12.10 or otherwise in this Agreement, JPM shall not be liable hereunder for any termination fees, penalties or other break costs incurred by BNY or any of its Subsidiaries as a result of the Banking Conversion.

          (c)	In connection with the conversion activities described
in subsections (a) and (b) immediately above, and subject to Applicable Law, it is further agreed that:

                      (1)	JPM will review, subject to Section 10.1,
current operations of BNY, and BNY and JPM shall cooperate and use reasonable best efforts to develop a mutually agreeable written plan within 30 days of the date hereof (as it may be amended from time to time, the "Banking Conversion Plan"), which Banking Conversion Plan shall (i) set forth the plan, procedures and schedule required to fully effect the Banking
Conversion as promptly as practicable after the Closing, (ii) shall include interim target dates for the completion of integral items to the Banking Conversion; and (iii) shall provide that conversion items integral to the operation of the Banking Business, as identified by JPM, shall have the earliest target completion dates in the Banking Conversion Plan;
                      (2)	BNY will, in accordance with JPM's reasonable
instructions, change, alter or update customer facing systems (including

Internet, ATMs, IVRs, Print Output and Teller Receipts) so that, after the Closing, they will reflect JPM as the owner of the Banking Business;

                      (3)	as of the Closing Date, BNY will provide JPM
with BNY's existing customer, account and transaction data feeds in order to allow JPM to comply with applicable legal and contractual AML and privacy requirements on and after the Closing Date;

                      (4)	BNY will use reasonable best efforts to
create prior to the Closing a unique and segmented general ledger that will be substantially sufficient for JPM to balance, reconcile and settle its books and records in accordance with Applicable Law and GAAP;

                      (5)	BNY will ensure that, as of the Closing, all
data related to Assigned Banking Loans and other Purchased Banking Assets residing on BNY's commercial loan systems, including, but not limited to, the AFS, AIMS, ECAPS, PIMS and CIF systems will be logically segregated from data relating to the Excluded Banking Assets so that, with respect to such systems from and after the Closing: (i) JPM employees will have view and inquiry access to Assigned Banking Loans and other Purchased Banking Assets data and (ii) BNY employees, other than employees assigned to the Regional Loan Operations or Client Management Administration units (which employees JPM acknowledges will have view, inquiry and operational access to such data pursuant to the Banking Transition Services
Agreement), will be restricted from having access to the Assigned Banking Loans and other Purchased Banking Assets data on the systems;

                      (6)	BNY will use reasonable best efforts to
separate data relevant to the Purchased Banking Assets from other data of BNY prior to the Closing; and

                      (7)	prior to the Closing, BNY shall have completed
in all material respects (including time of delivery and service level requirements) the data conversion, mapping and other systems functionality projects to be specified in the Banking Conversion Plan.

              Section 12.11	Physical Damage to Owned Banking Premises.
In the event of any physical damage or destruction, other than ordinary wear and tear, to any Owned Banking Premises, at the election of JPM, either
(a) BNY shall prior to the Closing Date repair such damage or destruction to return such property to its condition prior to such damage or destruction, (b) the Net Book Value of such Owned Banking Premises shall be adjusted as mutually agreed by JPM and BNY or (c) BNY shall pay to JPM an amount equal to the sum of (1) the insurance proceeds received by BNY with respect to such damage or destruction, (2) any applicable deductible amount and (3) such additional amount as may be required to repair such damage or destruction to return such property to its condition prior to such damage or destruction.

              Section 12.12	Right of First Offer for Excluded Banking
Premises.  (a)  Owned Properties.  Until the fifth anniversary of the

Closing, if BNY or any of its Affiliates desires to sell, transfer, convey or exchange, in one transaction or a series of transactions, any real property that it owns that is part of the Excluded Banking Premises (other than any Excluded Banking Premise set forth on Schedule 12.12(a)), to a Person other than an Affiliate of BNY (except pursuant to an indirect sale, transfer, conveyance or exchange of one or more Excluded Banking Premises that may be deemed to have occurred solely as a result of a merger, business combination, share purchase or similar transaction involving BNY or any of its "significant subsidiaries," as defined under Rule 1-02(w) of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended, or a sale-leaseback or similar transaction), then prior to effecting or making such sale, transfer, conveyance or exchange or entering into an agreement with respect thereto, BNY shall notify JPM in writing of the material terms and conditions upon which it proposes to effect such sale, transfer, conveyance or exchange (such notice, the "Transfer Notice"), which Transfer Notice shall include all material terms and conditions of the proposed sale, transfer, conveyance or exchange relating to price, terms of payment and timing of closing. JPM shall have the right to acquire the real property that is the subject of the Transfer Notice on the same terms and conditions as are set forth in the Transfer Notice. JPM shall have thirty (30) days following delivery of the Transfer Notice during which to notify BNY whether or not JPM desires to exercise its right of first offer, and, during such thirty
(30) day period, BNY shall promptly provide to JPM title reports, surveys, environmental reports and other due diligence materials as may be in BNY's possession, and BNY shall provide JPM with reasonable access to the applicable premises for the purposes of conducting due diligence investigations. If JPM does not respond during the applicable period set forth above for exercising its purchasing right under this Section 12.12, JPM shall be deemed to have declined to exercise its right of first offer under this Section 12.12 with respect to such real property. If JPM elects to purchase the real property that is the subject of the Transfer Notice, the parties shall act promptly and in good faith to enter into a purchase agreement reflecting the terms and conditions set forth in the Transfer Notice and other customary terms and conditions. BNY and JPM agree to use commercially reasonable efforts to cause any applicable conditions precedent in such purchase agreement to be satisfied as expeditiously as possible. At the closing of the sale of such real property, (a) BNY shall, or shall cause its applicable Subsidiaries to, execute and deliver to JPM (i) a bargain and sale deed (without covenant against grantor's acts) transferring the real property described in the Transfer Notice to JPM, free and clear of all Liens other than Permitted Liens, and otherwise in form and substance reasonably acceptable to JPM and BNY; (ii) customary title affidavits; and (iii) any other instruments reasonably requested by JPM to give effect to the purchase; and (b) JPM shall deliver to BNY the purchase price specified in the Transfer Notice in immediately available funds or other consideration as specified in the Transfer Notice. If JPM does not elect to purchase the property pursuant to this Section 12.12 or, having elected to so purchase such property, fails to do so within the time period required by this Section 12.12, BNY shall have the right, for a period of 180 days after the expiration of the offer period referred to above or the date of such failure, as applicable, to enter into a definitive written agreement and consummate the sale, transfer or exchange with an unaffiliated Person regarding the sale, transfer, conveyance or exchange of the real property described in the Transfer Notice on terms and conditions that satisfy the following criteria:

          (1)	the amount of consideration to be paid by the
     purchasing party may not be less than the consideration set forth in the Transfer Notice (excluding customary pro-rations, transfer taxes, closing costs and brokerage commissions);

          (2)	subject to clause (1) above, the form of consideration
     may not be materially different from that set forth in the Transfer Notice, except to the extent any change in the form of consideration makes the terms of the transaction less favorable from the purchaser's standpoint; and

          (3)	the terms and conditions set forth in such definitive
     written agreement, when considered together with the form and amount of consideration to be paid by such purchasing party, may not render the terms of such transaction, taken as a whole, materially inferior (to BNY or its Subsidiaries from an economic standpoint) to those set forth in the Transfer Notice.

If such sale, transfer, conveyance or exchange is not consummated within the 180-day period described above and in accordance with the terms of such definitive written agreement, the requirements of this Section 12.12 shall apply anew to any further efforts by BNY or any of its Subsidiaries to sell, transfer, convey or exchange the real property described in the Transfer Notice.

          (b)	Leased Properties.  If BNY or any of its Affiliates is
party to a lease with respect to any real property that is part of the Excluded Banking Premises (which lease contains at least one unexercised renewal option), and BNY or its applicable Affiliate does not desire to renew such lease, then at least sixty (60) days prior to the last date on which such lease may be renewed, and prior to providing any written notice to the landlord under such lease that BNY or its Affiliates does not intend to renew such lease, BNY shall notify JPM in writing of its intent (the "Non-Renewal Notice"), and shall provide JPM with a written copy of the lease all amendments and modifications thereto and all material correspondence files, together with all other documents relating to the lease as JPM may reasonably request. Within thirty (30) days of its receipt of the Non-Renewal Notice, JPM may notify BNY that it desires to occupy such leased premises. If JPM provides such notice to BNY, then BNY or its applicable Affiliate shall renew such lease in a timely manner and, as of the commencement date of the renewal term, BNY shall sublet the space covered by such lease on the same economic terms and for the same duration as BNY or its applicable Affiliate is leasing such space from the landlord; provided, however, that, if such sublet would require consent of the landlord, then, then BNY or its applicable Affiliate shall be required to renew the lease and sublet the space to JPM only if it receives such consent of the landlord; provided, further, that, in such case, BNY and its applicable Affiliates shall use reasonable best efforts to obtain such consent and to permit JPM to participate in any discussions with the landlord to obtain such consent.

          (c)	The provisions of this Section 12.12 shall survive the
Closing and terminate on the fifth anniversary of the Closing.

          Section 12.13	Termination of Agent Bank Agreement.  BNY and JPM
agree that, on or prior to the Closing, BNY and JPM shall terminate, or shall cause the termination of, effective as of or prior to the Closing, the Agent Bank Agreement, dated as of October 21, 1997, as amended (the "Agent Bank Agreement"), among The Bank of New York Company, Inc., certain of its affiliates and Chase Manhattan Bank USA, National Association, without the requirement of any payment by JPM, BNY or any of their respective Subsidiaries of any costs, fees or other penalties or break costs. BNY and JPM agree that, upon such termination, all rights of BNY to purchase or arrange to purchase (whether pursuant to Section
11.3 of the Agent Bank Agreement or otherwise) the Accounts, the BNY Co. Relationship Accounts and/or the Program Receivables shall terminate and be without any force or effect. As used in this Section 12.13, "Accounts," the "BNY Co. Relationship Accounts" and the "Program Receivables" shall have the respective meanings attributed to them in the Agent Bank Agreement.

          Section 12.14	Limited License of BNY's Name.  (a)  On the
Closing Date, BNY shall grant JPM and its Affiliates a non-exclusive, non-transferable, non-sublicensable, royalty-free license to use, in connection with the purchase, operation and conduct of the Banking Business, each of the "The Bank of New York" name, red box logo design(s) and associated or related trade names and marks (each, a "Licensed BNY Item" and, collectively, the "Licensed BNY Items") in substantially the same forms, and for substantially the same purposes, as BNY is using such Licensed BNY Items in connection with the purchase, operation and conduct of the Banking Business immediately prior to the Closing, including but not limited to the forms that currently appear or are used in, on or in connection with any Owned Banking Premises, Leased Banking Premises, Other Banking Facility, ATM or any other Purchased Banking Asset or Assumed Banking Liability (the "BNY Name License"). The BNY Name License shall permit JPM to use the Licensed BNY Items in connection with the Banking Business after Closing, including but not limited to operations and marketing (subject to subsection (c) below). The term of the BNY Name License shall commence on the Closing Date and, except as otherwise provided herein, expire upon the Banking Conversion.

          (b)	The BNY Name License shall not grant JPM any right to
use in any manner BNY's multi-color jewel box "The Bank of New York" logo design, a copy of which is set forth on Schedule 12.14. Notwithstanding the foregoing sentence, BNY agrees that, if BNY's multi-color jewel box "The Bank of New York" logo design or the name "Putnam Trust" appears on any signage or otherwise on or in any Owned Banking Premise, Leased Banking Premises, Other Banking Facility, ATM or any other Purchased Banking Asset, BNY shall either (i) grant JPM and its Affiliates a non-exclusive, non-transferable, non-sublicensable, royalty-free license to use such logo design or name, as applicable, in the forms that currently appear on such premise, branch or facility for the duration of the BNY Name License; or (ii) remove such logo design or name without any cost to JPM and without any damage to such premise, branch or facility. In addition to the foregoing, if the name "Putnam Trust" is etched into any building on any Owned Banking Premise, any Leased Banking Premises or any Other Banking Facility, then BNY agrees that it shall grant JPM and its Affiliates a perpetual, non-exclusive, non-transferable, non-sublicensable, royalty-free license to use such name to the extent necessary to permit such name to remain etched into such building, whether such building is then owned or leased by JPM or an Affiliate or by subsequent transferees.

          (c)	JPM's permitted use of the Licensed BNY Items for
marketing purposes shall include but not be limited to direct mail, radio, print, TV, outdoor advertising, internal and external signage and merchandising, and online and electronic banking and marketing. Such marketing shall be consistent with and substantially similar to (i) marketing JPM then conducts or previously has conducted for similar products and services or (ii) marketing BNY conducted immediately prior to the Closing except in each case as modified to comply with applicable law or as necessary or advisable in JPM's reasonable discretion to reflect the transactions contemplated by this Agreement and/or to avoid customer or public confusion.

          BNY shall have the right to approve, which approval shall not be unreasonably withheld or delayed, proposed marketing materials containing any BNY Licensed Item prior to JPM's use, it being understood that it shall not be unreasonable for BNY to withhold its approval for marketing materials that depict BNY or any of its businesses in a negative manner. However, to the extent any such material is substantially similar to the material set forth in Schedule 12.14(c) hereto, BNY will be deemed to have consented and no prior review shall be necessary. BNY's review and approval hereunder shall be limited to the form of such materials; matters such as product/service terms, features and pricing will be within JPM's sole discretion. BNY will respond to any request for approval within two business days.

          (d)	JPM's permitted use of the Licensed BNY Items for
operations purposes shall include but not be limited to (i) debit/credit advices; (ii) overdraft, uncollected funds and similar notices; (iii) funds availability and similar notices; (iv) CD maturity notices; (v) official checks, money orders and foreign drafts; (vi) statements, forms, agreements and disclosures; (vii) ATM and Quick Deposit envelopes;
(viii) safe deposit box key fobs, envelopes, statements, etc.; (ix) correspondence; (x) online and electronic banking; (xi) customer service matters; (xii) customer communications; and (xiii) employee communications.

          (e)	BNY acknowledges and agrees that possession, retention
or use of materials containing any BNY Licensed Item or any other BNY name, logo, brand, mark or similar item, by a customer, former customer, counterparty or other third party (i) is not within JPM's control and is not a use by JPM of such Licensed BNY Item (and, except as set forth in the last sentence of this Section 12.14, JPM is not obligated to replace such materials, including ATM cards, debit cards and checks, without such Licensed BNY Item or other BNY name, logo, brand, mark or similar item); and (ii) is not subject to this Agreement or the BNY Name License and will not result in any JPM obligation or liability thereunder. Such third party use includes but is not limited to checks of any type, including money market, travelers, official and gift; ATM cards; debit cards; account access devices; statements; forms, agreements and disclosures; correspondence; Checking Advantage, iPayments and similar membership materials; gift cards; promotional material; and similar documents and materials. On or prior to the 90th day after completion of the Banking Conversion, JPM shall issue new debit cards without a Licensed BNY Item to all customers within the Banking Business to replace the debit cards containing a BNY Licensed Item, and, on or prior to the 18-month anniversary of the completion of the Banking Conversion, JPM shall issue new checks without a Licensed BNY Item to all customers within the Banking Business to replace the checks containing a BNY Licensed Item.

          In addition, JPM's use of any document or material containing a BNY Licensed Item, including imaged or hard copies of statements, checks, forms, agreements, customer correspondence, notices and other records, to service accounts, respond to customer or other third party requests, to effectuate the transactions contemplated by this Agreement, and to comply with any applicable legal, regulatory or contractual requirement, is permissible and not subject to this Agreement or the BNY Name License and is not a violation thereof.

          (f)	No fee for the BNY Name License shall be charged until
the later of (i) July 1, 2007 and (ii) nine months following the Closing Date (the later of such two dates, the "Banking License Fee Start Date"); provided, however, that if either (1) the Banking Conversion Plan provides for a scheduled completion of the Banking Conversion after April 30, 2007 (the number of days between the scheduled completion and April 30, 2007, the "Banking Conversion Plan Delay Period") and/or (2) BNY's completion of a material item set forth in the Banking Conversion Plan is delayed beyond the scheduled deadline for completing such item in the Banking Conversion Plan (the number of days between the date on which BNY completes such item and the scheduled deadline for such item, the "Banking Milestone Delay Period"), then the Banking License Fee Start Date shall be postponed by a number of days equal to the sum of the Banking Conversion Plan Delay Period, if any, and the aggregate Banking Milestone Delay Periods for all such items, if any. Beginning on the Banking License Fee Start Date, for each month during which the BNY Name License shall continue to be in effect, JPM shall pay BNY the following monthly fees: (i) for the period commencing on the Banking License Fee Start Date and ending on the date that is four months after the Banking License Fee Start Date, Five Million Dollars ($5,000,000) per month; and
(ii) for each month thereafter, Ten Million Dollars ($10,000,000). Notwithstanding the foregoing or anything contrary herein, no fee shall be charged for the limited, perpetual license contemplated by Section 12.14(b).

          In addition, no fee shall be charged in connection with (x) any JPM use of a Licensed BNY Item contemplated by Section 12.14(e) and
(y) any inadvertent, de minimus or similar use by JPM of a Licensed BNY Item after the Banking Conversion so long as JPM has used commercially reasonable efforts to discontinue such uses, other than as contemplated herein, after the Banking Conversion.

          (g)	Notwithstanding anything to the contrary in this
Agreement, JPM may use the BNY product/service names and marks BNY is using in the Banking Business immediately prior to the Closing for up to 45 days following the Banking Conversion; provided, however, that neither this Section 12.14(g) or any other provision in the Agreement shall constitute a waiver by JPM of any common law, statutory or other right with respect to product/service names and marks.

          Section 12.15	Bank-At-Work Arrangement; Sublease of Certain
Employee Branches. (a) During the Banking Non-Competition Period, BNY shall not enter into any "bank-at-work" arrangement with any Person other than JPM or its Affiliates.

          (b)	JPM and BNY shall enter into a "group banking"
agreement, to be effective as of the Closing, containing terms and condition no worse in the aggregate than any comparable "group banking" agreement that JPM or its Subsidiaries has with a third party as of the date hereof.

          (c)	In connection with the agreement described in Section
12.15(b), JPM and its applicable Subsidiary shall have the the option to sublease from BNY or its applicable Subsidiary the Banking Premises set forth on Schedule 12.15(c). If JPM exercises this option, JPM and BNY agree to negotiate in good faith to enter into a sublease agreement on terms mutually acceptable between BNY and JPM.

          Section 12.16	Information Regarding Banking Customers and
Relationships. Without limiting Section 3.1(a)(8), after the Closing, neither BNY nor any of its Affiliates shall provide or furnish to BNY Mortgage Company LLC any books, records or other data (including files, customer lists, mailing lists, documentation or records) acquired by JPM pursuant to Section 3.1(a)(8), including relating to any customer for which a relationship was transferred from BNY or any of its Subsidiaries to JPM or any of its Subsidiaries as a result of the Banking Sale.

          Section 12.17	Private Banking Earnout.  The Parties agree that,
based on the terms and subject to the conditions set forth in Section 1.4 of Schedule A, JPM shall pay to BNY an amount not less than $25 million nor greater than $75 million based on individuals who are clients of BNY's private banking business as of the Closing who establish new deposit accounts at JPM bank branches in Connecticut, New Jersey or New York during the one-year period ending on the first anniversary of the Closing Date.

          Section 12.18 Subpoena and Certain Process Matters. (a) Subpoenas. BNY will continue to handle and process after the Closing all civil and criminal subpoenas, IRS summons, court-ordered or governmental/regulatory demands for documentation or information (collectively referred to as "Subpoenas") served on BNY prior to Closing which relate to Purchased Banking Assets or Assumed Banking Liabilities.

          For a period of six months after the Closing Date, civil Subpoenas served on BNY after the Closing Date that relate to Purchased Banking Assets or Assumed Banking Liabilities will be returned to the issuer with an appropriate letter notifying the issuer of the recent acquisition by JPM of certain BNY assets. Notwithstanding the previous sentence, in the event that BNY determines it has an independent obligation to comply with the Subpoena it shall do so and, for a period of eight (8) months following the Closing Date, shall provide to JPM a copy of said Subpoena and a detailed list of all documents produced by BNY, unless such notification is prohibited by law or request of a Governmental Authority.

          (b)	Retail Broker-Dealer Matters (Including Annuities).
BNY will handle and respond to client and regulatory complaints, arbitrations and litigation related to any events or transactions that occurred prior to October 4, 2006. CISC will forward to BNY any such complaints, arbitrations or litigation received by CISC.

          (c)	Other Process.  For a period of two years from the
Closing Date, BNY will promptly forward to JPM all bankruptcy, foreclosure and similar legal notices received after Closing that relate to a Purchased Banking Asset to the following address:

                     JPMorgan Chase Bank, N.A.
                       194 Wood Avenue South
                         Legal Department
                         Iselin, NJ 08830

For a period of two years from the Closing Date, JPM will promptly forward to BNY all bankruptcy, foreclosure and similar notices received after Closing that relate to Purchased Corporate Trust Assets to the following address:

                      The Bank of New York
                        Legal Department
                   One Wall Street, 29th Floor
                       New York, NY 10286

JPM will promptly forward to BNY notices and documents that JPM's legal department receives after the Closing Date from third parties to the extent that such notices or documents relate to any pending and new litigation matters, bankruptcy notices, foreclosure notices or municipal citations regarding mortgage-backed and asset-backed securities trusteeships that form part of the Purchased Corporate Trust Assets to the following address:

                      The Bank of New York
                        Legal Department
                   One Wall Street, 29th Floor
                       New York, NY 10286

Either party may change their respective addresses listed in this Section 12.18(c) by written notice to the other party.

                          ARTICLE XIII

                 EMPLOYMENT AND BENEFIT MATTERS

          Section 13.1	Corporate Trust Business.  (a)  Offers of
Employment/Automatic Transfer of Employment. Commencing on the date hereof and ending ninety (90) calendar days hereafter, JPM shall provide BNY with reasonable access to each of the Corporate Trust Business Employees. On or prior to the end of such ninety-(90)-day period, BNY shall provide JPM with a list of those Corporate Trust Business Employees to whom BNY (i) will make a Comparable Job Offer for employment with BNY, with respect to those employed in the United States and any other jurisdiction where transfer does not occur by operation of Applicable Law (the "Selected Non-Automatic Transfer Employees") or (ii) would have made a Comparable Job Offer for employment with BNY but which job offer is unnecessary due to the fact that the employment of such Corporate Trust Business Employees will automatically transfer to BNY under Applicable Law (the "Selected Automatic Transfer Employees", and collectively with the Selected Non-Automatic Transfer Employees, the "Selected Corporate Trust Business Employees"). Subject to Applicable Law, at least thirty
(30) days (unless an earlier date is required by Applicable Law) prior to the Closing Date and effective as of the Closing Date, BNY shall (i) make, and shall use reasonable best efforts to cause to be accepted, a Comparable Job Offer to all Selected Non-Automatic Corporate Trust Business Employees and (ii) take all action necessary under Applicable Law to effectuate the transfer of the (A) Selected Automatic Transfer Employees and (B) the Corporate Trust Business Employees who will automatically transfer to BNY under Applicable Law but who are not on the list of Selected Automatic Transfer Employees (the "Non-Selected Automatic Transfer Employees") (unless otherwise requested by JPM with respect to a particular Non-Selected Automatic Transfer Employee). A Comparable Job Offer may be conditioned upon (i) completing a standard and customary written employment application with BNY and (ii) satisfying pre-employment screening requirements, except that drug testing, fingerprinting and a criminal background check shall be considered satisfied to the extent JPM reaffirms to BNY the representation made in the last sentence of Section 6.12(a) (the "BNY Job Offer Condition").
The Selected Corporate Trust Business Employees (and any other Corporate Trust Business Employees, including the Non-Selected Automatic Transfer Employees) who, as applicable, either (i) accept BNY's offer of employment and satisfy the BNY Job Offer Condition or (ii) otherwise become employees of BNY by operation of Applicable Law are referred to herein as the "Transferred Corporate Trust Employees." BNY's employment of the Transferred Corporate Trust Employees shall be deemed to commence at 12:01 a.m. on the Closing Date, without regard to whether the Transferred Corporate Trust Employee is actively at work on the Closing Date in the case of an employee who on the Closing Date is absent from work due to a vacation, jury duty, funeral leave or personal day. Notwithstanding the foregoing, to the extent that a Corporate Trust Business Employee who has accepted BNY's job offer is not available to perform services on the Closing Date because on the Closing Date such employee is on sick leave, short or long-term disability, military leave, leave of absence under the Family Medical Leave Act or other leave of absence approved by JPM (other than a vacation, jury duty, funeral leave or personal day), he or she shall remain an employee of JPM (except as may otherwise be provided by Applicable Law); provided that, BNY shall hire such Corporate Trust Business Employee if such Employee returns to work no later than the date that is the earlier of the scheduled return date (including any approved extensions thereto) and six months from the date of commencement of such leave, and, for purposes of this Agreement, such Employee shall become a Transferred Corporate Trust Employee as of the date active employment with BNY commences and, to the extent applicable, references in this Section 13.1 to the "Closing Date" shall relate to the date active employment commences. Those Corporate Trust Business Employees who do not receive, or do not accept, a Comparable Job Offer from BNY, and those Corporate Trust Business Employees whose employment does not transfer to BNY by operation of Applicable Law, shall not be considered Transferred Corporate Trust Employees for any purpose of this Agreement. The parties shall comply with their respective legal obligations relating to informing and consulting with any Corporate Trust Business Employees whose employment automatically transfers to BNY under Applicable Law and/or their recognized representatives (including without limitation any works council or trades union who is entitled to be informed and consulted in respect of the transaction contemplated by this Agreement) and, notwithstanding anything contained herein to the contrary, the breaching party shall indemnify and hold the non-breaching party harmless on a dollar-for-dollar basis in respect of any Damages (including any Tax) incurred as a result of the breaching party's failure to comply with these obligations.

          (b)	Termination of Employment with JPM.  Subject to
Applicable Law, as of the Closing Date, the Transferred Corporate Trust Employees shall cease active participation in each Corporate Trust Employee Plan. Except as otherwise expressly provided in this Section
13.1 or as otherwise provided by Applicable Law, JPM shall retain all assets and liabilities for the Corporate Trust Business Employees under the Corporate Trust Employee Plans. Except as otherwise provided by Applicable Law, JPM shall be liable for all eligible claims for benefits under the Corporate Trust Employee Plans that are welfare plans that are incurred by the Transferred Corporate Trust Employees prior to the Closing Date. For purposes of this Agreement, the following claims shall be deemed to be incurred as follows: (i) life, accidental death and dismemberment, business travel accident insurance, short-term disability and workers compensation benefits, upon the event giving rise to such benefits; (ii) health, vision, dental and/or prescription drug benefits, on the date such services, materials or supplies were provided; and (iii) long-term disability benefits, on the eligibility date determined by the long-term disability carrier for the plan in which the individual participates.

          (c)	Benefits Following the Closing Date.  Subject to
Applicable Law, effective as of the Closing Date, BNY shall provide the Transferred Corporate Trust Employees with the same employee benefit plans and programs as those that are provided to similarly situated employees of BNY (both by job classification or status and by geographic location). For purposes of determining (i) eligibility to participate in and vesting under any employee benefit plan of BNY or its Affiliates,
(ii) the banking privileges and perquisites applicable to the Transferred

Corporate Trust Employees and (iii) retirement eligibility under any BNY plan providing for the grant of equity awards , and for benefit accrual purposes only for vacation, sickness benefits and severance benefits (if any), each Transferred Corporate Trust Employee shall be credited with the years of service he or she has been credited with under the comparable Corporate Trust Employee Plan; provided that such service shall not be recognized for purposes of (i) grandfathering, benefit accruals and/or level of pay credits under any BNY defined benefit retirement plan or (ii) retiree medical benefits. BNY shall (i) waive any preexisting conditions and waiting periods under the welfare benefit plans of BNY that provide healthcare benefits in which the Transferred Corporate Trust Employees are eligible to participate to the same extent that such conditions and waiting periods were waived under the comparable Corporate Trust Employee Plan, and (ii) subject to JPM providing BNY with the applicable information with respect to each Transferred Corporate Trust Employee in a form that BNY determines is administratively feasible to take into account under its plans, cause such plans (other than HMOs) to honor any expenses incurred by such Corporate Trust Employees and their eligible dependents under Corporate Trust Employee Plans that are healthcare benefit plans during the portion of the calendar year in which they become employees of BNY for purposes of satisfying applicable deductible, co-insurance, maximum out-of-pocket, and similar expenses, to the same extent that such expenses were recognized under the comparable Corporate Trust Employee Plan. Notwithstanding the foregoing, with respect to Transferred Corporate Trust Employees providing services outside of the United States, to the extent more favorable or otherwise required by Applicable Law, the provision of benefits following the Closing Date and credited service shall be in accordance with Applicable Law and in all other respects their employment relationship shall take effect on and from the Closing Date as if it were originally made between each such employee and BNY.

          (d)	COBRA.  JPM shall be responsible for the administration
of and shall retain any and all obligations and liabilities for continuation coverage under Section 4980B of the Code ("COBRA") with respect to Transferred Corporate Trust Employees and their dependents and beneficiaries for "qualifying events" occurring on or prior to the Closing Date, and BNY shall be responsible for all obligations and liabilities for COBRA continuation coverage for Transferred Corporate Trust Employees and their dependents and beneficiaries with respect to "qualifying events" occurring after the Closing Date. JPM shall retain any and all obligations and liabilities for COBRA continuation coverage for all Corporate Trust Business Employees and their dependents and beneficiaries who are not Transferred Corporate Trust Employees.

          (e)	Severance.  (i)  Termination of Transferred Corporate
Trust Employees Following the Closing Date. BNY shall pay severance and provide benefits in accordance with the severance schedule set forth on
Schedule 13.1(e)(i) (or such other applicable plan, policy or arrangement to the extent required by Applicable Law), to each Transferred Corporate Trust Employee who was a Selected Corporate Trust Business Employee and whose employment is terminated by BNY without "cause" (as defined under BNY's policies and practices) within twelve (12) months after the Closing

Date, subject to the execution, delivery and non-revocation of a release of claims in favor of BNY, JPM and their respective Affiliates.

          (ii)	Termination of Corporate Trust Business Employees who
Do Not Become Transferred Corporate Trust Employees or who were Non-Selected Automatic Transfer Employees. With respect to Corporate Trust Business Employees who do not become Transferred Corporate Trust Employees for any reason (other than due to having rejected a Comparable Job Offer), whether due to the fact that such Employees were not Selected Corporate Trust Employees or due to the fact that they do not transfer (including, with respect to persons employed outside of the United States, due to refusal to transfer to BNY) under Applicable Law, JPM shall retain and shall satisfy all severance, notice (including pay in lieu of notice), unfair dismissal and redundancy pay and benefits, including any such obligations that are statutorily imposed and the employer-paid portion of any taxes or social contributions (the "Severance Benefits"). BNY shall assume and shall satisfy all Severance Benefits with respect to Non-Selected Automatic Transfer Employees who become Transferred Corporate Trust Employees; provided that JPM shall reimburse BNY, on an as incurred basis, for the full cost of the Severance Benefits paid to a Non-Selected Automatic Transfer Employee who was previously listed as a Corporate Trust Business Employee, becomes a Transferred Corporate Trust Employee and receives notice (to be effective immediately) of termination of employment from BNY within ten (10) Business Days of the Closing Date and whose employment termination is otherwise effectuated in accordance with the procedures set forth in the last sentence of this Section 13.1(e)(ii), it being understood that BNY is responsible for the salary and other employment costs associated with employing such person during such period. Notwithstanding anything contained herein to the contrary, BNY shall reimburse JPM, on an as incurred basis, for the full cost of the Severance Benefits paid to the JPM employees who are categorized as Trust Financial Management employees (the "TFM Employees"), upon the termination of such employees during the term of the Corporate Trust Transition Services Agreement or in connection with the expiration of the term of the Corporate Trust Transition Services Agreement (but in no event more than 20 Business Days following the payment of such Severance Benefits); provided that the severance of the TFM Employees shall be determined in accordance with
Schedule 13.1(e)(i) (with benefits to be provided under the terms of the JPM Severance Pay Plan), with the base salary or rate of pay used for purposes of such severance calculation to be the last base salary or rate of pay that was included in determining the Service Fee payable by BNY to JPM for such TFM Employee under the Corporate Trust Transition Services Agreement. Except as may otherwise be required by Applicable Law, neither BNY, JPM nor any of their respective Affiliates shall pay or provide Severance Benefits to any Corporate Trust Business Employee who receives a Comparable Job Offer from BNY and does not accept such offer; provided, that if Severance Benefits are required to be paid or provided under Applicable Law, the cost allocation provisions of this Section 13.1(e)(ii) shall apply. BNY shall (i) reimburse JPM for the full cost of any Severance Benefits paid to a Corporate Trust Business Employee who BNY identified as a Selected Non-Automatic Transfer Employee, but to whom

BNY did not ultimately make a Comparable Job Offer and (ii) be fully liable and indemnify JPM for the full cost of any Severance Benefits paid to a Selected Automatic Transfer Employee who is dismissed by BNY following the Closing Date. Nothing in this Section 13.1(e)(ii) is intended to conflict with the provisions of Section 13.1(k), but in the event of an inconsistency, Section 13.1(e)(ii) shall govern. Subject to Applicable Law, BNY and JPM shall cooperate to take commercially reasonable steps to reduce, to the extent possible, the likelihood that any of the parties will have to pay Severance Benefits to any Corporate Trust Business Employees who do not become Transferred Corporate Trust Employees or who were Non-Selected Automatic Transfer Employees; provided, however, that, in no event, shall JPM or BNY be required to find alternative employment for such employees at JPM or BNY or one of their respective Affiliates. In addition, in the event a Non-Selected Automatic Transfer Employee asserts that he or she became an employee of BNY as a result of the transactions contemplated by this Agreement, BNY shall (i) within ten (10) Business Days of BNY first becoming aware of such claim of transferred employment, provide such Employee with a notice of termination of employment to be effective immediately, (ii) take such other action as is necessary to effectuate such termination of employment with BNY and (iii) immediately notify JPM of such claim, and thereafter JPM shall control such claim (including in respect of any settlement related thereto), although BNY agrees to cooperate with JPM in connection with any such proceedings or such settlement.

          (ii)	Severance for Corporate Trust Business Employees in the
Run-Off Appointment Jurisdiction. Notwithstanding anything to the contrary in this Section 13.1(e), BNY shall also reimburse JPM, on an as incurred basis, for the full cost of the Severance Benefits paid to Corporate Trust Business Employees in the Run-Off Appointment jurisdictions to the extent specified on Schedule 13.1(e)(iii).

          (f)	Retirement Plans.  Effective as of the Closing Date, to
the extent permitted by Applicable Law, JPM shall take action to provide that the account balances and accrued benefits, as applicable, of all Transferred Corporate Trust Employees under the tax-qualified employee savings plan(s) (the "JPM's Savings Plan") and pension plan(s) that are sponsored by JPM in the United States in which the Transferred Corporate Trust Employees participated immediately prior to the Closing Date shall vest in full. BNY shall take all action necessary to permit BNY's tax-qualified employee savings plan(s) maintained in the United States to, during the 90 day period following the Closing Date, accept rollover contributions of "eligible rollover distributions" (within the meaning of Section 402(c)(4) of the Code, but excluding any after-tax contributions and amounts attributable thereto) made to the Transferred Corporate Trust Employees from the JPM's Savings Plan. For purposes of this Section, the term "eligible rollover distribution" shall include (i) the amount of any unpaid balance of any loan made to a Transferred Corporate Trust Employee under the JPM's Savings Plan and (ii) the promissory note (or other documentation) evidencing such loan. Prior to the Closing Date, JPM shall take all action necessary to effectuate the agreement set forth on
Schedule 13.1(f).

          (g)	Vacation Time.  For the remainder of the calendar year
during which the Closing Date occurs, a Transferred Corporate Trust Employee shall be entitled to vacation time benefits pursuant to the terms of JPM's vacation time policy as in effect on the Closing Date

(subject to ordinary course limits on vacation scheduling), with full recognition of and credit for his or her accrued and unused vacation time for the portion of such calendar year ending as of the Closing Date (except to the extent a Transferred Corporate Trust Employee receives a cash payment in satisfaction of accrued and unused vacation time as provided in the following sentence) and with accruals for the remaining portion of such calendar year in accordance with JPM's vacation time policy as in effect on the Closing Date. Notwithstanding the foregoing, to the extent Applicable Law requires that in connection with the transaction accrued and unused vacation time be satisfied through a cash payment, as soon as reasonably practicable following the Closing Date, JPM shall pay to each applicable Transferred Corporate Trust Employee an amount in cash in respect of all unused vacation time that has been accrued with respect to such Employee through the Closing Date, and BNY shall have no liability with respect thereto. With respect to calendar years commencing after the calendar year in which the Closing Date occurs, Transferred Corporate Trust Employees shall be eligible for vacation time benefits in accordance with BNY's vacation time policy applicable to similarly situated employees of BNY.

          (h)	Assumption of Corporate Trust Employment Agreements.
Effective as of the Closing Date, BNY shall assume (and shall have taken all action required to effectuate such assumption) all Corporate Trust Employment Agreements set forth on Schedule 6.12(b) with the Transferred Corporate Trust Employees.

          (i)	2006 Annual Incentives for Pre-Closing Period.  BNY
shall pay the Transferred Corporate Trust Employees, as a group, incentive bonuses with respect to the portion of the calendar year commencing on January 1, 2006 and ending on the Closing Date in an aggregate amount of at least the amount accrued in respect of annual bonuses for the Transferred Corporate Trust Employees as reflected on the Final Corporate Trust Closing Statement (the "Corporate Trust Pre-Closing Annual Incentive Bonus Pool"). The allocation to individual Transferred Corporate Trust Employees of the Corporate Trust Pre-Closing Annual Incentive Bonus Pool shall be made by BNY consistent with BNY's past practice, taking into consideration JPM's past practice (and with respect to any allocation to a Transferred Corporate Trust Employee who is terminated prior to the BNY Payment Date shall reflect his or her contributions through the date of termination). The allocated bonus amounts from the Corporate Trust Pre-Closing Annual Incentive Bonus Pool shall be paid in cash to Transferred Corporate Trust Employees on the earlier of the date on which BNY pays annual bonuses to similarly situated employees of BNY and March 15, 2007 (the earlier date, referred to herein as the "BNY Payment Date"). If, after the Closing Date and prior to the BNY Payment Date, a Transferred Corporate Trust Employee's employment is terminated by BNY under circumstances entitling him or her to severance, any bonus amount allocated to such employee from the Corporate Trust Pre-Closing Annual Incentive Bonus Pool shall be paid by BNY to such employee on the BNY Payment Date. For purposes of the terms of the Comparable Job Offers to Corporate Trust Business Employees, BNY has relied upon the Final Corporate Trust Closing Statement including an accrual for the Corporate Trust Pre-Closing Annual Incentive Bonus Pool.

          (j)	Delayed Hire/Transfer Date Employees.  (i)  Regulatory
Delayed Transfer Employees. Notwithstanding the foregoing, to the extent that, on the Closing Date, the job function of a Selected Corporate Trust Business Employee is not permitted to be performed by BNY due to BNY or JPM having not received a required consent, approval or license from a third party (including any Governmental Authority) as contemplated by
Section 10.9, such Selected Corporate Trust Business Employee's commencement of employment with BNY shall be delayed until the date on which BNY is first able to employ such person in such job function. For purposes hereof, a Selected Corporate Trust Business Employee whose employment with BNY is delayed for the reasons described in the foregoing sentence shall be referred to herein as a "Regulatory Delayed Transfer Employee." A Regulatory Delayed Transfer Employee shall become a Transferred Corporate Trust Employee as of the first date on which BNY is able to employ such person in his or her job function and, to the extent applicable, references in this Section 13.1 to the "Closing Date" shall relate to the date on which active employment with BNY commences. Until such time as a Regulatory Delayed Transfer Employee's active employment with BNY commences, (i) except as otherwise required by Applicable Law or upon BNY's consent, JPM shall abide by the limitations set forth in Sections 11.1(b)(1)(ii) and (iii) and Section 11(b)(2) with regard to the terms of such Regulatory Delayed Transfer Employee's employment with JPM, and (ii) the costs incurred by JPM for the employment of such Regulatory Delayed Transfer Employee shall be reimbursed by BNY to JPM in accordance with the principles of Section 10.9 of this Agreement; provided that, the costs reimbursable by BNY to JPM shall also include the cost of Severance Benefits in the event a Regulatory Delayed Transfer Employee's employment is terminated by JPM following the Closing Date.

          (ii)	Delayed Hire Employees.  To the extent that,
within fifteen (15) months after the Closing Date (but in no event beyond the expiration of the Corporate Trust Transition Services Agreement), BNY employs a Corporate Trust Business Employee (other than a Transferred Corporate Trust Employee who transfers to BNY on the Closing Date or a Regulatory Delayed Transfer Employee who shall be covered by Section 13.1(j)(i) above) whose employment with JPM has been uninterrupted from the period commencing immediately prior to the Closing Date and ending immediately prior to the date active employment with BNY commences, such employee shall become a Transferred Corporate Trust Employee as of the date active employment with BNY commences and, to the extent applicable, references in this Section 13.1 to the "Closing Date" shall relate to the date active employment with BNY commences.

          (k)	WARN Act.  The parties hereto agree to cooperate in
good faith, including by sharing information about terminations of employment in a timely manner, to determine whether any notification may be required under the Worker Adjustment and Retraining Notification Act of 1988 or any similar state or local law (collectively, the "WARN Act") as a result of the transactions contemplated by this Agreement. BNY shall be responsible for providing any notice (or pay in lieu of notice) required pursuant to the WARN Act with respect to a layoff or plant closing involving Transferred Corporate Trust Employees that occurs on or after the Closing Date. Subject to Section 13.1(e)(ii), JPM shall be responsible for providing any such notice (or pay in lieu of notice) with respect to a layoff or plant closing occurring prior to, on or after the Closing Date and involving Corporate Trust Business Employees who do not become Transferred Corporate Trust Employees; provided that, to the extent such layoff or plant closing arises due to the termination of (or the provision of WARN notice to) Corporate Trust Business Employees who BNY has identified as Selected Corporate Trust Business Employee but to whom BNY did not ultimately make a Comparable Job Offer as and when contemplated by Section 13.1(a), BNY shall reimburse JPM for the WARN related costs incurred by JPM during any portion of the period of notice (or pay in lieu of notice) from and after the Closing Date.

          (l)	Employee Communications.  Any communications by BNY
with the Corporate Trust Business Employees prior to the Closing Date shall be subject to and in compliance with the terms of this Agreement. Written communications from BNY to Corporate Trust Business Employees shall be subject to review, comment and approval by JPM. JPM shall not make any promises or commitments to the Corporate Trust Business Employees with respect to employment by BNY or the terms and conditions thereof.

          (m)	No Third-Party Rights.  No provision of this Section
13.1 shall create any third party beneficiary rights in any Corporate Trust Business Employee (including any beneficiary or dependent thereof). Nothing contained herein shall prevent BNY from terminating the employment of any Transferred Corporate Trust Employee or amending or terminating the terms of any benefit plan.

          (n)	Training.  JPM shall permit BNY to train the Corporate
Trust Business Employees to whom BNY intends to make offers of employment before the Closing Date with regard to BNY's operations, policies and procedures at BNY's sole cost and expense, including without limitation any overtime pay due to employees. At BNY's election, this training may take place during or outside of business hours; provided, however, that any training that occurs shall be conducted in a manner not unreasonably disruptive to the Corporate Trust Business.

          (o)	Corporate Trust Business Retention.  JPM and BNY agree
to the provision of retention amounts to Corporate Trust Business Employees and the JPM employees providing services under the Corporate Trust Transition Services Agreement, as specified in Schedule 13.1(o).

          Section 13.2	Banking Business.  (a)  Offers of Employment.
Commencing on the date hereof and ending ninety (90) calendar days hereafter, BNY shall provide JPM with reasonable access to each of the Banking Business Employees. On or prior to the end of such ninety-(90)- day period, JPM shall provide BNY with a list of those Banking Business Employees to whom JPM will make a Comparable Job Offer (the "Selected Banking Business Employees"). Subject to Applicable Law, at least thirty
(30) days (unless an earlier date is required by Applicable Law) prior to the Closing Date and effective as of the Closing Date, JPM shall make, and shall use reasonable best efforts to cause to be accepted, a Comparable Job Offer to all Selected Banking Business Employees. A

Comparable Job Offer may be conditioned upon (i) completing a standard and customary written employment application with JPM and (ii) satisfying pre-employment screening requirements, except that drug testing, fingerprinting and a criminal background check shall be considered satisfied to the extent BNY reaffirms to JPM the representation made in the last sentence of Section 8.17(a) (the "JPM Job Offer Condition"). The Selected Banking Business Employees (and any other Banking Business Employees) who (i) accept JPM's offer of employment and satisfy the JPM Job Offer Condition or (ii) otherwise become employees of JPM by operation of Applicable Law are referred to herein as the "Transferred Banking Employees." JPM's employment of the Transferred Banking Employees shall be deemed to commence at 12:01 a.m. on the Closing Date, without regard to whether the Transferred Banking Employee is actively at work on the Closing Date in the case of an employee who on the Closing Date is absent from work due to a vacation, jury duty, funeral leave or personal day. Notwithstanding the foregoing, to the extent that a Banking Business Employee who has accepted JPM's offer is not available to perform services on the Closing Date because on the Closing Date such employee is on sick leave, short or long-term disability, military leave, leave of absence under the Family Medical Leave Act or other leave of absence approved by BNY (other than a vacation, jury duty, funeral leave or personal day), he or she shall remain an employee of BNY (except as may otherwise be provided by Applicable Law); provided that JPM shall hire such Banking Business Employee if such Employee returns to work no later than the date that is the earlier of the scheduled return date (including any approved extensions thereto) and six months from the date of commencement of such leave and, for purposes of this Agreement, such Employee shall become a Transferred Banking Employee as of the date active employment with JPM commences and, to the extent applicable, references in this Section 13.2 to the "Closing Date" shall relate to the date on which active employment commences. Those Banking Business Employees who do not receive, or do not accept, a Comparable Job Offer from JPM, and those Banking Business Employees whose employment does not transfer to JPM by operation of Applicable Law, shall not be considered Transferred Banking Employees for any purpose of this Agreement.

          (b)	Termination of Employment with BNY.  As of the Closing
Date, the Transferred Banking Employees shall cease active participation in each Banking Employee Plan. Except as otherwise expressly provided in this Section 13.2 (or as otherwise provided by Applicable Law), BNY shall retain all assets and liabilities for the Banking Business Employees under the Banking Employee Plans. Except as otherwise required by Applicable Law, BNY shall be liable for all eligible claims for benefits under the Banking Employee Plans that are welfare plans that are incurred by the Transferred Banking Employees prior to the Closing Date. For purposes of this Agreement, the following claims shall be deemed to be incurred as follows: (i) life, accidental death and dismemberment, business travel accident, short-term disability and workers compensation insurance benefits, upon the event giving rise to such benefits;
(ii) health, vision, dental and/or prescription drug benefits, on the date such services, materials or supplies were provided; and (iii) long-term disability benefits, on the eligibility date determined by the long-term disability carrier for the plan in which the individual participates. Prior to the Closing Date, BNY shall amend the applicable BNY equity incentive and compensation plans to provide for the vesting of equity incentive awards held by the Transferred Banking Employees and the deferred bonus accounts of the Transferred Banking Employees as set forth in Schedule 13.2(b).

          (c)	Benefits Following the Closing Date.  Effective as of
the Closing Date, JPM shall provide the Transferred Banking Employees with the same employee benefit plans and programs as those that are provided to similarly situated employees of JPM (both by job classification or status and by geographic location). For purposes of determining (i) eligibility to participate in and vesting under any employee benefit plan of JPM or its Affiliates, (ii) the banking privileges and perquisites applicable to the Transferred Banking Employees and (iii) retirement eligibility under any JPM plan providing for the grant of equity awards, and for benefit accrual purposes only for vacation, sickness benefits and severance benefits (if any), each Transferred Banking Employee shall be credited with the years of service he or she has been credited with under the comparable Banking Employee Plans; provided that such service shall not be recognized for purposes of
(i) grandfathering, benefit accruals and/or level of pay credits under any JPM defined benefit retirement plan and (ii) retiree medical benefits (but it shall be recognized for access only retiree medical). JPM shall
(i) waive any preexisting conditions and waiting periods under the welfare benefit plans of JPM that provide healthcare benefits in which the Transferred Banking Employees are eligible to participate to the same extent that such conditions and waiting periods were waived under the comparable Banking Employee Plan, and (ii) subject to BNY providing JPM with the applicable information with respect to each Transferred Banking Employee in a form that JPM determines is administratively feasible to take into account under its plans, cause such plans (other than HMOs) to honor any expenses incurred by such Banking Employees and their eligible dependents under Banking Employee Plans that are healthcare benefit plans during the portion of the calendar year in which they become employees of JPM for purposes of satisfying applicable deductible, co-insurance, maximum out-of-pocket, and similar expenses, to the same extent that such expenses were recognized under the comparable Banking Employee Plan.

          (d)	COBRA.  BNY shall be responsible for the administration
of and shall retain any and all obligations and liabilities for COBRA continuation coverage with respect to Transferred Banking Employees and their dependents and beneficiaries for "qualifying events" occurring on or prior to the Closing Date, and JPM shall be responsible for all obligations and liabilities for COBRA continuation coverage for Transferred Banking Employees and their dependents and beneficiaries with respect to "qualifying events" occurring after the Closing Date. BNY shall retain any and all obligations and liabilities for COBRA continuation coverage for all Banking Business Employees and their dependents and beneficiaries who are not Transferred Banking Employees.

          (e)	Severance.  (i)  Termination of Transferred Banking
Employees following the Closing Date. JPM shall pay severance and provide benefits in accordance with the severance schedule set forth on

Schedule 13.2(e)(i), to each Transferred Banking Employee whose employment is terminated by JPM without "cause" (as defined under JPM's policies and practices) within twelve (12) months after the Closing Date, subject to the execution, delivery and non-revocation of a release of claims in favor of JPM, BNY and their respective Affiliates.

          (ii) Termination of Banking Business Employees who Do Not Become Transferred Banking Employees. With respect to Banking Business Employees who do not become Transferred Banking Employees for any reason (other than due to having rejected a Comparable Job Offer), whether due to the fact that such Employees were not Selected Banking Business Employees or due to the fact that they do not transfer (including, with respect to persons employed outside of the United States, due to refusal to transfer JPM) under Applicable Law, BNY shall retain and shall satisfy all Severance Benefits. Except as may otherwise be required by Applicable Law, neither BNY, JPM nor any of their respective Affiliates shall pay or provide Severance Benefits to any Banking Business Employee who receives a Comparable Job Offer from JPM and does not accept such offer; provided that, if Severance Benefits are required to be paid or provided under Applicable Law, the cost allocation provisions of this Section 13.2(e)(ii) shall apply. JPM shall reimburse BNY for the full cost of any Severance Benefits paid to a Banking Business Employee who JPM identified as a Selected Banking Business Employee, but to whom JPM did not ultimately make a Comparable Job Offer. Nothing in this Section 13.2(e)(ii) is intended to conflict with the provisions of Section 13.2(k), but in the event of an inconsistency,
Section 13.2(e)(ii) shall govern. Subject to Applicable Law, BNY and JPM shall cooperate to take commercially reasonable steps to reduce, to the extent possible, the likelihood that any of the parties will have to pay Severance Benefits to any Banking Business Employees who do not become Transferred Banking Employees; provided, however, that, in no event, shall JPM or BNY be required to find alternative employment for such employees at JPM or BNY or one of their respective Affiliates.

          (f)	Retirement Plans.  Effective as of the Closing Date, to
the extent permitted by Applicable Law, BNY shall take action to provide that the account balances and accrued benefits, as applicable, of all Transferred Banking Employees under the tax-qualified employee savings plan(s) (the "BNY's Savings Plan") and pension plan(s) that are sponsored by BNY in the United States in which the Transferred Banking Employees participated immediately prior to the Closing Date shall vest in full. JPM shall take all action necessary to permit JPM's tax-qualified employee savings plan(s) maintained in the United States to, during the 90 day period following the Closing Date, accept rollover contributions of "eligible rollover distributions" (within the meaning of Section 402(c)(4) of the Code, but excluding any after-tax contributions and amounts attributable thereto) made to the Transferred Banking Employees from BNY's Savings Plan. For purposes of this Section, the term "eligible rollover distribution" shall include (i) the amount of any unpaid balance of any loan made to a Transferred Banking Employee under BNY's Savings Plan and (ii) the promissory note (or other documentation) evidencing such loan. In addition and subject to the occurrence of the Closing Date, in substitution for the 2% contribution and match under BNY's Savings Plan, prior to December 31, 2006, BNY shall pay the Transferred Banking Employees an amount in cash equal to 2% of each such

Employee's compensation (as determined for this purpose under the terms of BNY's Savings Plan) earned through the Closing Date for the year in which the Closing Date occurs. Prior to the Closing Date, BNY shall take all action necessary to effectuate the agreement set forth on Schedule 13.2(f).

          (g)	Vacation Time.  For the remainder of the calendar year
during which the Closing Date occurs, a Transferred Banking Employee shall be entitled to vacation time benefits pursuant to the terms of BNY's vacation time policy as in effect on the Closing Date (subject to ordinary course limits on vacation scheduling), with full recognition of and credit for his or her accrued and unused vacation time for the portion of such calendar year ending as of the Closing Date (except to the extent a Transferred Banking Employee receives a cash payment in satisfaction of accrued and unused vacation time as provided in the following sentence) and with accruals for the remaining portion of such calendar year in accordance with BNY's vacation time policy as in effect on the Closing Date. Notwithstanding the foregoing, to the extent Applicable Law requires that in connection with the transaction accrued and unused vacation time be satisfied through a cash payment, as soon as reasonably practicable following the Closing Date, BNY shall pay to each applicable Transferred Banking Employee an amount in cash in respect of all unused vacation time that has been accrued with respect to such Employee through the Closing Date, and JPM shall have no liability with respect thereto. With respect to calendar years commencing after the calendar year in which the Closing Date occurs, Transferred Banking Employees shall be eligible for vacation time benefits in accordance with JPM's vacation time policy applicable to similarly situated employees of JPM.

          (h)	Assumption of Banking Employment Agreements.  Effective
as of the Closing Date, JPM shall assume (and shall have taken all action required to effectuate such assumption) all Banking Employment Agreements set forth on Schedule 8.17(b) with the Transferred Banking Employees.

          (i)	2006 Annual Incentives for Pre-Closing Period. JPM
shall pay the Transferred Banking Employees, as a group, incentive bonuses with respect to the portion of the calendar year commencing on January 1, 2006 and ending on the Closing Date in an aggregate amount of at least the amount accrued in respect of annual bonuses for the Transferred Banking Employees as reflected on the Final Banking Closing Statement (the "Banking Pre-Closing Annual Incentive Bonus Pool"). The allocation to individual Transferred Banking Employees of the Banking Pre-Closing Annual Incentive Bonus Pool shall be made by JPM consistent with JPM's past practice, taking into consideration BNY's past practice (and with respect to any allocation to a Transferred Banking Employee who is terminated prior to the JPM Payment Date shall reflect his or her contributions through the date of termination). The allocated bonus amounts from the Banking Pre-Closing Annual Incentive Bonus Pool shall be paid in cash to Transferred Banking Employees on the earlier of the date on which JPM pays annual bonuses to similarly situated employees of JPM and March 15, 2007 (the earlier date, referred to herein as the "JPM Payment Date"). If, after the Closing Date and prior to the JPM Payment Date, a Transferred Banking Employee's employment is terminated by JPM under circumstances entitling him or her to severance, any bonus amount allocated to such employee from the Banking Pre-Closing Annual Incentive Bonus Pool shall be paid by JPM to such employee on the JPM Payment Date. For purposes of the terms of the Comparable Job Offers to Banking Business Employees, JPM has relied upon the Final Banking Closing Statement including an accrual for the Banking Pre-Closing Annual Incentive Bonus Pool.

          (j)	Delayed Hires.  To the extent that, within fifteen (15)
months after the Closing Date (but in no event beyond the expiration of the Banking Transition Services Agreement), JPM employs a Banking Business Employee (other than a Transferred Banking Employee who transfers to BNY on the Closing Date) whose employment with BNY has been uninterupted from the period commencing immediately prior to the Closing Date and ending immediately prior to the date active employment with JPM commences), such Employee shall become a Transferred Banking Employee as of the date active employment with JPM commences and, to the extent applicable, references in this Section 13.2 to the "Closing Date" shall relate to the date active employment with JPM commences.

          (k)	WARN Act.  The parties hereto agree to cooperate in
good faith, including by sharing information about terminations of employment in a timely manner, to determine whether any notification may be required under the WARN Act as a result of the transactions contemplated by this Agreement. JPM shall be responsible for providing any notice (or pay in lieu of notice) required pursuant to the WARN Act with respect to a layoff or plant closing involving Transferred Banking Employees that occurs on or after the Closing Date. Subject to Section 13.2(e)(ii), BNY shall be responsible for providing any such notice (or pay in lieu of notice) with respect to a layoff or plant closing occurring prior to, on or after the Closing Date and involving Banking Business Employees who do not become Transferred Banking Employees; provided that, to the extent such layoff or plant closing arises due to the termination of (or the provision of WARN notice to) Banking Business Employees who JPM has identified as Selected Banking Business Employee but to whom JPM did not ultimately make a Comparable Job Offer, as and when contemplated by Section 13.2(a), JPM shall reimburse BNY for the WARN related costs incurred by JPM during any portion of the period of notice (or pay in lieu of notice) from and after the Closing Date.

          (l)	Employee Communications.  Any communications by JPM
with the Banking Business Employees prior to the Closing Date shall be subject to and in compliance with the terms of this Agreement. Written communications from JPM to Banking Business Employees shall be subject to review, comment and approval by BNY. BNY shall not make any promises or commitments to the Banking Business Employees with respect to employment by JPM or the terms and conditions thereof.

          (m)	No Third-Party Rights.  No provision of this Section
13.2 shall create any third party beneficiary rights in any Banking Business Employee (including any beneficiary or dependent thereof).

Nothing contained herein shall prevent JPM from terminating the employment of any Transferred Banking Employee or amending or terminating the terms of any benefit plan.

          (n)	Training.  BNY shall permit JPM to train the Banking
Business Employees who JPM intends to make offers of employment to before the Closing Date with regard to JPM's operations, policies and procedures at JPM's sole cost and expense, including without limitation any overtime pay due to employees. At JPM's election, this training may take place during or outside of business hours and may take place at BNY's facilities; provided, however, that any training that occurs shall be conducted in a manner not unreasonably disruptive to the Banking Business.

          (o)	Banking Business Retention.  JPM and BNY agree to the
provision of retention amounts to Banking Business Employees and the BNY employees providing services under the Banking Transition Services Agreement, as specified in Schedule 13.2(o).

                              ARTICLE XIV

                              TAX MATTERS

          Section 14.1	Tax Indemnification.  (a)  Except to the extent
reflected as a liability in the Final Corporate Trust Closing Statement as agreed upon by BNY and JPM, JPM shall pay or cause to be paid, shall be liable for, and shall indemnify, defend and hold BNY and its Affiliates harmless from and against any and all Excluded Corporate Trust Taxes, other than any liability for Taxes resulting from transactions or actions taken by BNY on the Closing Date that are properly attributable to the portion of the Closing Date after the Closing except for transactions or actions taken in the ordinary course of business, and any interest and penalties related thereto. Notwithstanding anything to the contrary in the immediately preceding sentence, JPM shall pay or cause to be paid, shall be liable for, and shall indemnify, defend and hold BNY and its Affiliates harmless from and against any Taxes resulting from,
(i) an election under Section 338 of the Code in respect of the sale of any foreign entity that is a Purchased Corporate Trust Asset and (ii) the election to be made under Section 338(h)(10) of the Code and any state or foreign law equivalents pursuant to Section 14.1(e). BNY shall pay or cause to be paid, shall be liable for, and shall indemnify, defend and hold JPM and their Affiliates harmless from and against any and all Taxes relating to the Purchased Corporate Trust Assets or the Assumed Corporate Trust Liabilities other than Excluded Corporate Trust Taxes that are the responsibility of JPM under the two immediately preceding sentences.

          (b)	Except to the extent reflected as a liability in the
Final Banking Closing Statement as agreed upon by BNY and JPM, BNY shall pay or cause to be paid, shall be liable for, and shall indemnify, defend and hold JPM and its Affiliates harmless from and against any and all Excluded Banking Taxes, other than any liability for Taxes resulting from transactions or actions taken by JPM on the Closing Date that are properly attributable to the portion of the Closing Date after the Closing except for transactions or actions taken in the ordinary course of business, and any interest and penalties related thereto. JPM shall pay or cause to be paid, shall be liable for, and shall indemnify, defend and hold BNY and their Affiliates harmless from and against any and all Taxes relating to the Purchased Banking Assets or the Assumed Banking Liabilities other than Excluded Banking Taxes that are the responsibility of BNY under the immediately preceding sentence.

          (c)	Payment in full of any amount due from JPM or BNY under
this Section 14.1 shall be made to the affected party in immediately available funds at least two Business Days before the date payment of the Taxes to which such payment relates is due, or, if no Tax is payable, within fifteen days after written demand is made for such payment.

          (d)	Each Applicable Seller shall indemnify each Applicable
Buyer to the extent that any Taxes are imposed on the Applicable Buyer or any of its respective Subsidiaries that are attributable to a failure by such entity to comply with any federal, state, local or foreign Tax reporting or withholding requirement during the 3-month period beginning on the Closing Date, if such failure is due to the use by such entity of any procedure established by the Applicable Seller or any of its respective Subsidiaries and in place as of the Closing Date for the solicitation, collection and maintenance of any forms, certifications and other information or otherwise is due to any form, certification or other required information in place as of the Closing Date (or the absence of any such form, certification or information as of the Closing Date), except to the extent such failure is due to a change in law following the Closing or to the extent that management of the Applicable Buyer has actual knowledge following the Closing of such failure.

          (e) BNY and JPM shall make or cause to be made a joint election under Section 338(h)(10) of the Code, and under any similar provisions of state or foreign law, with respect to the purchase of the shares of Colson Services, Inc. JPM represents to BNY that such shares meet the requirements of Section 1504(a)(2) of the Code and that Colson Services, Inc. will be included for the taxable period that includes the Closing in the U.S. consolidated federal income tax return for the affiliated group of which JPM is the common parent. BNY shall prepare, and BNY and JPM shall on the Closing Date exchange completed and executed copies of, Internal Revenue Service Form 8023, required schedules thereto, and any similar state and foreign forms. If any changes are required in these forms as a result of information which is first available after the Closing Date, the parties will promptly agree on such changes.

          Section 14.2	Preparation and Filing of Tax Returns.  (a)
Corporate Trust Tax Returns.

          (1)	JPM shall timely prepare and file or shall cause to be
     timely prepared and filed (i) any combined, consolidated or unitary Tax Return that includes JPM or any of its Affiliates and (ii) any Tax Return relating to the Purchased Corporate Trust Assets for any Pre-Closing Period.

          (2)	BNY shall, except to the extent that such Tax Returns
     are the responsibility of JPM under Section 14.2(a)(1), timely prepare and file or shall cause to be timely prepared and filed all Tax Returns with respect to the Purchased Corporate Trust Assets.

          (3)	For any Tax Return for any Corporate Trust Straddle
     Period relating to the Purchased Corporate Trust Assets that is the responsibility of BNY under Section 14.2(a)(2), BNY shall deliver to JPM for its review, comment and approval (which approval shall not be unreasonably withheld) a copy of such proposed Tax Return (accompanied by an allocation between the Pre-Closing Period and the Post-Closing Period of the Taxes shown to be due on such Tax Return) at least 40 business days prior to the due date of such Tax Return (giving effect to any validly obtained extension thereof).

          (b)	Banking Tax Returns.

          (1)	BNY shall timely prepare and file or shall cause to be
     timely prepared and filed (i) any combined, consolidated or unitary Tax Return that includes BNY or any of its Affiliates and (ii) any Tax Return relating to the Purchased Banking Assets for any Pre-Closing Period.

          (2)	JPM shall, except to the extent that such Tax Returns
     are the responsibility of BNY under Section 14.2(b)(1), timely prepare and file or shall cause to be timely prepared and filed all Tax Returns with respect to the Purchased Banking Assets.

          (3)	For any Tax Return for any Banking Straddle Period Tax
     Return relating to the Purchased Banking Assets that is the responsibility of JPM under Section 14.2(b)(2), JPM shall deliver to BNY for its review, comment and approval (which approval shall not be unreasonably withheld) a copy of such proposed Tax Return (accompanied by an allocation between the Pre-Closing Period and the Post-Closing Period of the Taxes shown to be due on such Tax Return) at least 40 business days prior to the due date of such Tax Return (giving effect to any validly obtained extension thereof).

          (c)	The provisions of this Section 14.2 shall not apply to
the matters governed by Sections 11.11 and 12.6.

          Section 14.3	Refunds, Credits and Carrybacks.  (a) JPM shall be
entitled to any refunds or credits of or against any Excluded Corporate Trust Taxes that are the responsibility of JPM under Section 14.1(a).
BNY shall be entitled to any refunds or credits of or against any Taxes relating to the Purchased Corporate Trust Assets or the operation of the Corporate Trust Business or the Assumed Corporate Trust Liabilities, other than refunds or credits of or against Excluded Corporate Trust
Taxes that are the responsibility of JPM under Section 14.1(a).

          (b)	BNY shall be entitled to any refunds or credits of or
against any Excluded Banking Taxes that are the responsibility of BNY under Section 14.1(b). JPM shall be entitled to any refunds or credits of or against any Taxes relating to the Purchased Banking Assets or the operation of the Banking Business or the Assumed Banking Liabilities, other than refunds or credits of or against Excluded Banking Taxes that are the responsibility of BNY under Section 14.1(b).

          (c)	 JPM shall promptly forward to BNY or reimburse BNY for
any refunds or credits due BNY (pursuant to the terms of this Article
XIV) after receipt thereof, and BNY shall promptly forward to JPM or reimburse JPM for any refunds or credits due JPM (pursuant to the terms of this Article XIV) after receipt thereof.

          Section 14.4	Cooperation.  Each party hereto shall, and shall
cause its Affiliates to, provide to the other party hereto such cooperation, documentation and information relating to the Purchased Corporate Trust Assets and the Purchased Banking Assets as either of them reasonably may request in (i) filing any Tax Return, amended Tax Return or claim for refund, (ii) determining a liability for Taxes or an indemnity obligation under this Article XIV or a right to refund of Taxes, (iii) conducting any audit, examination, contest, litigation or other proceeding by or against any Taxing Authority or (iv) determining an allocation of Taxes between a Pre-Closing Period and Post-Closing Period. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns, together with all relevant portions of relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property and other information, which any such party may possess. Each party will retain all Tax Returns, schedules and work papers, and all material records and other documents relating to Tax matters, of the relevant entities for their respective Tax periods ending on or prior to the Closing Date until the later of (x) the expiration of the statute of limitations for the Tax periods to which the Tax Returns and other documents relate or (y) eight years following the due date (without extension) for such Tax Returns. Thereafter, the party holding such Tax Returns or other documents may dispose of them after offering the other party reasonable notice and opportunity to take possession of such Tax Returns and other documents at such other party's own expense. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided.

          Section 14.5	Transfer Taxes.

          (a)	All excise, sales, use, transfer, real property
transfer, documentary, stamp or similar Taxes, other than any VAT ("Transfer Taxes") that are payable or that arise as a result of the consummation of the purchase and sale of the Corporate Trust Assets contemplated by this Agreement shall be borne 50%/50% by each of BNY and JPM. BNY agrees to timely sign and deliver any certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns with respect to, such Transfer Taxes. JPM will remit the full amount of any such Transfer Tax shown on such Tax Returns to the applicable tax authorities on or before the date such Transfer Taxes are due (the "Payment Date"). BNY will reimburse JPM for any Transfer Taxes for which it is liable under this Section 14.5(a) on the Payment Date in immediately available funds to the extent any such Transfer Taxes are paid by JPM.

          (b)	All Transfer Taxes that are payable or that arise as a
result of the consummation of the purchase and sale of the Banking Assets contemplated by this Agreement shall be borne 50%/50% by each of JPM and BNY. JPM agrees to timely sign and deliver any certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns with respect to, such Transfer Taxes. BNY will remit the full amount of any such Transfer Tax shown on such Tax Returns to the applicable tax authorities on or before the Payment Date. JPM will reimburse BNY for any Transfer Taxes for which it is liable under this Section 14.5(b) on the Payment Date in immediately available funds to the extent any such Transfer Taxes are paid by BNY.

          (c)	The parties shall attempt in good faith to agree, on or
prior to the Closing Date, on the fair market value of the Owned Banking Premises, the Corporate Trust Leases and the Banking Leases and shall prepare and file any Tax Returns required to be filed by them with respect to Transfer Taxes on a basis consistent with any such agreed valuation. Any Transfer Taxes that are payable with respect to the consummation of the purchase and sale of the Corporate Trust Assets or Banking Assets contemplated by this Agreement shall be prepared in a manner consistent with the values set forth on Schedule 14.5(c).

          (d)	Any party shall have the right to seek a refund
of any and all Transfer Taxes paid by it for which it is responsible pursuant to this Section 14.5 at its own expense (subject to the last sentence of this Section 14.5(d)). If so requested, the other party shall use reasonable efforts to cooperate with the party seeking such refund. Any refund of Transfer Taxes (and any reasonable out-of-pocket expenses incurred by the parties in obtaining such refund, provided, in the case of fees and disbursements paid to any accounting firm, such expenses were incurred after providing reasonable advance notice to and consulting in good faith with the other party) shall be shared between the parties in accordance with the portion of such Tax paid by each such party.

          Section 14.6	United Kingdom VAT.

          (a)	Without prejudice to Section 14.11, the parties will
use reasonable efforts to treat the sale of the Purchased Corporate Trust Assets in the United Kingdom as a sale of a going concern for UK VAT purposes and accordingly:

          (1)	JPM and BNY shall (when required to do so) give notice
     of such sale to H.M. Customs & Excise pursuant to paragraph 11 of
     Schedule 1 Value Added Tax Act 1994 ("VATA 1994") or paragraph 6 of the Value Added Tax Regulations 1995 (the "Order") or as otherwise required by law; and

          (2)	JPM shall on Closing make available to BNY, to the
     extent related to the Corporate Trust Business, all records referred to in Section 49 VATA 1994.

          (b)	Without prejudice to Section 14.11, JPM and BNY shall
use all reasonable endeavors to secure that the sale of the Purchased Corporate Trust Assets is treated under the Value Added Tax (Special Provision) Order 1995 as neither a supply of goods nor a supply of services and JPM and BNY shall promptly agree the form of a letter to be sent by JPM to H.M. Customs & Excise before Closing seeking confirmation that the sale is to be so treated.

          (c)	BNY represents and warrants to JPM that the purchaser
of the Purchased Corporate Trust Assets in the United Kingdom will be an entity that is registered for UK VAT purposes.

          Section 14.7	VAT.	Where the sale of any assets (other than
any assets the sale of which falls within the scope of UK VAT) gives rise to a supply by JPM for purposes of VAT and VAT is chargeable on such supply for which JPM is required to account to the relevant Taxing Authority, and the parties can do nothing, and the sale cannot be so structured (in each case, with reason) as to result in the sale giving rise to neither a supply of goods nor a supply of services or there being no VAT being payable in respect of such sale:

          (a)  	JPM shall issue to BNY a valid VAT invoice in respect
of such supply no later than the due date for payment of the stated consideration for such supply, and within all applicable time limits, will cause such valid VAT invoice to be complete in all respects and will not (i) adjust the taxable value of such supply once the VAT invoice in respect of such supply has been issued to BNY or (ii) make any claim in relation to such supply pursuant to any equivalent section 36 of the United Kingdom Valued Added Tax Act 1994 or Part XIX of the Order;

          (b)	BNY shall promptly apply for a repayment or credit from
the relevant Taxing Authority in respect of such VAT, and BNY shall be obligated to pay over the amount of such repayment or credit it receives or utilizes (such amount, the "VAT Repayment Amount") to JPM within 30 days after the date on which it receives such repayment or utilizes such credit. To the extent that BNY does not receive such repayment or credit from the relevant Taxing Authority, BNY shall pay to JPM, in addition to the VAT Repayment Amount, an amount equal to 50% of the excess of the amount of VAT paid over the VAT Repayment Amount, if any; and

          (c)	BNY and JPM shall reasonably cooperate to minimize VAT
liability to the extent legally permissible.

          Section 14.8  Coordination.   Notwithstanding anything in this
Agreement to the contrary, in the event there is a conflict between
Article XIV and any provision contained in any other Article of this Agreement, Article XIV shall control.

          Section 14.9 Tax Treatment of Payments. JPM, BNY and their respective Affiliates shall treat any and all payments under this Article XIV or Article XVII as an adjustment to the Corporate Trust Purchase Price or the Banking Purchase Price, as applicable, for Tax purposes unless they are required to treat such payments otherwise by applicable Tax laws.

          Section 14.10	 Limitations and Survival.  Notwithstanding
anything in this Agreement to the contrary, the indemnification provisions of Section 14.1 are not subject to the limitations of Section
17.5 hereof and shall survive the Closing until the expiration of the applicable statutes of limitation.

          Section 14.11.  Tax-Deferred Exchange.  JPM and BNY
acknowledge and agree that they desire and intend to treat all or part of each of the Corporate Trust Sale and the Banking Sale as a tax-deferred exchange under Section 1031 of the Code (such an exchange, a "1031 Exchange") for U.S. federal income Tax purposes, provided that beginning as promptly as reasonably practicable after the date hereof and within 60 days after the Closing Date, the parties shall attempt to agree in good faith on the extent to which such transactions will be treated as a 1031 Exchange. In the event that the parties are unable to reach such agreement within such period, each party shall be entitled to determine and report its own treatment of the Corporate Trust Sale and the Banking Sale for U.S. federal income Tax purposes. JPM and BNY shall attempt in good faith to agree on and jointly retain a third-party appraisal firm in connection with this Section 14.11 and shall equally share all fees and expenses charged with respect to any such jointly retained appraisal firm and, unless both parties agree otherwise in writing, shall file all Tax Returns in a manner consistent with the valuations contained in any such appraisal.

                              ARTICLE XV

                          CLOSING CONDITIONS

          Section 15.1	Conditions to Obligations of Each Party to Close.
The respective obligations of each party to effect the transactions contemplated by this Agreement are subject to the satisfaction or, where legally permitted, waiver by such party, prior to or at the Closing, of each of the following conditions:

          (a)	No statute, rule, regulation, executive order, decree,
ruling, permanent injunction or other permanent order shall have become effective (and final and nonappealable) permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated hereby.

          (b)	All Government Consents set forth on Schedule 15.1 (the
"Required Government Consents") shall have been obtained, and any applicable waiting periods relating thereto shall have expired or been terminated early.

          Section 15.2	Conditions to Obligation of BNY to Close.  BNY's
obligation to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver (in BNY's sole discretion), prior to or at the Closing, of each of the following conditions:

          (a)	Each of the representations and warranties of JPM
contained in Article II and Article VI shall be true and correct as of the Closing Date as though made on and as of the Closing Date, except (i) that those representations and warranties which address matters only as of a particular date shall be true and correct as of such particular date; and (ii) where the failure of such representations and warranties in the aggregate to be so true and correct has not had, and would not reasonably be expected to result in, a Corporate Trust Material Adverse Effect (disregarding for purposes of this clause (ii) any qualification in the text of the relevant representation or warranty as to materiality, Corporate Trust Material Adverse Effect or Knowledge).

          (b)	Each of the representations and warranties of JPM
contained in Article IX shall be true and correct as of the Closing Date as though made on and as of the Closing Date, except (i) that those representations and warranties which address matters only as of a particular date shall be true and correct as of such particular date; and
(ii) where the failure of such representations and warranties in the aggregate to be so true and correct has not had, and would not reasonably be expected to result in, a JPM Material Adverse Effect (disregarding for purposes of this clause (ii) any qualification in the text of the relevant representation or warranty as to materiality, JPM Material Adverse Effect or Knowledge).

          (c)	Each of the obligations of JPM to be performed on or
before the Closing Date pursuant to the terms of this Agreement shall have been duly and fully performed in all material respects on or before the Closing Date.

          (d)	BNY shall have received at the Closing a certificate
dated the Closing Date and validly executed on behalf of JPM by an appropriate officer certifying that the conditions specified in Sections 15.2(a), 15.2(b) and 15.2(c) have been satisfied.

          (e)	The Related Agreements shall have each been executed
and delivered to BNY by JPM and each of its Subsidiaries to the extent that JPM or such Subsidiary is a signatory thereto.

          Section 15.3	Conditions to Obligation of JPM To Close.  JPM's
obligation to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver (in JPM's sole discretion), prior to or at the Closing, of each of the following conditions:

          (a)	Each of the representations and warranties of BNY
contained in Article VII shall be true and correct as of the Closing Date as though made on and as of the Closing Date, except (i) that those representations and warranties which address matters only as of a particular date shall be true and correct as of such particular date; and
(ii) where the failure of such representations and warranties in the aggregate to be so true and correct has not had, and would not reasonably be expected to result in, a BNY Material Adverse Effect (disregarding for purposes of this clause (ii) any qualification in the text of the relevant representation or warranty as to materiality, BNY Material Adverse Effect or Knowledge).

          (b)	Each of the representations and warranties of BNY
contained in Article III and Article VIII shall be true and correct as of the Closing Date as though made on and as of the Closing Date, except (i) that those representations and warranties which address matters only as of a particular date shall be true and correct as of such particular date; and (ii) where the failure of such representations and warranties in the aggregate to be so true and correct has not had, and would not reasonably be expected to result in, a Banking Material Adverse Effect (disregarding for purposes of this clause (ii) any qualification in the text of the relevant representation or warranty as to materiality, Banking Material Adverse Effect or Knowledge).

          (c)	Each of the obligations of BNY to be performed on or
before the Closing Date pursuant to the terms of this Agreement shall have been duly and fully performed in all material respects on or before the Closing Date.

          (d)	JPM shall have received at the Closing a certificate
dated the Closing Date and validly executed on behalf of BNY by an appropriate officer certifying that the conditions specified in Sections 15.3(a), 15.3(b) and 15.3(c) have been satisfied.

          (e)	The Related Agreements have each been executed by and
delivered to JPM by BNY and each of its Subsidiaries to the extent that BNY or such Subsidiary is a signatory thereto.

          (f)	(i) The Non-Prosecution Agreement shall not have been
amended or modified (or proposed to be amended or modified) in any manner that causes, or would reasonably be expected to cause, the Non-Prosecution Agreement to apply to JPM or any of its Affiliates or, in each case following the Closing, the Purchased Banking Assets, the Assumed Banking Liabilities or the Banking Business; (ii) neither the Department of Justice nor any U.S. Attorney's Office shall have asserted that (or shall have commenced an inquiry or investigation to ascertain whether) the Non-Prosecution Agreement may apply, in whole or in part, to JPM or any of its Affiliates or, in each case following the Closing, the Purchased Banking Assets, the Assumed Banking Liabilities or the Banking Business; and (iii) neither BNY nor any of its Affiliates shall have taken any action, or omitted to take any action, inconsistent with their respective obligations under the Non-Prosecution Agreement that has caused or would reasonably be expected to cause JPM or any of its Affiliates to incur any liability under, or become subject to, the Non-Prosecution Agreement.

                              ARTICLE XVI

                              TERMINATION

          Section 16.1	Termination.  This Agreement may be terminated at
any time prior to the Closing Date:

          (a)	by mutual written consent of JPM and BNY;

          (b)	by JPM or BNY if (i) any Governmental Authority that
must grant a Required Government Consent has denied such Required Government Consent, and such denial has become final and nonappealable or
(ii) any Governmental Authority of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, unless, in either case, such denial of approval or issuance of such order arises out of, or results from, a material breach by the party seeking to terminate this Agreement of any representation, warranty, covenant or agreement of such party in this Agreement;

          (c)	by JPM or BNY, if the Closing shall not have occurred
on or before the date that is nine (9) months after the date of this Agreement; unless the failure of the Closing to occur by such date arises out of, or results from, a material breach by the party seeking to terminate this Agreement of any representation, warranty, covenant or agreement of such party in this Agreement; and

          (d)	(i)  by JPM, if BNY has breached any of its covenants
or agreements or any of its representations or warranties contained in this Agreement, which breach, individually or in the aggregate, would cause the conditions set forth in Section 15.3(a), 15.3(b) or 15.3(c) to not be satisfied, and such breach is not cured within forty-five (45) days following written notice to BNY or cannot, by its nature, be cured prior to the date that is nine (9) months after the date of this Agreement; provided that JPM is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement, or (ii) by BNY, if JPM has breached any of its covenants or agreements or any of its representations or warranties contained in this Agreement, which breach, individually or in the aggregate, would cause the conditions set forth in Section 15.2(a), 15.2(b) or 15.2(c) to not be satisfied, and such breach is not cured within forty-five (45) days following written notice to JPM or cannot, by its nature, be cured prior to the date that is nine (9) months after the date of this Agreement; provided that BNY is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement.

          Section 16.2	Effect of Termination.   In the event of
termination of this Agreement as provided in Section 16.1, this Agreement shall forthwith become void and have no effect, and none of BNY, JPM, any of their respective Affiliates or any of the officers, directors or stockholders of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except (i) the confidentiality provisions of Sections 10.1 and

Section 10.7 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither JPM nor BNY shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                              ARTICLE XVII

                            INDEMNIFICATION

          Section 17.1	Survival of Representations and Warranties.  The
representations and warranties set forth herein (other than the representations and warranties contained in Section 6.21 and Section 8.31, which shall survive until the expiration of the applicable statute of limitations, giving effect to any extensions thereof) shall survive the Closing until the two-year anniversary of the Closing Date; provided that the period covered by such representations and warranties shall not be deemed to include any period on or after the Closing Date. Those covenants that contemplate or may involve actions to be taken or obligations in effect after the Closing shall survive in accordance with their terms. Notwithstanding anything to the contrary herein, no Person shall have any right or obligation with respect to indemnification with respect to Taxes except to the extent expressly set forth in Article XIV, and no other provision in this Article XVII (including no provision in Sections 17.2, 17.3, 17.4, 17.5, 17.6 and 17.7) shall apply, or provide any rights or obligations, with respect to indemnification relating to Taxes (the provisions for which are set forth in and shall be governed exclusively by Article XIV). In the event of any conflict between any provision in Article XIV and any provision in Article XVII, the provision in Article XIV shall govern.

          Section 17.2	Indemnification of BNY Indemnified Parties.
Subject to Section 17.4 hereof, JPM hereby agrees, from and after the Closing, to indemnify, defend, save and hold harmless BNY and its Affiliates, each of their respective officers, directors, employees and agents, and each of the heirs, executors, successors and assigns of the foregoing (collectively, the "BNY Indemnified Parties"), from and against any and all Damages, including reasonable out-of-pocket attorneys' and other professional fees (including such fees and expenses related to the enforcement of this Agreement), to the extent resulting from, arising out of or related to:

          (a)	any breach by JPM of any representation or warranty
under Article VI (disregarding any qualification in the text of the relevant representation or warranty as to materiality, Corporate Trust Material Adverse Effect or Knowledge, other than any such qualification set forth in Section 6.5 (Litigation and Related Matters), 6.7(b) (Absence of Undisclosed Liabilities; No Material Adverse Change) or 6.14 (Corporate Trust Financial Information));

          (b)	any breach by JPM of any representation or warranty
under Article IX (disregarding any qualification in the text of the relevant representation or warranty as to materiality, JPM Material Adverse Effect or Knowledge);

          (c)	any breach by JPM of any covenant or agreement under
this Agreement or the Related Agreements, or any non-fulfillment by JPM of any obligation under this Agreement or Related Agreements;

          (d)	the Excluded Corporate Trust Liabilities (including,
for the avoidance of doubt, with respect to the Transferred Entities, any liability of the Transferred Entity that would have been an Excluded Corporate Trust Liability pursuant to Section 2.2(b) if the assets of the Transferred Entity had been purchased, and their liabilities assumed, by BNY under this Agreement);

          (e)	all out-of-pocket expenses, including reasonable fees
and expenses of counsel, that are incurred by BNY or any of its Subsidiaries in connection with the default, bankruptcy or insolvency of any counterparty to a Corporate Trust Agreement if any such condition exists at or prior to the Closing Date; and

          (f)	except to the extent that BNY is obligated to indemnify
the JPM Indemnified Parties as set forth in Section 17.3(c), the Assumed Banking Liabilities and the conduct of the Banking Business after the Closing.

          Section 17.3	Indemnification of JPM Indemnified Parties.
Subject to Section 17.4 hereof, BNY hereby agrees, from and after the Closing, to indemnify, defend, save and hold harmless JPM, its Affiliates, each of their respective officers, directors, employees and agents, and each of the heirs, executors, successors and assigns of the foregoing (collectively, the "JPM Indemnified Parties" and together with the BNY Indemnified Parties, the "Indemnified Parties"), from and against any and all Damages, including reasonable out-of-pocket attorneys' and other professional fees (including such fees and expenses related to the enforcement of this Agreement), to the extent resulting from, arising out of or related to:

          (a)	any breach by BNY of any representation or warranty
under Article VII (disregarding any qualification in the text of the relevant representation or warranty as to materiality, BNY Material Adverse Effect or Knowledge);

          (b)	any breach by BNY of any representation or warranty
under Article VIII (disregarding any qualification in the text of the relevant representation or warranty as to materiality, Banking Material Adverse Effect or Knowledge, other than any such qualification set forth in Section 8.5 (Litigation and Related Matters), 8.7(b) (Absence of Undisclosed Liabilities; No Material Adverse Change) or 8.24(a) (Banking Financial Information));

          (c)	any breach by BNY of any covenant or agreement under
this Agreement or the Related Agreements, or any non-fulfillment by BNY of any obligation under this Agreement or Related Agreements;

          (d)	the Excluded Banking Liabilities; and

          (e)	except to the extent that JPM is obligated to indemnify
the BNY Indemnified Parties as set forth in Section 17.2(c), the Assumed Corporate Trust Liabilities and the conduct of the Corporate Trust Business after the Closing.

          Section 17.4	Claims.  (a)  Third-Party Claims.  If a claim
shall be made or action brought by a third party with respect to a matter referred to in this Article XVII against an Indemnified Party, such Indemnified Party shall, in the case of a BNY Indemnified Party, promptly notify JPM and in the case of a JPM Indemnified Party, promptly notify BNY (as the case may be, the "Indemnifying Party"), in writing, setting forth the particulars of such claim or action, and the Indemnifying Party shall assume the defense thereof. No such claim or action shall be settled by the Indemnifying Party without the Indemnified Party's prior written consent; provided, however, that no such prior written consent of the Indemnified Party shall be required to any proposed settlement if such proposed settlement involves only the payment of money by the Indemnifying Party and includes as an unconditional term thereof the granting by the person asserting such claim or bringing such action of an unconditional release from liability to all Indemnified Parties with respect to such claim. If (i) the Indemnifying Party shall not have employed counsel within a reasonable time after such notice of commencement of any such action, or (ii) the Indemnified Party shall have reasonably concluded (on the advice of counsel) that there are likely to be material defenses available to it that are different from, additional to or in conflict with those available to the Indemnifying Party, then the Indemnified Party shall have the right to employ one separate firm of counsel and the legal and other expenses incurred by the Indemnified Party, including the reasonable fees and expenses of such separate counsel, shall be borne by the Indemnifying Party.

          (b)	Direct Claims.  Each party hereto also agrees that any
direct claim which such party may bring against any other party hereto under the provisions of this Agreement shall be governed exclusively by the provisions of this Article XVII, except as to any claim related to Taxes, which shall be governed by Article XIV.

          Section 17.5	Limitations on Indemnity.  (a)  Limitations
Relating to Corporate Trust Representations and Warranties.
Notwithstanding anything contained in this Agreement to the contrary:

          (1) 	(i) JPM shall not be liable for any amounts for which
     BNY Indemnified Parties are otherwise entitled to indemnification pursuant to Section 17.2(a) for any individual Damages claim less than $25,000 (each, a "Corporate Trust de minimis loss") or until the amount for which BNY Indemnified Parties are (but for this Section 17.5(a)(1)) entitled to indemnification under all such claims for indemnification under Section 17.2(a) in the aggregate (excluding any individual claim less than the Corporate Trust de minimis loss) exceeds on a cumulative basis $15,000,000 (the "Corporate Trust Threshold"), and then only to the extent of such excess; and (ii) JPM shall not be required to make indemnification payments pursuant to Section 17.2(a) to the extent indemnification payments hereunder would exceed in the aggregate $200,000,000 (the

     "Maximum Indemnification Amount"); provided, however, that (A) the limitation on indemnification provided for in this Section 17.5(a)(1) shall not apply to any claim for indemnification under
     Section 17.2(a) as a result of a breach of Section 6.6 (Brokers) and (B) to the extent that a Damage is indemnifiable under Section 17.2(b), 17.2(c), 17.2(d) or 17.2(e), the amount of such Damages shall not be subject to (or counted with respect to) the Corporate Trust Threshold or the Maximum Indemnification Amount.

          (2)	(i) BNY shall not be liable for any amounts for which
     JPM Indemnified Parties are otherwise entitled to indemnification pursuant to Section 17.3(a) for any individual Damages claim less than the Corporate Trust de minimis loss or the amount for which JPM Indemnified Parties are (but for this Section 17.5(a)(2)) entitled to indemnification under all such claims for indemnification under Section 17.3(a) in the aggregate (excluding any individual claim less than the Corporate Trust de minimis loss) exceeds on a cumulative basis the Corporate Trust Threshold, and then only to the extent of such excess, and (ii) BNY shall not be required to make indemnification payments pursuant to
     Section 17.3(a) to the extent indemnification payments hereunder would exceed in the aggregate the Maximum Indemnification Amount; provided, however, that (A) the limitation on indemnification provided for in this Section 17.5(a)(2) shall not apply to any claim for indemnification under Section 17.3(a) as a result of a breach of Section 7.6 (Brokers) and (B) to the extent that a Damage is indemnifiable under Section 17.3(b), 17.3(c), 17.3(d) or 17.3(e), the amount of such Damages shall not be subject to (or counted with respect to) the Corporate Trust Threshold or the Maximum Indemnification Amount.

          (b) Limitations Relating to Banking Representations and Warranties. Notwithstanding anything contained in this Agreement to the contrary:

          (1) 	(i) BNY shall not be liable for any amounts for which
     JPM Indemnified Parties are otherwise entitled to indemnification pursuant to Section 17.3(b) for any individual Damages claim less than $25,000 (each a "Banking de minimis loss") or until the amount for which JPM Indemnified Parties are (but for this Section 17.5(b)(1)) entitled to indemnification under all such claims for indemnification under Section 17.3(b) in the aggregate (excluding any individual claim less than the Banking de minimis loss) exceeds on a cumulative basis $15,000,000 (the "Banking Threshold"), and then only to the extent of such excess; and (ii) BNY shall not be required to make indemnification payments pursuant to
     Section 17.3(b) to the extent indemnification payments hereunder would exceed in the aggregate the Maximum Indemnification Amount; provided, however, that (A) the limitation on indemnification provided for in this Section 17.5(b)(1) shall not apply to any claim for indemnification under Section 17.3(b) as a result of a breach of Section 9.8 (Brokers) and (B) to the extent that a Damage is indemnifiable under Section 17.3(a), 17.3(c), 17.3(d) or

     17.2(e), the amount of such Damages shall not be subject to (or counted with respect to) the Banking Threshold or the Maximum Indemnification Amount.

          (2)	(i) JPM shall not be liable for any amounts for which
     BNY Indemnified Parties are otherwise entitled to indemnification pursuant to Section 17.2(b) for any individual Damages claim less than the Banking de minimis loss or the amount for which BNY Indemnified Parties are (but for this Section 17.5(b)(2)) entitled to indemnification under all such claims for indemnification under
     Section 17.2(b) in the aggregate (excluding any individual claim less than the Banking de minimis loss) exceeds on a cumulative basis the Banking Threshold, and then only to the extent of such excess, and (ii) JPM shall not be required to make indemnification payments pursuant to Section 17.2(b) to the extent indemnification payments hereunder would exceed in the aggregate the Maximum Indemnification Amount; provided, however, that (A) the limitation on indemnification provided for in this Section 17.5(b)(2) shall not apply to any claim for indemnification under Section 17.2(b) as a result of a breach of Section 8.18 (Brokers); and (B) to the extent that a Damage is indemnifiable under Section 17.2(a), 17.2(c), 17.2(d) or 17.2(e), the amount of such Damages shall not be subject to (or counted with respect to) the Banking Threshold or the Maximum Indemnification Amount.

          (c)	Actual Damages; Waiver of Certain Damages.  In
determining the amount to which any Indemnified Party is entitled to assert a claim for indemnification pursuant to this Article XVII, only actual Damages, net of all tax benefits and all insurance payments (net of any applicable deductible), and no consequential, incidental, special, exemplary or punitive or other special or indirect damages or losses by such Indemnified Party shall be indemnifiable except as provided in the definition of Damages. The parties hereto waive any claim to consequential, incidental, indirect, special, exemplary or punitive damages relating to direct claims against each other.

          (d)	Survival of Indemnity.  The obligation of JPM and BNY
to indemnify under this Article XVII as to claims covered by Sections 17.2(a), 17.2(b), 17.3(a) and 17.3(b), as applicable, shall expire on the second anniversary of the Closing Date, and shall not apply to any claims made after such date, except that the obligation of JPM and BNY to indemnify with respect to bona fide claims for indemnity made in writing by BNY Indemnified Parties and JPM Indemnified Parties, as applicable, within such two-year period shall continue until final resolution of such claims. The obligation of JPM to indemnify Damages covered by Sections 17.2(c), 17.2(d) and 17.2(e) shall be perpetual, and the obligation of BNY to indemnify Damages covered by Sections 17.3(c), 17.3(d) and 17.3(e) shall be perpetual.

          (e)	No Indemnity for Damages Intentionally Caused by
Indemnified Party. Notwithstanding any other provision herein, in no event shall any Indemnifying Party be obligated under this Article XVII to indemnify any Person otherwise entitled to indemnity hereunder in respect of any Damages that result from the willful misconduct, bad faith, gross negligence or intentional acts or omissions of such a Person.

          Section 17.6	Mitigation.  (a)  If a JPM Indemnified Party shall
suffer or incur Damages to which it is entitled to be indemnified or recover a loss against a customer or a third party, in whole or in part, under a Purchased Banking Asset that was transferred to JPM or any of its Subsidiaries or under any insurance policy or bond, such JPM Indemnified Party shall use reasonable best efforts to obtain such indemnification or recovery as promptly as practicable. To the extent that such JPM Indemnified Party shall have recovered any amount under such indemnification, the Damages suffered or incurred by such JPM Indemnified Party shall be reduced by an amount equal to such recovery, and, to the extent that such recovery occurs after an Indemnifying Party shall have indemnified the JPM Indemnified Party in respect of such Damages, then the JPM Indemnified Party shall remit such recovery to the Indemnifying Party.

          (b)	If a BNY Indemnified Party shall suffer or incur
Damages to which it is entitled to be indemnified or recover a loss against a customer or a third party, in whole or in part, under a Purchased Corporate Trust Asset that was transferred to BNY or any of its Subsidiaries or under any insurance policy or bond, such BNY Indemnified Party shall use reasonable best efforts to obtain such indemnification or recovery as promptly as practicable. To the extent that such BNY Indemnified Party shall have recovered any amount under such indemnification, the Damages suffered or incurred by such BNY Indemnified Party shall be reduced by an amount equal to such recovery, and, to the extent that such recovery occurs after an Indemnifying Party shall have indemnified the BNY Indemnified Party in respect of such Damages, then the BNY Indemnified Party shall remit such recovery to the Indemnifying Party.

          Section 17.7	Remedies Exclusive.  Except as otherwise
specifically provided herein or in the case of fraud or willful misconduct, the remedies provided in this Article XVII shall be the exclusive remedies of the parties hereto from and after the Closing in connection with any breach of a representation or warranty, or non-performance, partial or total, of any covenant or agreement contained herein except as to Taxes, as to which the provisions of Article XIV shall control.

                             ARTICLE XVIII

                             MISCELLANEOUS

          Section 18.1	Entire Agreement; Amendment.  All Exhibits
(attached hereto and as executed) and Schedules hereto (including Schedule A) shall be deemed to be incorporated into and made part of this Agreement. This Agreement, together with the Exhibits (attached hereto and as executed) and Schedules hereto, and the Confidentiality Agreement, contain the entire agreement and understanding among the parties with respect to the subject matter hereof (and supersede any prior agreements, arrangements or understandings among the parties with respect to the subject matter hereof) and there are no agreements, representations, or warranties which are not set forth herein. This Agreement may not be amended or revised except by a writing signed by BNY and JPM.

          Section 18.2	Binding Effect; Assignment; No Third-Party
Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as expressly provided herein, this Agreement and all rights hereunder may not be assigned by any party hereto except by prior written consent of the other party hereto; provided that each of JPM and BNY may assign its right to acquire any asset and/or the obligation to pay all or part of the consideration and to assume any liability to any wholly owned Subsidiary without the prior written consent of the other party hereto, and BNY may assign its right to acquire the equity interests in, and the Purchased Corporate Trust Assets related to, J.P. Morgan Trust Australia Limited and J.P. Morgan Institutional Services Australia Limited to BNY Trust (Australia) Pty Limited without the prior written consent of JPM; provided, further, that, in each case, no such assignment by JPM or BNY shall relieve JPM or BNY, as the case may be, of any of its obligations hereunder. The parties intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than parties hereto.

          Section 18.3	Counterparts.  This Agreement may be executed in
any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

          Section 18.4	Notices.  All notices, request, demands and other
communications required hereunder shall be in writing and shall be deemed to have been duly given or made if delivered personally, sent by telefacsimile transmission or telex confirmed in writing within two (2) Business Days, or sent by registered or certified mail, postage prepaid, as follows:

          If to JPM:

          JPMorgan Chase & Co.
          270 Park Avenue
          New York, New York 10017
          Attn: General Counsel
          Tel:   (212) 270-6000
          Fax:  (212) 270-4288
          with a copy to:

          Wachtell, Lipton, Rosen & Katz
          51 West 52 Street
          New York, NY  10019
          Attn:	Lawrence S. Makow, Esq.
          Tel:	(212) 403-1000
          Fax:	(212) 403-2000

          If to BNY:

          The Bank of New York Company, Inc.
          One Wall Street
          New York, New York 10286
          Attn: General Counsel
          Tel:   (212) 635-8460
          Fax:  (212) 635-1070

          and with a copy to:

          Sullivan & Cromwell LLP
          125 Broad Street
          New York, NY  10004
          Attn: Mitchell S. Eitel, Esq.
          Tel:   (212) 558-4000
          Fax:  (212) 558-3586

          Any party may change the address or fax number to which such communications are to be sent to it by giving written notice of change of address to the other party in the manner provided above for giving notice.

          Section 18.5	Provisions Separable.  The provisions of this
Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

          Section 18.6	Expenses.  Except as otherwise expressly set
forth herein, all fees and expenses payable in connection with the consummation of the transactions contemplated by this Agreement shall be the sole liability of the party incurring such expense.

          Section 18.7	Deadlines.  If the last day of the time period
for the giving of any notice or the taking of any action required under this Agreement falls on a Saturday, Sunday or legal holiday or a date on which banks in the State of New York are authorized by law to close, the time period for giving such notice or taking such action shall be extended through the next Business Day following the original expiration date of such.

          Section 18.8	Scope of Agreements.  Neither this Agreement nor
any of the Related Agreements shall create any partnership, joint venture or other similar arrangement between BNY or any of its Affiliates, on the one hand, and JPM or any of its Affiliates, on the other hand.

          Section 18.9	Delays or Omissions.  Any waiver, permit, consent
or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provision or condition of this Agreement shall be effective only to the extent specifically set forth in writing. Notwithstanding any provision set forth herein, no party hereto shall be required to take any action or refrain from taking any action that would cause it to violate any Applicable Law, statute, legal restriction, regulation, rule or order or any Governmental Authority.

          Section 18.10	Waiver of Jury Trial.  EACH PARTY HERETO HEREBY
WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH, OR THE ADMINISTRATION THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED INSTRUMENTS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

          Section 18.11	Governing Law.  The execution, interpretation,
and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to any conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any other jurisdiction other than the State of New York.


                 [Remainder of page left intentionally blank]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Purchase and Assumption Agreement to be duly executed as an instrument under seal by its officer thereunto duly authorized as of the date first above written.


                                          THE BANK OF NEW YORK COMPANY, INC.


                                          By: /s/ Bruce W. Van Saun
	                                     -----------------------------
                                             Name:  Bruce W. Van Saun
                                             Title: Vice Chairman



                                          JPMORGAN CHASE & CO.


                                          By: /s/ Charles W. Scharf
                                             -----------------------------
                                             Name:  Charles W. Scharf
                                             Title: Chief Executive Officer of
                                                    Retail Financial Services